Exhibit 99.1

EXECUTION COUNTERPART

CREDIT AGREEMENT

dated as of

July 15, 2002

between

SINCLAIR BROADCAST GROUP, INC.

The SUBSIDIARY GUARANTORS Party Hereto

The LENDERS Party Hereto

JPMORGAN CHASE BANK,

as Administrative Agent

J.P. MORGAN SECURITIES INC.,

as Sole Advisor, Sole Lead Arranger and Sole Bookrunner

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Syndication Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS and BNP PARIBAS,

as Co-Documentation Agents

$600,000,000

i

-ii-

-iii-

-iv-

CREDIT AGREEMENT dated as of July 15, 2002 between SINCLAIR BROADCAST GROUP, INC., the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisitions” means the Approved Acquisitions and the Other Acquisitions.

“Additional Senior Subordinated Notes” has the meaning assigned to such term in Section 7.01(c).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and the Borrower and its Subsidiaries shall not be deemed to be Affiliates of each other.

“Aggregate Consideration” means, in connection with any Acquisition, the aggregate consideration, in whatever form (including cash payments, the principal amount of promissory notes and Indebtedness assumed, the aggregate amounts payable to acquire, extend

Credit Agreement

and exercise any option, the aggregate amount payable under non-competition agreements and management agreements, and the fair market value of other property delivered) paid, delivered or assumed by the Borrower and its Subsidiaries for such Acquisition.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Ancillary Documents” means the Asset Use and Operating Agreements, the Program Services Agreements, the Outsourcing Agreements, the Subordinated Debt Documents, the Senior Note Documents and the Material Acquisition Documents.

“Applicable Percentage” means (a) with respect to any Revolving Lender for purposes of Section 2.04 or in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Issuing Lender under this Agreement, the percentage of the total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment, and (b) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of each of the Classes hereunder represented by the aggregate amount of such Lender’s Commitments or Loans of each of the Classes hereunder.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, (i) with respect to any ABR Term Loan, 1.25%, (ii) with respect to any Eurodollar Term Loan, 2.25%, and (iii) with respect to any ABR Revolving Loan or Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, respectively, based upon the Total Indebtedness Ratio as of the most recent determination date; provided that notwithstanding anything herein to the contrary, (I) effective for the period from the Effective Date until the third Business Day after delivery of the Borrower’s unaudited consolidated financial statements to be made pursuant to Section 6.01(a) (and the related Financial Officer’s certificate) for the fiscal year ending December 31, 2002, the “Applicable Rate” with respect to Revolving Loans for purposes of determining (x) the ABR Spread, shall be 1.00% per annum and (y) the Eurodollar Spread, shall be 2.00% per annum and (II) during any period that a Post-Default Condition shall have occurred and be continuing, the Applicable Rate with respect to any ABR Revolving Loan or Eurodollar Revolving Loan, as the case may be, shall be the highest rate set forth below under the caption “ABR Spread” or “Eurodollar Spread”, respectively:

Total Indebtedness Ratio:	ABR Spread (%)	Eurodollar Spread (%)	Commitment Fee Rate (%)
Greater than or equal to 6.50 to 1	1.25	2.25	0.50
Less than 6.50 to 1 and greater than or equal to 6.00 to 1	1.00	2.00	0.50
Less than 6.00 to 1 and greater than or equal to 5.50 to 1	0.75	1.75	0.50
Less than 5.50 to 1 and greater than or equal to 5.00 to 1	0.50	1.50	0.375
Less than 5.00 to 1	0.25	1.25	0.375

For purposes of the foregoing (but subject to the proviso above), (i) the Total Indebtedness Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Section 6.01(a) or (b) (and as set forth in the related certificate of a Financial Officer delivered pursuant to Section 6.01(c)) and (ii) each change in the Applicable Rate resulting from a change in the Total Indebtedness Ratio shall be effective on the date three Business Days after the receipt by the Administrative Agent of such certificate and shall remain effective until the effective date of the next such change; provided that, notwithstanding the foregoing, the Applicable Rate shall not as a consequence of this proviso be reduced for any period during which an Event of Default shall have occurred and be continuing.  Notwithstanding the foregoing, the Applicable Rate with respect to any Incremental Loan and any Incremental Loan Commitment means the rate per annum for such Incremental Loan and Incremental Loan Commitment agreed to by the Borrower and the respective Incremental Lender in the related Incremental Loan Amendment.

“Approved Acquisitions” means the acquisitions identified in Schedule 7.04.

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Asset Use and Operating Agreements” means (a) the agreements listed in Schedule 4.20 and (b) with respect to each Owned Station hereafter acquired by the Borrower, an Asset Use and Operating Agreement substantially in the form of Exhibit C entered into after the date hereof, as contemplated by Section 7.14, between the Subsidiary of the Borrower that operates such Owned Station and a License Subsidiary with respect to such Owned Station.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by

Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

“Average Life to Maturity” means, as at any day with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such day to the date or dates of each successive principal or redemption payment of such Indebtedness multiplied by (ii) the amount of each such principal or redemption payment by (b) the sum of all such principal or redemption payments.  The Average Life to Maturity of commitment reductions shall be determined in like manner as if the relevant commitments were at all times fully drawn.

“BCF Percentage” means, at any date, the ratio, expressed as a percentage, obtained by dividing (a) the portion of Broadcast Cash Flow attributable to Contract Stations for the twelve month period ending on, or most recently ended prior to such date by (b) Broadcast Cash Flow for such period.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Sinclair Broadcast Group, Inc., a Maryland corporation.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Broadcast Cash Flow” means, for any period, the sum of EBITDA plus Corporate Expense for such period; provided that for the purposes of the definition of “Unrestricted Subsidiary” Broadcast Cash Flow shall refer to EBITDA and Corporate Expense as if each reference therein to Borrower and its Subsidiaries included Unrestricted Subsidiaries.

“Broadcast Licenses” means (a) the licenses, permits, authorizations or certificates to construct, own, operate or promote the Stations granted by the FCC, and all extensions, additions and renewals thereto or thereof, and (b) the licenses, permits, authorizations or certificates which are necessary or desirable to construct, own, operate or promote the Stations granted by administrative law courts or any state, county, city, town, village or other local government authority, and all extensions, additions and renewals thereto or thereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP, but excluding any such expenditures made as part of any Acquisition.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or the Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Incremental Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Term Loan Commitment, Incremental Revolving Commitment or an Incremental Term Loan Commitment.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Account” has the meaning assigned to such term in Section 4.01 of the Security Agreement.

“Commitment” means a Revolving Commitment, a Term Loan Commitment, an Incremental Revolving Commitment or an Incremental Term Loan Commitment, or any combination thereof (as the context requires).

“Confidential Information Memorandum” means the Confidential Information Memorandum dated June 2002 with respect to the syndication of the credit facilities provided herein.

“Consent and Agreement” means a Consent and Agreement substantially in the form of Exhibit E.

“Contract Station” means (a) each television or radio station identified as such in Schedule 1.03, (b) each television or radio station that is the subject of an acquisition referred to in clause (b) of the definition of “Other Acquisition” in this Section consummated by the Borrower or any of its Subsidiaries on or after the date hereof and (c) any television or radio station with which the Borrower has entered into a Program Services Agreement or an Outsourcing Agreement on or after the date hereof, in each case until such time, if any, as such television or radio station becomes an Owned Station.

“Contractual Obligations” of any Person means any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Senior Subordinated Notes” has the meaning assigned to such term in Section 7.01(d).

“Corporate Expense” means, for any period, all general and administrative expenses of the Borrower for such period.  In the event that any general or administrative expense of the type heretofore borne by the Borrower is hereafter borne by any Subsidiary of the Borrower, such general or administrative expense borne by such Subsidiary shall be deemed to be “Corporate Expense” for the purposes hereof.

“Cunningham” means Cunningham Broadcasting Corporation (formerly known as Glencairn, Ltd.), a Maryland corporation.

“Cunningham Options” means options for the purchase of all of the issued and outstanding voting and non-voting stock of Cunningham.

“Debt Service” means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:  (a) all scheduled payments of principal of Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations, but excluding any optional or mandatory prepayments) scheduled to be made during such period plus (b) all Interest Expense for such period plus (c) fees and other expenses payable in connection with this

Agreement for such period (excluding such fees and expenses constituting transaction costs payable on the Effective Date, but including agency fees).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Designated HYTOPs Subsidiary” means (i) KDSM, but only for so long as KDSM owns no property other than the common equity ownership interests in Sinclair Capital, the Existing Preferred Stock, the capital stock of KDSM Licensee, property directly related to the operation of KDSM-TV, Indebtedness of the Borrower permitted by Section 7.01(g) and the profits and proceeds generated by the aforementioned property or (ii) New HYTOPs Sub, but only for so long as New HYTOPs Sub owns no property other than the common equity ownership interests in the New HYTOPs Trust, the New HYTOPs Preferred Stock, the capital stock of New HYTOPs Sub Licensee, property directly related to the operation of a Station, Indebtedness of the Borrower permitted by Section 7.01(g) and the profits and proceeds generated by the aforementioned property.

“Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person other than any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.

“dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following for such period (subject to Section 1.05(d)):  (a) net income for such period; plus (b) the sum of (i) provision for taxes to the extent deducted in determining net income for such period, (ii) depreciation and amortization (including film amortization) to the extent deducted in determining net income for such period, (iii) Interest Expense for such period to the extent deducted in determining net income for such period, (iv) Permitted Termination Payments to the extent deducted in determining net income for such period or included in determining Corporate Expense pursuant to clause (c)(ii) below for such period, (v) Restricted Payments made by the Borrower and its Subsidiaries as permitted by Section 7.08 to the extent deducted in determining net income for such period or included in determining Corporate Expense pursuant to clause (c)(ii) below for such period, (vi) extraordinary losses (including non-cash losses on sales of property outside the ordinary course of business of the Borrower and its Subsidiaries) to the extent deducted in determining net income for such period and (vii) all other non-cash charges (including non-cash losses on derivative transactions) to the extent deducted in determining net income for such period; minus (c) the sum of (i) non-cash revenues to the extent included in net income for such period, (ii) Corporate Expense to the extent not deducted in determining net income for such period, (iii) interest and other income to the extent included in net income for such period, (iv) extraordinary gains (including non-cash gains on sales of assets outside the ordinary course of business) to the extent included in net income, (v) non-cash gains on derivative transactions and (vi) Film Cash Payments made or scheduled to be made during such period.

“EBITDA Percentage” means, as of the date of the consummation of any sale, disposition or exchange of assets (or capital stock (or other equity ownership interest)) contemplated by clause (d), (e) or (f) of Section 7.05, the ratio, expressed as a percentage, obtained by dividing (a) the portion of EBITDA attributable to such assets (but excluding the EBITDA attributable to the assets of WTTV-TV and WTTK-TV) for the twelve month period ending on, or most recently ended prior to, such date by (b) EBITDA for such period.

“Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Issuance” means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options relating to capital stock of the Borrower issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower, (y) any capital contribution by the Borrower or any Wholly Owned Subsidiary of the Borrower to any Subsidiary of the Borrower or (z) any split-up, revision, reclassification or other like change of any outstanding capital stock.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (including Unrestricted Subsidiaries and whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VIII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this

Agreement or is attributable to such Foreign Lender’s failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

“Existing Credit Agreement” means the Credit Agreement dated as of May 28, 1998, among the Borrower, the Subsidiaries of the Borrower party thereto, the lenders party thereto and JPMCB (formerly known as The Chase Manhattan Bank), as administrative agent for said lenders, as amended by Amendment No. 1 dated as of December 21, 1999 and Amendment No. 2 dated as of July 21, 2000, and as amended and restated pursuant to an Amendment and Restatement dated as of May 9, 2001, as amended by Amendment No. 1 dated as of October 30, 2001.

“Existing HYTOPs” means the $200,000,000 (in liquidation amount) 11-5/8% High Yield Trust Offered Preferred Securities issued by Sinclair Capital on March 14, 1997.

“Existing HYTOPs Transaction” means the transactions relating to the issuance of  the Existing HYTOPs.

“Existing Preferred Stock” means Preferred Stock of the Borrower outstanding on the date hereof and described in Schedule 4.14.

“Existing Senior Subordinated Indebtedness” means the Indebtedness evidenced or provided by the Existing Senior Subordinated Note Indentures (including the senior subordinated notes issued by the Borrower from time to time thereunder and the Guarantees of such Indebtedness provided by any Subsidiary Guarantor thereunder).

“Existing Senior Subordinated Note Indentures” means the indentures in effect on the Effective Date and described in Schedule 1.01(b).

“FCC” means the Federal Communications Commission or any governmental authority substituted therefor.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Film Cash Payments” means, for any period, the sum (determined on a consolidated basis and without duplication) of all payments by the Borrower and its Subsidiaries made or scheduled to be made during such period in respect of Film Obligations; provided that amounts applied to the prepayment of Film Obligations owing under any contract evidencing a

Film Obligation under which the amount owed by the Borrower or any of its Subsidiaries exceeds the remaining value of such contract to the Borrower or such Subsidiary, as reasonably determined by the Borrower shall not be deemed to be Film Cash Payments.  For the purposes of Section 7.11(e) only, (a) if the payment schedule for a Film Obligation is modified at no cost (including, but not limited to, interest costs) to the Borrower or any of its Subsidiaries, then the payments with respect to such Film Obligation shall be deemed to be scheduled to be made pursuant to such modified schedule and (b) any down payment on a Film Obligation shall be equally allocated over the term of the payment period for such Film Obligation in an amount per month during such payment period equal to the amount of such down payment divided by the number of months during such payment period.

“Film Obligations” means obligations in respect of the purchase, use, license or acquisition of programs, programming materials, films, and similar assets used in connection with the business and operations of the Borrower and its Subsidiaries.

“Final FCC Order” means an order of the FCC that is no longer subject to reconsideration or review by the FCC or by any court or administrative body.

“Financial Officer” means the chief financial officer or treasurer of the Borrower.

“Fixed Charges Ratio” means, as at any date, the ratio of (a) EBITDA for the period of twelve consecutive full calendar months ending on or most recently ended prior to such date to (b) the sum for such period of (i) Debt Service plus (ii) Capital Expenditures (but excluding Capital Expenditures relating to the implementation of digital television) except to the extent financed through Capital Lease Obligations permitted under clause (b), (j) or (m) of Section 7.01 plus (iii) the aggregate amount of Federal and state income taxes paid by the Borrower and its Subsidiaries (excluding any such taxes resulting from gains on the sale of any property), net of refunds, during such period plus (iv) Restricted Payments made as permitted by Section 7.08(a) or 7.08(g) during such period.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) any Program Services Agreement or any obligations thereunder.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B by an entity that, pursuant to Section 6.09(a) is required to become a “Subsidiary Guarantor” hereunder in favor of the Administrative Agent.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (e) otherwise to assure a creditor against loss.

“Guaranteed Obligations” has the meaning assigned to such term in Section 3.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any swap agreement, cap agreement, collar agreement, put or call, futures contract, forward contract or similar agreement or arrangement entered into to protect against or mitigate the effect of fluctuations in the price of the Borrower’s publicly issued common stock or in interest rates, foreign exchange rates or prices of commodities used in the business of the Borrower and its Subsidiaries and any master agreement relating to any of the foregoing.

“Holding Company” has the meaning assigned to such term in Section 7.19(a).

“Holding Company Debt Incurrence” means the incurrence of any Indebtedness by the Holding Company after the Holding Company Effective Date.

“Holding Company Effective Date” has the meaning assigned to such term in Section 7.19(a).

“Holding Company Equity Issuance” means (a) any issuance or sale after the Holding Company Effective Date by the Holding Company of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options relating to capital stock of the Holding Company issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Holding Company issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in Holding Company or (b) the receipt after the Holding Company Effective Date by the Holding Company of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that the Holding Company Issuance shall not include any split-up, revision, reclassification or other like change of any outstanding capital stock of the Holding Company.

“Holding Company Loan Documents” means the instruments and other agreements delivered by the Holding Company pursuant to Section 7.19(a).

“HYTOP Guaranties” means (a) the Parent Guarantee Agreement dated as of March 12, 1997 between the Borrower and First Union National Bank of Maryland, (b) that certain Parent Debenture Guarantee provided by the Borrower in connection with the Existing HYTOPs Transaction and (c) Guarantees issued by the Borrower in connection with the New HYTOPs Transaction that are similar in all material respects, mutatis mutandis, to, and are in all material respects on terms and conditions no less favorable to the Lenders and the Administrative Agent than, the Guarantees referred to in the foregoing clauses (a) and (b), respectively.

“Immaterial Broadcast Licenses” means (i) Broadcast Licenses (other than main transmitter licenses, auxiliary transmitter licenses (to the extent in existence on the date hereof) and studio transmitter links (to the extent necessary for the continued operation of the Stations), in each case granted by the FCC, and extensions and renewals thereto or thereof) the absence of which individually or together could not have a Material Adverse Effect and (ii) either a paired digital channel or a paired analog channel (but not both) which is returned to the FCC pursuant to the FCC’s plan for transition to digital television broadcasting.

“Incremental Lender” means a Lender with an Incremental Loan Commitment or an outstanding Incremental Loan.

“Incremental Loan” means an Incremental Revolving Loan or an Incremental Term Loan.

“Incremental Loan Amendment” means any amendment to this Agreement pursuant to which Incremental Loan Commitments of any Series are established pursuant to Section 2.01(c).

“Incremental Loan Commitment” means an Incremental Revolving Commitment or an Incremental Term Loan Commitment.  The aggregate amount of the Incremental Loan Commitments on the Effective Date is zero and at any time thereafter shall not exceed $300,000,000.

“Incremental Revolving Commitment” means, with respect to each Incremental Lender of any Series, the commitment, if any, of such Lender to make Incremental Revolving Loans of such Series hereunder.  The initial amount of each Lender’s Incremental Revolving Commitment of any Series will be specified in the Incremental Loan Amendment for such Series, or will be set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Incremental Revolving Commitment of such Series.

“Incremental Revolving Loan” has the meaning assigned to such term in Section 2.01(c).

“Incremental Revolving Maturity Date” means, with respect to the Incremental Revolving Loans of any Series, the maturity date for such Incremental Revolving Loans of such Series as specified in the Incremental Loan Amendment for such Series.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.01(c).

“Incremental Term Loan Commitment” means, with respect to each Incremental Lender of any Series, the commitment, if any, of such Lender to make Incremental Term Loans of such Series hereunder.  The initial amount of each Lender’s Incremental Term Loan Commitment of any Series will be specified in the Incremental Loan Amendment for such Series, or will be set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Incremental Term Loan Commitment of such Series.

“Incremental Term Loan Maturity Date” means, with respect to the Incremental Term Loans of any Series, the maturity date for such Incremental Term Loans of such Series as specified in the Incremental Loan Amendment for such Series.

“Incremental Term Loan Principal Payment Date” means, for each Series of Incremental Term Loans, the date or dates for repayment of such Incremental Term Loans as specified in the Incremental Loan Amendment for such Series.

“Indebtedness” means of any Person (without duplication): (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others guaranteed by such Person; (g) if the Aggregate Consideration payable by such Person to extend and exercise any option acquired in connection with any Other Acquisition (an “Extension and Exercise Price”) exceeds 20% of the Aggregate Consideration payable in connection with such Other Acquisition, such Extension and Exercise Price and (h) any Put Obligations, but only to the extent that such Put Obligations (other than the Put Obligations in existence on the Effective Date relating to WNAB-TV, Nashville, Tennessee), whether arising under the same or different agreements, exceeding $25,000,000 in the aggregate shall not have been approved by the Administrative Agent (such approval not to be unreasonably withheld) prior to the incurrence thereof; provided that in no event shall the term “Indebtedness” include (i) Film Obligations of such Person, (ii) obligations of such Person under any Program Services Agreement or Outsourcing Agreement, (iii) Preferred Stock issued by such Person (including Preferred Stock issued by such Person that is convertible by its terms (whether at the option of the holder or the issuer thereof or otherwise) into Convertible Senior Subordinated Notes at any time prior to such conversion), (iv) the Guarantees by the Borrower of the KDSM Senior Debentures and the New HYTOPs Senior Debentures prior to the respective times that such Guarantees become effective (provided that upon the effectiveness thereof, any such Guarantee shall constitute “Indebtedness” of the Borrower), (v) any liability shown on such Person’s balance sheet in respect of the fair value of Interest Rate Protection Agreements and (vi) any Put Obligations (other than those Put Obligations included as “Indebtedness” under clause (h) of this definition).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial FCC Order” means an order of the FCC that is not a Final FCC Order.

“Interest Coverage Ratio” means, as at any date, the ratio of (a) EBITDA for the period of twelve consecutive full calendar months ending on or most recently ended prior to such date to (b) Interest Expense for such period.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Expense” means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following (subject to paragraphs (d) and (e) of Section 1.05):  (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period plus (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period) minus (c) all cash interest income received during such period; provided that in no event shall the term “Interest Expense” for any period include, to the extent included in interest expense in accordance with GAAP, (i) the amortization of deferred financing fees during such period, (ii) the amortization during such period to interest expense of losses on previously terminated or modified Interest Rate Protection Agreements and (iii) gains or losses from the extinguishment of debt.  Any reference herein to calculating Interest Expense for any period on a “pro forma” basis means that, for purposes of the preceding clause (a), (i) the Indebtedness on the basis of which Interest Expense is so calculated shall mean Indebtedness outstanding as of the relevant date of calculation after giving effect to any repayments and any incurrence of Indebtedness on such date and (ii) such calculation shall be made applying the respective rates of interest in effect for such Indebtedness on such date.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine months) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Protection Agreement” means a Hedging Agreement providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

“Investment” means, for any Person, (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of programming or advertising time by such Person in the ordinary course of business or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Lender” means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(j).  The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JPMCB” means JPMorgan Chase Bank.

“KDSM” means KDSM, Inc., a Maryland corporation.

“KDSM Licensee” means KDSM Licensee, LLC, a Delaware limited liability company that owns no property other than the Broadcast Licenses relating to KDSM-TV.

“KDSM Senior Debentures” means the 11-5/8% Senior Debentures due 2009 issued by KDSM in connection with the Existing HYTOPs Transaction and outstanding on the date hereof, in an aggregate principal amount on the date hereof equal to $206,200,000.

“LC Disbursement” means a payment made by the Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Affiliate” means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any Person (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans, any other fund or trust or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.  The Administrative Agent will furnish a copy of such Page 3750 or other documentation evidencing the contents thereof  to the Borrower upon its request.

“License Subsidiaries” means (a) with respect to each Station that is an Owned Station on the date hereof, the Subsidiary of the Borrower listed on Schedule 1.03 as the holder of the Broadcast Licenses for such Owned Station and (b) with respect to any Owned Station hereafter acquired by the Borrower or any of its Subsidiaries, the Subsidiary of the Borrower formed, created, or acquired after the date hereof that holds the Broadcast Licenses for such Owned Station, and in each case any other Subsidiary into which any such License Subsidiary may be merged pursuant to Section 7.03.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, the promissory notes (if any) issued pursuant to Section 2.08(g), the Letter of Credit Documents, the Guarantee Assumption Agreements (if any), each Consent and Agreement, the Security Documents and the Holding Company Loan Documents.

“Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01, and shall include Incremental Loans unless the context otherwise requires.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Acquisition Documents” means with respect to any Approved Acquisition or any Other Acquisition, the purchase agreement or similar agreement or agreements pursuant to which such Acquisition is to be consummated and all other related agreements and instruments in connection with such Acquisition (together with any and all exhibits, annexes and schedules thereto), but, in the case of any Other Acquisition, only to the  extent the Borrower is required to deliver copies of such agreements and instruments pursuant to Section 7.04(e)(viii).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

“Material Third-Party Licensee” means any Person holding a Broadcast License for one or more Contract Stations for which the Broadcast Cash Flow attributable to such Stations, either individually or in the aggregate, for the most recent twelve month period is equal to or greater than three percent of the Broadcast Cash Flow for such period.

“Moody’s” means Moody’s Investors Services, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Proceeds” means (a) in the case of any Disposition, an amount (not less than zero) equal to the amount of Net Cash Payments received by the Borrower and its Subsidiaries in connection with such Disposition and (b) in the case of any Equity Issuance, Holding Company Equity Issuance, Holding Company Debt Incurrence or New HYTOPs Transaction, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect thereof, net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith.

“Net Cash Payments” means, with respect to any Disposition, the aggregate amount of all cash payments (including all cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) received by the Borrower or its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Governmental Authority not later than three months (in the case of Federal taxes) or nine months (in the case of other taxes) after the date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the property that is the subject of such

Disposition and (ii) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the Disposition of such property.

“New HYTOPs Preferred Stock” means Preferred Stock issued by the Borrower in connection with a New HYTOPs Transaction.

“New HYTOPs Senior Debentures” means senior debentures issued by New HYTOPs Sub in connection with a New HYTOPs Transaction.

“New HYTOPs Sub” means a Wholly Owned Subsidiary of the Borrower formed to enter into a New HYTOPs Transaction.

“New HYTOPs Sub Licensee” means a direct, Wholly Owned Subsidiary of New HYTOPs Sub that owns no property other than the Broadcast Licenses relating to a Station that may be proposed by the Borrower and approved (i) by the Administrative Agent, if the fair market value of such Station is less than or equal to 25% of the value of the New HYTOPs Transaction or (ii) by the Required Lenders in their sole discretion, if the fair market value of such Station is greater than 25% of the value of the New HYTOPs Transaction.

“New HYTOPs Transaction” means a transaction entered into by the Borrower, New HYTOPs Sub, the New HYTOPs Sub Licensee and the New HYTOPs Trust that is similar in all material respects to, and is in all material respects on terms and conditions no less favorable to the Lenders and the Administrative Agent than, the Existing HYTOPs Transaction.

“New HYTOPs Trust” means a special purpose statutory business trust formed after the Effective Date under the laws of Delaware in connection with a New HYTOPs Transaction, but only for as long as such trust owns no property other than the New HYTOPs Senior Debentures and the proceeds thereof.

“Note Indentures” means, collectively, the Senior Subordinated Note Indentures and the Senior Note Indentures.

“Obligor” means the Borrower and each Subsidiary Guarantor.

“Operating Subsidiary” has the meaning assigned to such term in Section 7.14(a).

“Other Acquisition” means (a) the acquisition by the Borrower or any of its Subsidiaries in accordance with the terms hereof of substantially all of the assets (including Broadcast Licenses) of (i) a television or radio station in the United States in a single transaction (i.e., not by means of the acquisition of an option for such assets and the subsequent exercise of such option) or (ii) any business engaged in an activity permitted under Section 7.06, (b) (i) the acquisition by the Borrower or any of its Subsidiaries in accordance with the terms hereof of (x) substantially all of the assets (other than Broadcast Licenses and other property required pursuant to the rules and regulations of the FCC to be sold in connection with the transfer of such Broadcast Licenses) of a television or radio station in the United States and (y) an option to acquire the Broadcast Licenses and such other assets of such television or radio station and (ii)

the entering into by the Borrower or any of its Subsidiaries of an agreement contemplated by clause (b) of the definition of “Program Services Agreement” in this Section with respect to such station, (c) the consummation of the acquisition of assets by the Borrower or any of its Subsidiaries pursuant to the exercise of an option referred to in the preceding clause (b)(i)(y), together with the termination of the related Program Services Agreement referred to in the preceding clause (b)(ii), and (d) the acquisition of assets or capital stock (or other equity ownership interests) of any Person pursuant to an exchange permitted by Section 7.05(d) or (e); provided that the term “Other Acquisition” shall not include any Approved Acquisition.  As used in this definition, the acquisition of assets shall be deemed to include reference to the acquisition of the voting capital stock (or other equity ownership interest) of the Person that owns such assets and references to the acquisition and exercise of an option to acquire assets shall be deemed to include the acquisition and exercise of the option to acquire voting capital stock (or other equity ownership interest) of the Person that owns such assets.

“Other Preferred Stock” means (a) Preferred Stock issued by the Borrower, but if and only to the extent that (i) the dividend for each share thereof shall not exceed 15% per annum of the liquidation preference of such share and (ii) neither the Borrower nor any of its Subsidiaries may be required to repurchase, redeem or make sinking fund payments with respect thereto at any time or under any circumstances prior to January 1, 2011 and (b) New HYTOPs Preferred Stock.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Outsourcing Agreements” means (a) the agreements listed in Schedule 4.21, (b) any other agreement entered into by the Borrower or any of its Subsidiaries after the Effective Date which provides for the Borrower or any of its Subsidiaries to deliver or receive non-programming related management and/or consulting services of any television station, and (c) any put or option agreement entered into in connection with any agreement referred to in clause (a) or (b) above that provides for the Borrower or any of its Subsidiaries to acquire or sell the license or non-license assets of the related television station.

“Owned Station” means (a) each television or radio station identified as such in Schedule 1.03 and (b) any television or radio station the Broadcast Licenses of which become owned by the Borrower or any of its Subsidiaries on or after the date hereof.

“Passive BCF Percentage” means, as at any date, the ratio, expressed as a percentage, obtained by dividing (a) the portion of Broadcast Cash Flow attributable to all Passive Stations for the twelve month period ending on, or most recently ended prior to, such date by (b) Broadcast Cash Flow for such period.

“Passive LMA” means a local marketing agreement, time brokerage agreement, program services agreement or similar agreement providing for any Person other than the

Borrower or any of its Subsidiaries to program or sell advertising time on all or any portion of the broadcast time of any Station.

“Passive Station” means a Station that is the subject of a Passive LMA.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Investments” means, for any Person: (a) direct obligations of the United States of America, or of any agency (which shall include, but not be limited to, Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, General Services Administration, and Government National Mortgage Association) or instrumentality (which shall include, but not be limited to, The Federal National Mortgage Association, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Land Banks, Federal Intermediate Credit Banks, Banks for Cooperative and the Farm Credit System, and The Student Loan Marketing Association) thereof, or obligations guaranteed or insured as to principal and interest by the United States of America, or any agency or instrumentality thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person; (b) domestic and Eurodollar time deposits, overnight deposits, certificates of deposit and bankers acceptances issued or guaranteed by entities rated A-2 or better by S&P or P-2 or better by Moody’s, maintained at or issued by any office or branch of any bank or trust company organized or licensed under the laws of the United States of America or any State thereof which bank or trust company has capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; (c) commercial paper, auction rate notes and commercial paper master notes issued or guaranteed by entities rated A-2 or better by S&P or P-2 or better by Moody’s, maturing not more than 90 days from the acquisition thereof by such Person (provided that a security without its own rating will be considered to be rated and to have the same rating as any debt obligation that is issued by the same issuer which is comparable in priority, maturity and security to the subject security or, if it is guaranteed by another issuer, to be rated and to have the same rating as any debt obligation that is issued by the guarantor which is comparable in priority, security, and maturity to the subject security); (d) tax-exempt commercial paper or variable rate tax exempt demand notes, rated A-1 or better by S&P or MIG1/VMIG1 or better by Moody’s, maturing not more than 90 days from the acquisition thereof by such Person; (e) fully collateralized repurchase agreements with a term of not more than 30 days entered into with any bank qualifying under clause (b) above, any broker-dealer subsidiary or affiliate of any such bank or any Primary Dealer of United States Government securities and relating to: (i) marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof listed in clause (a) above; (ii) securities issued by The Federal National Mortgage Association, Federal Farm Credit Banks, Federal Home Loan Banks or The Student Loan Marketing Association or other entities listed in clause (a) above; or (iii) mortgage-backed securities issued by The Federal National Mortgage Association or The Federal Home Loan Mortgage Corporation or issued or guaranteed by the Government National Mortgage Association or other entities listed in clause (a) above; and (f) money market mutual funds that (i) comply with the criteria set forth in Securities and

Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Termination Payments” has the meaning assigned to such term in Section 7.16.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Default Condition” means (a) the failure by the Borrower to pay when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) any principal amount of any Loan or in respect of any LC Exposure, (b) the failure by the Borrower to pay when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) any other amount payable by the Borrower hereunder for more than three Business Days or (c) the existence of any Event of Default under clauses (d) or (e) of Article VIII.

“Post-Default Rate” means a rate per annum equal to the Alternate Base Rate as in effect from time to time plus the Applicable Rate plus 2%, provided that, as applied to principal of a Eurodollar Loan, the “Post-Default Rate” shall be the interest rate for such Eurodollar Loan as provided in Section 2.11(b) plus 2%.

“Preferred Stock” means, for any Person, any capital stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over capital stock of any other class of such Person.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Program Services Agreements” means (a) the agreements listed in Schedule 4.18 and (b) any agreement having a term of not less than five years with an option to extend such term for an additional five years entered into by the Borrower or any of its Subsidiaries (other than License Subsidiaries) in accordance with Section 7.16 relating to a Contract Station, pursuant to which agreement the Borrower or any of its Subsidiaries (other than License Subsidiaries) will obtain the right to program and sell advertising on a substantial portion of such Contract Station’s inventory of broadcast time.

“PSA Counterparty” means Cunningham, Bay Television, Inc., Channel 23, LLC and/or any other Person acceptable to the Administrative Agent.

“Put Obligations” means the obligations of the Borrower or any of its Subsidiaries to purchase certain assets of any Station with respect to which the Borrower or such Subsidiary shall have entered into an Outsourcing Agreement.

“Qualifying Cash Balances” means, as at any date, (a) cash balances on deposit on such date in any account maintained by the Borrower or any of its Subsidiaries up to but not exceeding $10,000,000 and (b) (without duplication) cash balances on deposit on such date in an account maintained by the Borrower or any of its Subsidiaries with the Administrative Agent in which the Administrative Agent has been granted a perfected first priority security interest, provided that withdrawal of funds from any such account under clause (b) by the Borrower or such Subsidiary, as the case may be, shall be permitted only (i) so long as no Default shall have occurred and be continuing and (ii) upon delivery by the Borrower or such Subsidiary, as the case may be, to the Administrative Agent of a certificate to that effect.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

“Receivables” means, as at any date, the unpaid portion of the obligation, as stated on the respective billing statement, of a customer of the Borrower or any Subsidiary Guarantor in respect of the sale of advertising time or other services provided or goods sold by the Borrower or any Subsidiary Guarantor, as the case may be, to such customer.

“Receivables and Related Assets” means Receivables and any instruments, documents, chattel paper, obligations, general intangibles and other similar assets, in each case, relating to such Receivables.

“Receivables Financing” means the sale of Receivables and Related Assets on terms and pursuant to documentation satisfactory in form and substance to the Administrative Agent.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Borrower established for the limited purpose of acquiring and financing Receivables and Related Assets pursuant to any Receivables Financing.

“Register” has the meaning assigned to such term in Section 10.04(b).

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Loans or reduce the Commitments pursuant to Section 2.09(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Disposition in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Financial Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Disposition to make (i) an acquisition permitted under Section 7.04(e) or (ii) Capital Expenditures.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to make an acquisition permitted under Section 7.04(e).

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the business of the Borrower or any of its Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, subject to the last paragraph of Section 10.02(b), Lenders having Revolving Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments at such time.  The “Required Lenders” of a particular Class of Loans means Lenders having Revolving Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments of such Class representing more than 50% of the total Revolving Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments of such Class at such time (e.g., “Required Revolving Lenders” means, at any time, the Revolving Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the total Revolving Exposures and total unused Revolving Commitments at such time).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property but excluding dividends payable solely in additional shares of common stock of the Borrower) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of (i) the Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The aggregate amount of the Lenders’ Revolving Commitments on the Effective Date is $225,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Maturity Date” means the Business Day falling on or nearest to June 30, 2008.

“Rule 144 A” has the meaning assigned to such term in Section 7.01(c).

“S&P” means Standard & Poor’s Ratings Services.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit A between the Borrower, the Subsidiary Guarantors and the Administrative Agent.

“Security Documents” means, collectively, the Security Agreement and all Uniform Commercial Code financing statements required hereby or thereby to be filed with respect to the security interests in personal property created pursuant thereto.

“Senior Note Documents” means the agreements and instruments evidencing or providing for the Senior Notes.

“Senior Note Indentures” means the indenture or indentures under which the Senior Notes shall be issued.

“Senior Notes” means the Indebtedness of the Borrower issued pursuant to Section 7.01(l) (including the senior unsecured Guarantees of such Indebtedness provided by any Subsidiary Guarantor thereunder).

“Senior Secured Indebtedness” means as at any date, all Indebtedness on such date of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) secured by a Lien on property of the Borrower or any of its Subsidiaries (including secured guarantees and letters of credit), net of Qualifying Cash Balances on such date.

“Senior Secured Indebtedness Ratio” means, as at any date, the ratio of (a) Senior Secured Indebtedness outstanding on such date to (b) EBITDA for the period of twelve consecutive full calendar months ending on or most recently ended prior to such date.

“Senior Subordinated Note Indentures” means the Existing Senior Subordinated Note Indentures and, after the respective issuances of the Additional Senior Subordinated Notes and the Converted Senior Subordinated Notes, the respective indentures under which the same are issued.

“Series” has the meaning assigned to such term in Section 2.01(c).

“Sinclair Capital” means Sinclair Capital, a special purpose statutory business trust formed under the laws of Delaware in connection with the Existing HYTOPs Transaction, but only for as long as Sinclair Capital owns no property other than the KDSM Senior Debentures and the proceeds thereof.

“Smith Brothers” means Frederick G. Smith, David D. Smith, J. Duncan Smith and Robert E. Smith.

“Stations” means the Owned Stations and the Contract Stations.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt Documents” means the agreements and instruments evidencing or providing for Subordinated Indebtedness.

“Subordinated Film Indebtedness” means Film Obligations of the Borrower and its Subsidiaries which are subordinated to the obligations of the Borrower and its Subsidiaries hereunder on terms and conditions, and the other provisions of which are, satisfactory to the Administrative Agent.

“Subordinated Indebtedness” means (a) the Existing Senior Subordinated Indebtedness, (b) Subordinated Film Indebtedness and (c) after the respective issuances thereof, Indebtedness evidenced by the Additional Senior Subordinated Notes and the Converted Senior Subordinated Notes.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.  “Wholly Owned Subsidiary” means any such corporation, partnership or other entity of which all of such securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are so owned or controlled.  Notwithstanding anything contained herein to the contrary, no Unrestricted Subsidiary shall be deemed to be a Subsidiary of the Borrower or of a Subsidiary of the Borrower for the purpose of this Agreement except as otherwise expressly provided herein.

“Subsidiary Guarantor” means each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of the Borrower that becomes a “Subsidiary Guarantor” after the date hereof pursuant to Section 6.09(a).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan” means a Loan made pursuant to Section 2.01(b).

“Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable.  The initial aggregate amount of the Lenders’ Term Loan Commitment is $375,000,000.

“Term Loan Lender” means a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Maturity Date” means the Business Day falling on or nearest to December 31, 2009.

“Term Loan Principal Payment Dates” means the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with June 30, 2004, through and including December 31, 2009.

“Total Indebtedness” means, as at any date, all Indebtedness of the Borrower and its Subsidiaries outstanding on such date (determined on a consolidated basis without duplication in accordance with GAAP), net of Qualifying Cash Balances on such date.

“Total Indebtedness Ratio” means, as at any date, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the period of twelve consecutive full calendar months ending on or most recently ended prior to such date.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that at the time of determination shall be an Unrestricted Subsidiary (as designated by the board of  directors of the Borrower, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (i) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; (ii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 7.07; (iii) any designation of a Subsidiary as an Unrestricted Subsidiary shall be treated as a Disposition of the assets of such Subsidiary and shall not violate the provisions of Section 7.05(d), (e) or (f) or Section 7.09 and (iv) after giving pro forma effect to the designation of any Subsidiary as an Unrestricted Subsidiary, the Broadcast Cash Flow attributable to all assets of the Unrestricted Subsidiaries for the twelve month period ending on, or most recently ended prior to, the date of such designation shall not exceed 25% of the Broadcast Cash Flow for the Borrower and its Subsidiaries (including the Unrestricted Subsidiaries) for such period.  Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a board resolution giving effect to such designation and an officers’ certificate certifying that such designation complies with the foregoing conditions.  The Board of Directors of the Borrower may remove the designation of Unrestricted Subsidiary by giving notice thereof to the Administrative Agent; provided that immediately after giving effect to the removal of such designation (x) no Default shall have occurred or be continuing and (y) said removal of such designation shall not violate the provisions of Section 7.04.  As of the date hereof, the following are Unrestricted Subsidiaries:  (i) KDSM, (ii) Sinclair Capital and (iii) if and for so long as KDSM is a Designated HYTOPs Subsidiary, KDSM Licensee; provided that if KDSM shall no longer constitute a Designated HYTOPs Subsidiary, each of KDSM and KDSM Licensee shall cease to be Unrestricted Subsidiaries until such time (if ever) as they shall be redesignated Unrestricted Subsidiaries in compliance with requirements hereof.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Borrower nor any Subsidiary other than an Unrestricted Subsidiary is directly or indirectly liable (by virtue of the Borrower or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Borrower or any Subsidiary other than an Unrestricted Subsidiary to any Affiliate (as otherwise permitted hereunder) and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Borrower or any Subsidiary other than an Unrestricted Subsidiary to declare, a default on such Indebtedness of the Borrower or any Subsidiary other than an Unrestricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Wholly Owned Subsidiary” has the meaning assigned to such term in the definition of “Subsidiary” in this Section.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”, a “Term Loan” or an “Incremental Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., an “ABR Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., an “ABR Revolving Borrowing”.

SECTION 1.03.  Call Letters for Stations.  Each use of call letters for any Station herein shall refer to the Station with such call letters, and servicing the market, identified in Schedule 1.03.

SECTION 1.04.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The phrase “unreasonably withheld” shall be deemed to be followed by the phrase “or delayed”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.05.  Accounting Terms; GAAP.

(a)  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in paragraph (b) of this Section) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with that used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the first financial statements delivered under Section 6.01, shall mean the financial statements referred to in Section 4.04).  All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with that used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 6.01 (or, prior to the first financial statements delivered under Section 6.01, used in the preparation of the financial statements referred to in Section 4.04) unless (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 6.01, shall mean the financial statements referred to in Section 4.04).  Notwithstanding anything in this Section to the contrary, all income derived by any Subsidiary or property held for sale (and accounted for as such under GAAP) shall be included in calculating EBITDA for the period prior to the consummation of the sale thereof.

(b)  The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 6.01 a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) of this Section, and reasonable estimates of the difference between such statements arising as a consequence thereof.

(c)  To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Borrower will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

(d)  Except as expressly provided herein, (i) all calculations made with respect to any period during which an Acquisition is consummated shall be calculated on a pro forma basis as if such Acquisition had been consummated on the first day of such period and as if any Indebtedness incurred or assumed in connection with such Acquisition were outstanding throughout such period, using such reasonable estimates and pro forma adjustments effected in accordance with generally accepted accounting principles as the Borrower shall propose and the Administrative Agent or Required Lenders shall approve and (ii) all calculations made with respect to any period during which a Disposition is consummated shall be calculated on a pro forma basis as if any such Disposition had been consummated on the first day of such period and as if any prepayments and reductions of Commitments actually made in connection therewith had occurred on the first day of such period using such reasonable estimates and pro forma adjustments effected in accordance with generally accepted accounting principles as the Borrower shall propose and the Administrative Agent shall approve; except that if the Borrower proposes any such adjustments referred to in the foregoing clause (i) resulting from pro forma expense savings with respect to EBITDA or Broadcast Cash Flow as a result of an Acquisition (x) if the Administrative Agent or Required Lenders do not object to such proposal within 30 days after their receipt thereof, such proposal shall be deemed accepted and (y) if the Administrative Agent or the Required  Lenders do object to such proposal within 30 days after their receipt thereof, EBITDA or Broadcast Cash Flow, as the case may be, for the relevant period shall be deemed for purposes hereof to be equal to the sum of EBITDA or Broadcast Cash Flow, as the case may be, for the Borrower and its Subsidiaries for such period plus the corresponding accounting items for the Person or assets that are the subject of such Acquisition.  Notwithstanding the foregoing, if, prior to giving effect to any proposed pro forma adjustments arising from pro forma expense savings, a Default would occur as a result of an Acquisition, such adjustment shall require approval of the Required Lenders prior to the consummation of such Acquisition.

(e)  Except as otherwise expressly provided herein, all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders hereunder shall be prepared, and all calculations made for purposes of determining compliance with the terms hereof shall be made, as if (i) the Designated HYTOPs Subsidiaries, (ii) Sinclair Capital, (iii) the New HYTOPs Trust, (iv) if and for so long as KDSM is a Designated HYTOPs Subsidiary, KDSM Licensee and (v) if and for so long as any New HYTOPs Sub is a Designated HYTOPs Subsidiary, such New HYTOPs Sub Licensee were carried as equity investments by the Borrower or the relevant Subsidiary of the Borrower; provided that any amounts received by the Borrower or any of its Subsidiaries from the Designated HYTOPs Subsidiaries during any period shall be deemed to reduce Interest Expense for such period.

ARTICLE II

THE CREDITS

SECTION 2.01.  The Credits.

(a)  Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the total Revolving Exposures exceeding the total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)  Term Loans.  Subject to the terms and conditions set forth herein, each Lender agrees to make one or more Term Loans to the Borrower on the Effective Date in a principal amount equal to its Term Loan Commitment.  Amounts repaid in respect of Term Loans may not be reborrowed.

(c)  Incremental Loans.  The Borrower and one or more of the Lenders (or any other Person which shall become a Lender pursuant to an assumption agreement in form and substance satisfactory to the Administrative Agent, for the purpose of providing an Incremental Loan Commitment) may, with the consent of the Administrative Agent, at any time and from time to time during the period from and including the Effective Date to but excluding December 31, 2009, agree that such Lender shall become an Incremental Lender with an Incremental Loan Commitment by executing and delivering to the Administrative Agent an Incremental Loan Amendment (in form reasonable satisfactory to the Administrative Agent), specifying (i) whether such Incremental Loan Commitment shall be comprised of a commitment to make revolving loans (each an “Incremental Revolving Loan”) or term loans (each an “Incremental Term Loan”), (ii) the Type and amount of such Incremental Loan Commitment of such Lender, (iii) with respect to an Incremental Revolving Commitment, the period of availability thereof and the Incremental Revolving Maturity Date therefor, (iv) with respect to an Incremental Term Loan Commitment, the date(s) on which such Incremental Term Loans shall be available to be made, the Incremental Term Loan Maturity Date therefor and the Incremental Term Loan Principal Payment Dates thereof (if any), (v) the Applicable Rate that will apply to Incremental Loans made under such Incremental Loan Commitment, and (vi) the rate of the commitment fee, if any, payable by the Borrower in respect of such Incremental Loan Commitment, and otherwise duly completed.  Nothing in this Agreement shall be construed to obligate any Lender to provide any Incremental Loan Commitment.  The Incremental Loans to be made pursuant to any such agreement between the Borrower and one or more Persons in response to any such request by the Borrower shall each be deemed to be a separate “Series” of Incremental Loans for all purposes of this Agreement, and in any case an Incremental Revolving Commitment and an Incremental Term Loan Commitment provided pursuant to the same Incremental Loan Agreement shall be deemed to be separate Series of Incremental Loan Commitments.

Anything herein to the contrary notwithstanding, the following additional provisions shall be applicable to the Incremental Loan Commitments and Incremental Loans:

(i)  the minimum aggregate amount of Incremental Loan Commitments of any Series entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of Incremental Loans of such Series) shall be $25,000,000,

(ii)  the Incremental Revolving Maturity Date of the Incremental Revolving Commitments of any Series shall not be earlier than the Term Loan Maturity Date (but such commitment termination date may be accelerated pursuant to Section 2.07(b)), and

(iii)  the Incremental Term Loan Maturity Date of the Incremental Term Loans of any Series shall not be earlier than the Term Loan Maturity Date (but such final maturity may be accelerated pursuant to Section 2.08(b)), and the Average Life to Maturity of the Incremental Term Loans shall be greater than the combined Average Life to Maturity of the Term Loans and the Revolving Loans (except that Incremental Term Loans shall be entitled to participate, to the extent provided in Section 2.09(b), in mandatory prepayments).

Following execution and delivery by the Borrower, one or more Incremental Lenders and the Administrative Agent as provided above of an Incremental Loan Amendment then, subject to the terms and conditions set forth herein:

(x)  if such Incremental Loans are to be Incremental Revolving Loans, each Incremental Lender of such Series agrees to make Incremental Revolving Loans of such Series to the Borrower from time to time during the availability period for such Loans set forth in such Incremental Loan Amendment, in an aggregate principal amount that will not result in such Lender’s Incremental Revolving Loans of such Series exceeding such Lender’s Incremental Revolving Commitment of such Series; within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Incremental Revolving Loans of such Series; and

(y)  if such Incremental Loans are to be Incremental Term Loans, each Incremental Lender of such Series agrees to make Incremental Term Loans of such Series to the Borrower from time to time during the availability period for such Loans set forth in such Incremental Loan Amendment, in a principal amount up to but not exceeding such Lender’s Incremental Term Loan Commitment of such Series; amounts prepaid in respect of Incremental Term Loans may not be reborrowed.

Proceeds of Incremental Loans shall be available only for any use permitted under the applicable provisions of Section 6.08.

SECTION 2.02.  Loans and Borrowings.

(a)  Obligations of Lenders.  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder;

provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Type of Loans.  Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)  Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

SECTION 2.03.  Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)  whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

(ii)  the aggregate amount of the requested Borrowing;

(iii)  the date of such Borrowing, which shall be a Business Day;

(iv)  whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)  in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)  the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  Letters of Credit.

(a)  General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Lender to issue, at any time and from time to time during the Revolving Availability Period, Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination.  Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments.

(b)  Notice of Issuance, Amendment, Renewal or Extension.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c)  Limitations on Amounts.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Lenders pursuant to paragraph (e) of this Section) shall not exceed $25,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

(d)  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

(e)  Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit on the terms provided herein or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason.   Each such payment shall be made in the same manner as provided in Section 2.08 with respect to Loans made by such Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to paragraph (f) of this Section, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)  Reimbursement.  If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.

(g)  Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that:

(i)  the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)  the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)  this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)  Disbursement Procedures.  The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

(i)  Interim Interest.  If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

(j)  Replacement of the Issuing Lender.  The Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.10(b).  From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)  Cash Collateralization.  If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for

LC Exposure pursuant to Section 2.07(b) or 2.09(b), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.07(b) or 2.09(b), the amount required under Section 2.07(b) or 2.09(b), as the case may be; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VIII.  Such deposit shall be held by the Administrative Agent in the Collateral Account as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

(l)  Deliveries.  Promptly following the end of each calendar quarter, the Issuing Lender shall deliver (through the Administrative Agent) to each Revolving Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such quarter.  Upon the request of any Revolving Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Revolving Lender with respect to each Letter of Credit then outstanding.

(m)  Letters of Credit Under the Existing Credit Agreement.  Pursuant to Section 2.04 of the Existing Credit Agreement, JPMCB (formerly known as The Chase Manhattan Bank), as the “Issuing Bank” thereunder, has issued various “Letters of Credit” under and as defined in the Existing Credit Agreement as described on Schedule 2.04(m).  On the Effective Date, subject to the satisfaction of the conditions to effectiveness of the obligations of the Lenders hereunder set forth in Article V, each of such “Letters of Credit” under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder.

SECTION 2.05.  Funding of Borrowings.

(a)  Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the Issuing Lender.

(b)  Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such

Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06.  Interest Elections.

(a)  Elections by the Borrower for Borrowing.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)  Notice of Elections.  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)  Information in Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)  if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Notice by the Administrative Agent to Lenders.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  Failure to Elect; Events of Default.  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f)  Limitations on Lengths of Interest Periods.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing:  (i) any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date; (ii) any Term Borrowing if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date; (iii) any Term Loan if the Interest Period therefor would commence before and end after any Term Loan Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Term Loan Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans permitted to be outstanding after giving effect to the payments of principal required to be made on such Term Loan Principal Payment Date; (iv) any Incremental Revolving Borrowing of any Series if the Interest Period requested with respect thereto would end after the Incremental Revolving Maturity Date for such Series; (v) any Incremental Term Borrowing of any Series if the Interest Period requested with respect thereto would end after the Incremental Term Loan Maturity Date for such Series; or (vi) any Incremental Term Loan of any Series if the Interest Period therefor would commence before and end after any Incremental Term Loan Principal Payment Date for such Series unless, after giving effect thereto, the aggregate principal amount of the Incremental Term Loans of such Series having Interest Periods that end after such Incremental Term Loan Principal Payment Date shall be equal to or less than the aggregate principal amount of the Incremental Term Loans of such Series permitted to be outstanding after giving effect to the payments of principal required to be made on such Incremental Term Loan Principal Payment Date.

SECTION 2.07.  Termination and Reduction of the Commitments.

(a)  Scheduled Termination.  Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date, (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date and (iii) each Incremental Loan Commitment of any Series shall terminate on the applicable commitment termination date for such Series specified in the Incremental Loan Amendment for such Series.

(b)  Test Date Reductions.  Notwithstanding anything to the contrary in this Agreement, if on any date (the “Test Date”) the maturity date for any of the then outstanding Indebtedness evidenced or provided by the Existing Senior Subordinated Note Indentures, Additional Senior Subordinated Notes, Converted Senior Subordinated Notes, Existing HYTOPs or New HYTOPs Senior Debentures shall fall within six months of the Test Date, then all Commitments shall automatically reduce to zero on the Test Date.

(c)  Voluntary Termination or Reduction.  The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Exposures would exceed the total Revolving Commitments.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under this paragraph (c) at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)  Effect of Termination or Reduction.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08.  Repayment of Loans; Evidence of Debt.

(a)  Repayment.  The Borrower hereby unconditionally promises to pay the Loans as follows:

(i)  to the Administrative Agent for the account of each Revolving Lender the outstanding principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date;

(ii)  to the Administrative Agent for the account of each Term Loan Lender the outstanding principal amount of the Term Loan of such Lender on each Term Loan Principal Payment Date set forth below in an aggregate principal amount equal to the percentage of the aggregate principal amount of the Term Loans set forth opposite such Term Loan Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section):

Term Loan Principal Payment Date Falling on or Nearest to:	Amounts (%):
June 30, 2004	0.25
September 30, 2004	0.25
December 31, 2004	0.25

March 31, 2005	0.25
June 30, 2005	0.25
September 30, 2005	0.25
December 31, 2005	0.25

March 31, 2006	0.25
June 30, 2006	0.25
September 30, 2006	0.25
December 31, 2006	0.25

March 31, 2007	0.25
June 30, 2007	0.25
September 30, 2007	0.25
December 31, 2007	0.25

March 31, 2008	0.25
June 30, 2008	0.25
September 30, 2008	0.25
December 31, 2008	0.25

March 31, 2009	0.25
June 30, 2009	0.25
September 30, 2009	0.25
December 31, 2009	94.50

(iii)  to the Administrative Agent for the account of each Incremental Lender of any Series, the outstanding principal amount of each Incremental Loan of such Lender on the Incremental Loan Principal Payment Dates for such Series and in such amounts as shall be agreed upon pursuant to Section 2.01(c) at the time the Incremental Loan Commitments of such Series are established (subject to adjustment pursuant to paragraph (b) of this Section).

(b)  Adjustment of Amortization Schedule.  (i)  Notwithstanding anything to the contrary in this Agreement, if on any date (the “Test Date”) the maturity date for any of the then outstanding Indebtedness evidenced or provided by the Existing Senior Subordinated Note Indentures, Additional Senior Subordinated Notes, Converted Senior Subordinated Notes, Existing HYTOPs or New HYTOPs Senior Debentures shall fall within six months of the Test Date, then the Revolving Maturity Date, the Term Loan Maturity Date, each Incremental Revolving Maturity Date and each Incremental Term Loan Maturity Date shall automatically be accelerated to the Test Date and all of the Loans shall thereupon be due and payable on the Test Date, together with all interest and fees accrued thereon or in respect thereof and any amounts payable pursuant hereto, including Sections 2.13, 2.14 and 2.15.

(ii)  Any prepayment of a Term Loan or an Incremental Term Loan shall be applied to reduce the remaining scheduled installments thereof in inverse order of maturity.  To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.  To the extent not previously paid, all Incremental Term Loans of any Series shall be due and payable on the Incremental Term Loan Maturity Date for such Series.

(c)  Manner of Payment.  Prior to any repayment or prepayment of any Borrowings of either Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 10:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of either Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class.  If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).  Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

(d)  Maintenance of Loan Accounts by Lenders.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e)  Maintenance of Loan Accounts by the Administrative Agent.  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(f)  Effect of Loan Accounts.  The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(g)  Promissory Notes.  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09.  Prepayment of Loans.

(a)  Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.  Any prepayment of the Term Loans or the Incremental Term Loans pursuant to this paragraph shall be applied ratably to the then outstanding Term Loans and Incremental Term Loans and, in each case, ratably to the respective installments thereof in the inverse order of maturity.  Any partial prepayment shall be in an amount that is $1,000,000 or a larger multiple of $100,000.

(b)  Mandatory Prepayments.  The Borrower will prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, as follows:

(i)  Sale of Assets.  If the Borrower or any of its Subsidiaries shall receive Net Available Proceeds from any Disposition (excluding any Disposition permitted by clauses (a), (b), (d)(ii)(B) and (e)(ii)(B) of Section 7.05) (the “Current Disposition”), which taken together with the Net Available Proceeds for all prior such Dispositions as to which a prepayment has not yet been made under this paragraph, shall exceed $5,000,000 in the aggregate (such excess amount, the “Excess Disposition Proceeds”), then (unless a Reinvestment Notice shall have been delivered in respect thereof) such Excess Disposition Proceeds shall be applied within five Business Days following such receipt toward the prepayment of the Loans and the reduction of the Commitments as set forth in paragraph (b)(ii) of this Section (and/or to provide cover for LC Exposure as specified in Section 2.04(k)).  Notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans and the reduction of the Commitments as set forth in said paragraph (b)(ii).

(ii)  Application.  Prepayments and/or reductions of Commitments pursuant to this paragraph shall be applied as follows:

first, to prepay the Term Loans and the Incremental Term Loans, and second, after the payment in full of the Term Loans and the Incremental Term Loans, to reduce ratably (i) the aggregate amount of the Revolving Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Exposures would exceed the Revolving Commitments, the Borrower shall, first, prepay Revolving Loans and second, provide cover for LC Exposure as specified in Section 2.04(k) in an aggregate amount equal to such excess) and (ii) the aggregate amount of the Incremental Revolving Commitments of all Series (and to the extent that, after giving effect to such reduction, the aggregate principal amount of the Incremental Revolving Loans of any Series would exceed the Incremental Revolving Commitments of such Series, the Borrower shall prepay Incremental Revolving Loans of such Series in an aggregate amount equal to such excess).

Each such prepayment of the Term Loans and the Incremental Term Loans shall be applied ratably to the then outstanding Term Loans and Incremental Term Loans and, in each case, ratably to the installments thereof in inverse order of maturity.

(c)  Notices, Etc.  The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(c).

SECTION 2.10.  Fees.

(a)  Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the earlier of the date such Revolving Commitment terminates and the Revolving Maturity Date.  Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the Revolving Commitment terminates and the Revolving Maturity Date, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, the Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(b)  Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Lender on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)  Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)  Payment of Fees.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.11.  Interest.

(a)  ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b)  Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)  Default Interest.  Notwithstanding the foregoing, during any period that a Post-Default Condition exists (whether or not the same is thereafter cured), the Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender (whether or not then due), on any reimbursement obligation in respect of an LC Disbursement owing to such Lender and on any other amount then due and payable by the Borrower hereunder.

(d)  Payment of Interest.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans and the Incremental Revolving Loans, upon termination of the Revolving Commitments and the Incremental Revolving Commitments, respectively; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of (x) an ABR Revolving Loan prior to the Revolving Maturity Date or (y) an ABR Incremental Revolving Loan prior to the applicable Incremental Revolving Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e)  Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12.  Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)  if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.13.  Increased Costs.

(a)  Increased Costs Generally.  If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

(ii)  impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)  Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the

Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)  Certificates from  Lenders.  A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 45 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 45-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(c) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.15.  Taxes.

(a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)  Payment of Other Taxes by the Borrower.  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

(d)  Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  Foreign Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)  Payments by the Obligors.  Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC

Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Loan Document, and except payments to be made directly to the Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in dollars.

(b)  Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)  Pro Rata Treatment.  Except to the extent otherwise provided herein:  (i) each Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fee under Section 2.10 shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.07 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Loans, Term Loans and Incremental Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Revolving Loans, Term Loans and Incremental Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(d)  Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

(e)  Presumptions of Payment.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f)  Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e) or (f), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent hereunder for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.

(a)  Designation of a Different Lending Office.  If  any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  Replacement of Lenders.  If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender does not agree to any request by the Borrower for a consent, approval, amendment or waiver hereunder that requires the consent or approval of all of  the Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Lender), which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

GUARANTEE

SECTION 3.01.  The Guarantee.  The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, and all obligations of the Borrower or any of its Subsidiaries to any of the Lenders and their respective Affiliates in respect of any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Subsidiary Guarantors hereby further jointly and severally agree that if the

Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 3.02.  Obligations Unconditional.  The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(i)  at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)  any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(iii)  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv)  any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

SECTION 3.03.  Reinstatement.  The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 3.04.  Subrogation.  The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

SECTION 3.05.  Remedies.  The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

SECTION 3.06.  Instrument for the Payment of Money.  Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion–action under New York CPLR Section 3213.

SECTION 3.07.  Continuing Guarantee.  The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 3.08.  Rights of Contribution.  The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.  The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section, (i) ”Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) ”Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) ”Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

SECTION 3.09.  General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 4.01.  Organization; Powers.  Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 4.02.  Authorization; Enforceability.  The Transactions are within each Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder or member action.  This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documentsto which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings in respect of the Liens created pursuant to the Security Agreement, (iii) the filing with the FCC of certain of the Loan Documents as required by Section 73.3613 of the FCC’s rules and (iv) the approval by the FCC of the acquisition of any Broadcast License, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Agreement, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 4.04.  Financial Condition; Material Adverse Change.

(a)  Financial Condition.  The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2000 and December 31, 2001, reported on by Arthur Andersen & Company, independent public accountants and (ii) a copy of its report on Form 10-Q dated March 31, 2002.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its

Subsidiaries as of such respective dates and for such respective years or fiscal quarter, as the case may be, in accordance with GAAP (subject, in the case of such financial statements as of March 31, 2002, to normal year-end audit adjustments and the absence of footnotes).

(b)  No Material Adverse Change.  Since December 31, 2001, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

SECTION 4.05.  Properties.

(a)  Property Generally.  Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)  Intellectual Property.  Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.06.  Litigation and Environmental Matters.

(a)  Actions, Suits and Proceedings.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (including Unrestricted Subsidiaries) (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than any such action, suit or proceeding disclosed in Schedule 4.06(a)) or (ii) that involve this Agreement or the Transactions.

(b)  Environmental Matters.  Except for the matters disclosed in Schedule 4.06(b) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (including Unrestricted Subsidiaries) (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)  Disclosed Matters.  Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedules 4.06(a) and 4.06(b) that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 4.07.  Compliance with Laws and Agreements.  Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 4.08.  Investment and Holding Company Status.  Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 4.09.  Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all United States Federal and all other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.10.  ERISA.  The Borrower and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

SECTION 4.11.  Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lender in connection with the negotiation of this Agreement and the other Loan Documents (including the information set forth in the Confidential Information Memorandum) or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 4.12.  Use of Credit.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

SECTION 4.13.  Indebtedness and Liens.

(a)  Material Indebtedness.  Schedule 4.13(a) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 4.13(a).

(b)  Liens.  Schedule 4.13(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 4.13(b).

(c)  Film Cash Payments.  Schedule 4.13(c) is a complete and correct list setting forth the aggregate Film Cash Payments to be made in each fiscal year during the period commencing on January 1, 2002 through and including December 31, 2009.

(d)  Interest Rate Protection Agreements.  Schedule 4.13(d) is a complete and correct list, as of the date hereof, of each Interest Rate Protection Agreement in respect of a notional principal amount which equals or exceeds (or may equal or exceed) $1,000,000.

SECTION 4.14.  Capitalization.  Set forth in Schedule 4.14 is a complete and correct list of all of the authorized capital stock of the Borrower specifying the number of outstanding shares thereof on the date hereof and the number of such shares owned by the Smith Brothers.  All of the authorized and outstanding and issued shares of capital stock of the Borrower are fully paid and nonassessable.  Except as set forth in Schedule 4.14, there are (y) no outstanding Equity Rights with respect to the Borrower and (z) no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

SECTION 4.15.  Subsidiaries and Investments.

(a)  Subsidiaries.  Set forth in Schedule 4.15(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.  Each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Agreement), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.15(a), all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable, and there are no outstanding Equity Rights with respect to such Person.

(b)  Investments.  Set forth in Schedule 4.15(b) is a complete and correct list of all Investments (other than Investments disclosed in Schedule 4.15(a) and other than Investments of the types referred to in clauses (b), (c), (e) and (f) of Section 7.07) in an amount exceeding $1,000,000 held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment.  Except as disclosed in Schedule 4.15(b), each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Agreement), all such Investments.

(c)  Subsidiaries Not Subject to Certain Restrictions.  None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type prohibited under Section 7.10.

SECTION 4.16.  Broadcast Licenses.

(a)  Schedule 4.16 accurately and completely lists, as of the date hereof, for each Owned Station, all Broadcast Licenses granted or assigned to the Borrower or any of its Subsidiaries, or under which the Borrower and its Subsidiaries have the right to operate such Owned Station.  The Broadcast Licenses listed in Schedule 4.16 with respect to any Owned Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such Owned Station, and the conduct of the business of the Borrower and its Subsidiaries with respect to such Owned Station, as now conducted or proposed to be conducted.  The Broadcast Licenses listed in Schedule 4.16 are issued in the name of the respective License Subsidiary for the Owned Station being operated under authority of such Broadcast Licenses and are on the date hereof validly issued and in full force and effect, and the Borrower and its Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect thereto and have full power and authority to operate thereunder.

(b)  Schedule 4.16 accurately and completely lists, as of the date hereof, for each Contract Station, all Broadcast Licenses granted or assigned to the Material Third-Party Licensee for such Contract Station, or under which the Material Third-Party Licensee for such Contract Station has the right to operate such Contract Station.  The Broadcast Licenses listed in Schedule 4.16 with respect to any Contract Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such Contract Station, and the conduct of the business of the Material Third-Party Licensee for such Contract Station with respect to such Contract Station, as now conducted or proposed to be conducted.  The Broadcast Licenses listed in Schedule 4.16 are issued in the name of the Material Third-Party Licensee for the Contract Station being operated under authority of such Broadcast Licenses and are on the date hereof validly issued and in full force and effect, and the Material Third-Party Licensee for such Contract Station has fulfilled and performed in all material respects all of its obligations with respect thereto and has full power and authority to operate thereunder.

SECTION 4.17.  Ancillary Documents.  The Borrower has heretofore delivered to the Administrative Agent a true and complete copy of the Ancillary Documents, in each case as in effect on the date hereof, and each of the same is in full force and effect and no default of any Obligor party thereto of any of the provisions thereof is in existence on the date hereof.

SECTION 4.18.  Program Services Agreements.  Schedule 4.18 is a complete and correct list, as of the date of this Agreement, of each agreement pursuant to which the Borrower or any of its Subsidiaries has the right to program and sell advertising on a substantial portion of the inventory of broadcast time of any Station.

SECTION 4.19.  Options.  Schedule 4.19 is a complete and correct list, as of the date of this Agreement, of each option agreement pursuant to which the Borrower or any of its Subsidiaries has the right to acquire licenses, permits, authorizations or certificates to construct, own, operate or promote any television or radio broadcasting station.

SECTION 4.20.  Asset Use and Operating Agreements.  Schedule 4.20 is a complete and correct list, as of the date of this Agreement, with respect to each Owned Station, of the agreement between the Subsidiary of the Borrower that operates such Owned Station and a License Subsidiary with respect to such Owned Station.

SECTION 4.21.  Outsourcing Agreements.  Schedule 4.21 is a complete and correct list, as of the date of this Agreement, of each Outsourcing Agreement to which the Borrower or any of its Subsidiaries is a party.

SECTION 4.22.  Solvency.  As of the date hereof (and after giving effect to the extensions of credit hereunder and to the other transactions contemplated hereby), (i) the aggregate value of all properties of the Borrower and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six to eighteen months, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the properties in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries, (ii) the Borrower and its Subsidiaries will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

ARTICLE V

CONDITIONS

SECTION 5.01.  Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

(a)  Executed Counterparts.  From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)  Opinions of Counsel to the Obligors.  Favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Thomas & Libowitz, P.A., counsel for the Obligors, substantially in the form of Exhibit F-1 and (ii) Shaw Pittman LLP, special FCC counsel for the Borrower, substantially in the form of Exhibit F-2 (and each Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

(c)  Opinion of Special New York Counsel to JPMCB.  An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, substantially in the form of Exhibit G (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

(d)  Corporate Documents.  Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)  Officer’s Certificates.  (i) A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02 and (ii) a certificate, dated the Effective Date and signed by the chief financial officer of the Borrower, demonstrating in reasonable detail compliance with the covenants set forth in Section 7.11 as of the Effective Date after giving effect to the transactions contemplated to occur on or prior thereto.

(f)  Security Agreement.  The Security Agreement, duly executed and delivered by the Borrower and certain of the other Obligors and the Administrative Agent, and the certificates identified under the name of such Obligor in Annex 1 thereto, in each case, accompanied by undated stock powers executed in blank.  In addition, each Obligor party to the Security Agreement shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

(g)  Program Services Agreements; Outsourcing Agreements.  A certificate of a Financial Officer of the Borrower certifying that (i) attached thereto are true and complete copies (including all modifications and supplements) of each Program Services Agreement and Outsourcing Agreement to which the Borrower or any of its Subsidiaries is a party on the Effective Date, (ii) each such Program Services Agreement and Outsourcing Agreement is in full force and effect and (iii) no default of any Obligor party thereto of any of the provisions thereof is in existence on the Effective Date.

(h)  Network Affiliations.  A certificate of a Financial Officer of the Borrower certifying that (i) attached thereto is a list of all network affiliation agreements to which the Borrower or any of its Subsidiaries is a party on the Effective Date, (ii) each such network affiliation agreement is in full force and effect and (iii) no default of any Obligor party thereto of any of the provisions thereof is in existence on the Effective Date.

(i)  Asset Use and Operating Agreements.  A certificate of a Financial Officer of the Borrower certifying that (i) the Borrower or Subsidiary operating each Owned Station and the respective License Subsidiary have executed and delivered an Asset Use and Operating Agreement with respect to such Owned Station, (ii) attached thereto are true and complete copies (including all modifications and supplements) of each Asset Use and Operating Agreement to which the Borrower or any of its Subsidiaries is a party on the Effective Date and (iii) each such Asset Use and Operating Agreement is in full force and effect and (iv) no default of any Obligor party thereto of any of the provisions thereof is in existence on the Effective Date.

(j)  Subordinated Debt Documents.  A certificate of a Financial Officer of the Borrower certifying that (i) attached thereto are true and complete copies (including all modifications and supplements) of each Subordinated Debt Document to which the Borrower or any of its Subsidiaries is a party on the Effective Date, (ii) each such Subordinated Debt Document is in full force and effect and (iii) no default of any Obligor party thereto of any of the provisions thereof is in existence on the Effective Date.

(k)  Senior Note Documents.  A certificate of a Financial Officer of the Borrower certifying that (i) attached thereto are true and complete copies (including all modifications and supplements) of any Senior Note Document to which the Borrower or any of its Subsidiaries is a party on the Effective Date, (ii) each such Senior Note Document is in full force and effect and (iii) no default of any Obligor party thereto of any of the provisions thereof is in existence on the Effective Date.

(l)  Material Acquisition Documents.  A certificate of a Financial Officer of the Borrower certifying that (i) attached thereto are true and complete copies (including all modifications and supplements) of any Material Acquisition Document to which the Borrower or any of its Subsidiaries is a party on the Effective Date, (ii) each such Material Acquisition Document is in full force and effect and (iii) no default of any Obligor party thereto of any of the provisions thereof is in existence on the Effective Date.

(m)  Solvency Analysis.  A certificate of the chief financial officer of the Borrower certifying that, as of the Effective Date and after giving effect to the initial extension of credit hereunder and to the other transactions contemplated hereby, (i) the aggregate value of all properties of the Borrower and its Subsidiaries at their present fair saleable value (i.e., the amount which may be realized within a reasonable time, considered to be six to eighteen months, either through collection or sale at the regular market value, conceiving the latter as the amount which could be obtained for the properties in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries, (ii) the Borrower and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

(n)  Insurance.  A certificate of a Financial Officer of the Borrower setting forth the insurance obtained by it in accordance with the requirements of Section 6.05 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

(o)  Existing Credit Agreement.  Evidence that (i) the Borrower shall have paid in full all principal of and interest accrued on the outstanding loans under the Existing Credit Agreement and all fees and expenses owing by the Borrower thereunder, (ii) all Liens securing any obligations thereunder shall have been released (or arrangements for such release satisfactory to the Existing Lenders shall have been made), (iii) all other amounts (if any) payable by the Borrower under or in respect of the Existing Credit Agreement have been paid in full, and (iv) the Commitments (as defined in the Existing Credit Agreement) have terminated.

(p)  Balance Sheet.  A pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2002 adjusted to give effect to the Transactions.

(q)  Other Documents.  Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.

The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on July 15, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 5.02.  Each Credit Event.  The obligation of each Lender to make a Loan (including an Incremental Loan) on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)  the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date);

(b)  at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(c)  the Borrower shall be in compliance with the terms and conditions of each of the Note Indentures.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

SECTION 5.03.  Each Incremental Loan.  The obligation of each Incremental Lender to make an Incremental Loan is subject to the satisfaction of the following additional conditions:

(a)  after giving pro forma effect to the making of such Incremental Loan, the Borrower shall be in compliance with each of the covenants set forth in Section 7.11; and

(b)  receipt by the respective Incremental Lender and the Administrative Agent of a certificate, dated the date of the making of such Incremental Loan and signed by the

President, a Vice President or a Financial Officer of the Borrower, demonstrating in reasonable detail compliance with the foregoing clause (a) of this Section.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.  Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent:

(a)  within 110 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries (including Unrestricted Subsidiaries) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young, LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries (including Unrestricted Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied;

(b)  within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries (including Unrestricted Subsidiaries) as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries (including Unrestricted Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)  concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01(i) through

(m), 7.06, 7.08 and 7.11, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)  promptly after the same become publicly available, copies of all periodic and other material reports (including reports on Form 8-K), registration statements and proxy statements filed by the Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally or to the holders of any class or issue of securities of the Borrower generally, as the case may be, and promptly upon the receipt thereof by the Borrower, copies of any material notices, reports or other communications from any holder of any Preferred Stock or any Indebtedness evidenced or provided by the Existing Senior Subordinated Note Indentures or Senior Notes (or, in either case, any agent or trustee therefor);

(e)  promptly upon their becoming available, copies of any and all periodic or special reports filed by the Borrower or any of its Subsidiaries with the FCC or with any other Federal, state or local governmental authority, if such reports indicate any material adverse change in the business, operations, affairs or condition of the Borrower or any of its Subsidiaries or if copies thereof are requested by any Lender or the Administrative Agent, and copies of any and all material notices and other material communications from the FCC or from any other Federal, state or local governmental authority with respect to the Borrower, any of its Subsidiaries or any Station;

(f)  promptly following delivery thereof to or by the Borrower or any of its Subsidiaries, copies of all material notices (including notices of default), financial statements, reports, approvals and other material communications that are received by the Borrower or any of its Subsidiaries from or on behalf of any Material Third-Party Licensee or Affiliate of any Material Third-Party Licensee or furnished by the Borrower or any of its Subsidiaries to any Material Third-Party Licensee or Affiliate of any Material Third-Party Licensee;

(g)  as soon as available and in any event on or before December 31 of each fiscal year, a budget for the next following fiscal year setting forth anticipated income, expense and capital expenditure items for each quarter during such fiscal year;

(h)  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, any Station (including copies of network affiliation agreements entered into by such Station), any Material Third-Party Licensee or any Person that owns the capital stock (or other equity ownership interest) of any Material Third-Party Licensee, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request; and

(i)  at the time it furnishes each set of financial statements pursuant to clause (a) or (b) of this Section, financial statements for each of (i) the Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries) and (ii) the Unrestricted Subsidiaries, in each case having the same scope, detail and information, covering the same periods of time, and accompanied by a corresponding certificate of a Financial Officer of the Borrower and (in lieu of an opinion letter) an audit review letter of independent certified public accountants of recognized national standing, as the case may be, as said financial statements delivered pursuant to said clause (a) or (b), as though each reference in said clause (a) or (b) to “the Borrower and its Subsidiaries” were a reference to “the Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries)” or the “Unrestricted Subsidiaries”, as the case may be.

SECTION 6.02.  Notices of Material Events.  The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a)  the occurrence of any Default;

(b)  the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries or any of their respective assets, franchises or licenses (including the Broadcast Licenses for Owned Stations) that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, or against or affecting any Material Third-Party Licensee for a Contract Station or any Broadcast License for such Contract Station that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or the loss of any Broadcast License (other than an Immaterial Broadcast License) for such Contract Station;

(c)  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries (including Unrestricted Subsidiaries) in an aggregate amount exceeding $25,000,000;

(d)  the assertion of any environmental matter by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that could reasonably be expected to result in liability of the Borrower and its Subsidiaries (including Unrestricted Subsidiaries) in an aggregate amount exceeding $25,000,000; and

(e)  any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.03.  Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises (including the Broadcast Licenses, but excluding Immaterial Broadcast Licenses, for Owned Stations); provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

SECTION 6.04.  Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.05.  Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, provided that the Borrower will in any event maintain (with respect to itself, each of its Subsidiaries and each Owned Station), and will use its reasonable best efforts to cause the Material Third-Party Licensee for each Contract Station (or the Person that owns the capital stock (or other equity ownership interest) of such Material Third-Party Licensee) to maintain (with respect to itself and such Contract Station), casualty insurance and insurance against claims and damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness), in such amounts as are then customary for Persons engaged in the same or similar business similarly situated.  The Borrower shall provide to the Administrative Agent at the same time it furnishes its annual financial statements under Section 6.01(a) a certificate of insurance comparable in scope to the certificate furnished under Section 5.01(n) demonstrating compliance with this Section.

SECTION 6.06.  Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 6.07.  Compliance with Laws and Contractual Obligations.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including

Environmental Laws) and all of its Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.08.  Use of Proceeds and Letters of Credit.  The proceeds of the Revolving Loans and the Term Loans will be used only (a) to repay loans outstanding under the Existing Credit Agreement and to pay fees and expenses in connection herewith and therewith, (b) for the general corporate purposes of the Borrower and its Subsidiaries including working capital requirements and Capital Expenditures (in compliance with all applicable legal and regulatory requirements) and (c) with respect to Revolving Loans only, (i) to pay (A) principal in an aggregate amount not to exceed $15,000,000 and (B) fees, expenses and any premium payable, in each case in connection with any redemption, in whole or in part, of the Existing HYTOPs, provided that in the event the Revolving Loans are prepaid with the proceeds of any Equity Issuance, the Revolving Loans may be reborrowed in the amount of such prepayment to redeem the Existing HYTOPS within 90 days of such Equity Issuance; and (ii) to make acquisitions and Investments to the extent permitted hereunder (in compliance with all applicable legal and regulatory requirements).  The proceeds of the Incremental Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries including working capital requirements, Capital Expenditures, Acquisitions and Investments to the extent permitted hereunder (in compliance with all applicable legal and regulatory requirements).  Letters of Credit will be issued only for general corporate purposes of the Borrower and its Subsidiaries as specified above.  Neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of proceeds of any Loan.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 6.09.  Certain Obligations Respecting Subsidiaries.

(a)  Subsidiary Guarantors.  The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower are “Subsidiary Guarantors” hereunder.  Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that shall constitute a Subsidiary hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to (i) become a “Subsidiary Guarantor” hereunder, and (if applicable) an “Obligor” under the Security Agreement pursuant to a Guarantee Assumption Agreement, (ii) deliver certificates (if any) of ownership interests of any Subsidiaries of such new Subsidiary in each case accompanied by undated stock powers executed in blank and (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.

(b)  Ownership of Subsidiaries.  The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary.  In the event that any additional shares of stock or other ownership interests shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates (if any) evidencing such shares of stock or other ownership interests, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

ARTICLE VII

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 7.01.  Indebtedness.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)  Indebtedness to the Lenders hereunder (including in respect of Incremental Loans);

(b)  Indebtedness outstanding on the Effective Date and identified in Schedule 7.01(b);

(c)  Indebtedness of the Borrower evidenced by senior subordinated notes and subordinated guarantees thereof by Subsidiary Guarantors issued after the date hereof (such Indebtedness and guarantees being collectively referred to as the “Additional Senior Subordinated Notes”), provided that (i) such notes are issued at not less than 97% of par, (ii) such notes and guarantees shall be unsecured and such notes shall bear interest at a rate, whether fixed or floating, not to exceed 12% per annum on the face amount thereof, (iii) no scheduled payments, prepayments, redemptions or sinking fund or like payments on such notes shall be required prior to January 1, 2011, (iv) the terms and conditions of such notes shall not be more restrictive on the Borrower and its Subsidiaries than the terms and conditions customarily found in senior subordinated notes of similar issuers issued under Rule 144A of the Securities Act of 1933 (“Rule 144A”) or in a public offering as reasonably determined by the Administrative Agent, and the terms of subordination thereof shall also extend to cover obligations of the Borrower and its Subsidiaries in respect of any Hedging Agreements to which the Borrower and any of the Lenders and their respective Affiliates are parties and (v) no Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom;

(d)  Indebtedness of the Borrower evidenced by senior subordinated notes and subordinated guarantees thereof by Subsidiary Guarantors (such Indebtedness and guarantees being collectively referred to as the “Converted Senior Subordinated Notes”), provided that (i) such notes and guarantees shall be unsecured and such notes shall bear interest at a fixed rate not greater than 15% per annum, (ii) no scheduled payments, prepayments, redemptions or sinking fund or like payments on such notes shall be required before the tenth anniversary of the date of issuance of the Other Preferred Stock, (iii) the terms and conditions of such notes shall not be more restrictive on the Borrower and its Subsidiaries than the terms and conditions customarily found in senior subordinated notes of similar issuers issued under Rule 144A or in a public offering as reasonably determined by the Administrative Agent, and the terms of subordination thereof shall also extend to cover obligations of the Borrower and its Subsidiaries in respect of any Hedging Agreements to which the Borrower and any Lender are parties, (iv) the Borrower shall issue such notes pursuant to the conversion of all, but not less than all, of the Other Preferred Stock into such notes in an aggregate principal amount not exceeding the aggregate liquidation preference of the Other Preferred Stock so converted and (v) both immediately prior to such conversion of the Other Preferred Stock and, after giving pro forma effect thereto, no Default shall have occurred and be continuing;

(e)  Indebtedness of Subsidiaries of the Borrower owing to the Borrower or to other Subsidiaries of the Borrower;

(f)  Subordinated Film Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not exceeding $30,000,000 at any one time outstanding, provided that the terms and conditions of each agreement or instrument evidencing or governing such Indebtedness shall be satisfactory to the Administrative Agent;

(g) Indebtedness of the Borrower owing to any of the Designated HYTOPs Subsidiaries that is subordinated on terms satisfactory to the Administrative Agent to the obligations of the Borrower hereunder, under the notes (if any) issued as provided in Section 2.08(g) and under any Hedging Agreements to which the Borrower and any of the Lenders and their respective Affiliates are parties;

(h)  Guarantees by one or more of the Obligors of the obligations of other Persons (including Affiliates); provided that the aggregate principal amount of Indebtedness so guaranteed may not exceed $75,000,000 at any one time outstanding;

(i)  Indebtedness (including Indebtedness of the Receivables Subsidiary) incurred in connection with any Receivables Financing on terms satisfactory to the Administrative Agent, provided that after giving effect thereto the aggregate face amount of Receivables of the Borrower and its Subsidiaries (other than any Receivables Subsidiary) that have not been sold or financed shall be at least $100,000,000;

(j)  Indebtedness incurred in connection with capital leases in respect of broadcast towers or equipment of the Borrower or any of its Subsidiaries, provided that the aggregate principal amount of such Indebtedness may not exceed $25,000,000 at any one time outstanding;

(k)  off-balance sheet Indebtedness incurred by the Borrower or any of its Subsidiaries to finance broadcast towers or equipment on terms satisfactory to the Administrative Agent; provided that the aggregate principal amount of such Indebtedness may not exceed $50,000,000 at any one time outstanding;

(l)  senior unsecured Indebtedness of the Borrower issued after the date hereof in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding; provided that (i) no scheduled payments, prepayments, redemptions or sinking fund or like payments on such Indebtedness shall be required prior to January 1, 2011, (ii) the terms and conditions of such Indebtedness shall not be more restrictive on the Borrower and its Subsidiaries than the terms and conditions customarily found in senior unsecured notes of similar issuers issued under Rule 144A or in a public offering as reasonably determined by the Administrative Agent and (iii) no Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom; and

(m)  additional unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $75,000,000 at any one time outstanding, provided that no Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom.

SECTION 7.02.  Liens.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)  Liens created pursuant to the Security Agreement;

(b)  Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any of its Subsidiaries, as the case may be, in accordance with GAAP;

(c)  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under clause (j) of Article VIII;

(d)  pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation;

(e)  deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(g)  Liens on the capital stock of Cunningham owned by Carolyn C. Smith acquired by the Borrower or any of its Subsidiaries pursuant to the exercise of the Cunningham Options, to the extent such Liens are in existence on the date of such acquisition;

(h)  Liens on the property of the Obligors securing Guarantees referred to in Section 7.01(h), provided that the aggregate Indebtedness secured thereby shall not exceed $45,000,000 at any one time outstanding;

(i)  Liens resulting from the defeasance (but only to extent permitted under Section 7.12) of the Indebtedness under the Note Indentures in accordance therewith;

(j)  Liens upon real and/or personal property existing on the date hereof, provided that the aggregate Indebtedness and/or other obligations secured thereby shall not exceed $15,000,000;

(k)  additional Liens upon real and/or personal property created after the date hereof, provided that the aggregate Indebtedness and/or other obligations secured thereby and incurred on and after the date hereof shall not exceed $5,000,000 in the aggregate at any one time outstanding;

(l)  Liens (if any) created in connection with any Receivables Financing permitted under Section 7.01(i); and

(m)  any extension, renewal or replacement of the foregoing, provided, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

SECTION 7.03.  Mergers, Consolidations, Etc.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except:

(a)  any Subsidiary (other than a License Subsidiary) may be merged or consolidated with or into any other Subsidiary (other than a License Subsidiary); provided that:

(i)  if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving entity;

(ii)  if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving entity, then the continuing or surviving entity shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents;

(b)  any existing License Subsidiary may be merged or consolidated with or into a newly formed Subsidiary of the Borrower (which may be organized as a limited liability company), provided (i) that if such existing License Subsidiary is not the continuing or surviving entity, then the continuing or surviving entity shall be deemed to be a License Subsidiary and shall have assumed all of the obligations of such Subsidiary hereunder and under the other Loan Documents and (ii) such newly formed Subsidiary shall be in compliance with Section 7.14; and

(c)  any Subsidiary (other than a License Subsidiary) may be merged or consolidated with or into any other Person to effect an Acquisition permitted under Section 7.04, provided that the continuing or surviving entity shall be a Subsidiary of the Borrower and, if not a Subsidiary Guarantor prior to such merger or consolidation, such continuing or surviving entity shall have assumed all of the obligations of such Subsidiary hereunder and under the Loan Documents.

SECTION 7.04.  Acquisitions.  The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, or acquire any option to make any such acquisition, except:

(a)  purchases of inventory, programming rights and other property to be sold or used in the ordinary course of business;

(b)  Investments permitted under Section 7.07;

(c)  Restricted Payments permitted under Section 7.08;

(d)  Capital Expenditures of the Borrower and its Subsidiaries;

(e)  the Borrower and its Subsidiaries may consummate each Approved Acquisition and any Other Acquisition (including the exercise of the Cunningham Options), provided that, if applicable:

(i)  both immediately prior after giving effect to such Acquisition, no Default shall have occurred and be continuing (and, in the case of such Acquisition, the Borrower shall be in compliance with the Total Indebtedness

Ratio under Section 7.11(d), calculated on a pro forma basis as if such Acquisition had been consummated on the first day of the relevant period);

(ii)  each assignment or transfer of control of Broadcast Licenses to the Borrower or any of its Subsidiaries shall have been approved by

(A)  an Initial FCC Order, in the case of any such Approved Acquisition or if the aggregate consideration for any Other Acquisition and all Other Acquisitions permitted under this clause (e) and consummated after the date hereof which have not been approved by a Final FCC Order is equal to or less than $300,000,000 in the aggregate or

(B)  a Final FCC Order, in all other cases (including the exercise of the Cunningham Options);

(iii)  if the Administrative Agent or the Required  Lenders shall have so requested, the Administrative Agent shall have received an opinion of FCC counsel satisfactory to the Administrative Agent or the Required Lenders, as the case may be, in its (or their) reasonable judgment to the effect that such transfer shall have been so approved by an Initial FCC Order or a Final FCC Order, as the case may be, and that such Broadcast Licenses have been validly assigned to the Borrower or such Subsidiary);

(iv)  at the time that the Borrower or any of its Subsidiaries enters into a definitive purchase agreement for such Acquisition, either:

(A)  the Borrower has sufficient financing committed to it to enable it or its Subsidiary, as the case may be, to consummate such Acquisition or

(B)  if the maximum amount of all termination, break-up and similar fees payable by the Borrower or its Subsidiary, as the case may be, by reason of such Acquisition failing to be consummated were included in the calculation of Total Indebtedness, the Borrower would be in compliance with the Total Indebtedness Ratio on such date;

(v)  after the consummation of such Acquisition, there shall remain unused Revolving Commitments in an aggregate amount of not less than $25,000,000;

(vi)  immediately after giving effect to such Acquisition, the BCF Percentage does not exceed 25%;

(vii)  if the Aggregate Consideration for such Acquisition is equal to or greater than $75,000,000, the Borrower shall furnish to the Lenders a certificate showing calculations (after giving effect to borrowings and prepayments hereunder to be made on such date and calculated on a pro forma basis as if such

Acquisition had been consummated on the first day of the period of four fiscal quarters of the Borrower ending on or most recently ended prior to such date) in reasonable detail that demonstrate that such Acquisition will not result in a Default under Section 7.11 or sub-clause (vi) of this clause (e);

(viii)  if the Aggregate Consideration for such Acquisition is equal to or greater than $75,000,000 or if the portion of the Aggregate Consideration for such Acquisition payable to extend and exercise any option acquired in connection with such Acquisition exceeds 20% of the Aggregate Consideration payable in connection with such Acquisition, no later than the date falling ten Business Days (or such shorter period as the Administrative Agent may agree) prior to the date that such Acquisition is consummated, the Borrower shall have delivered to the Administrative Agent drafts or executed counterparts of such of the respective agreements or instruments (including Program Services Agreements) pursuant to which such Acquisition is to be consummated (together with any related management, non-compete, employment, option or other material agreements), any schedules or other material ancillary documents to be executed or delivered in connection therewith, all of which shall be satisfactory in form and substance to the Administrative Agent;

(ix)  promptly following request therefor, copies of such information or documents relating to such Acquisition as the Administrative Agent or any Lender (through the Administrative Agent) shall have reasonably requested; and

(x)  if requested by the Administrative Agent with respect to any agreement (A) entered into by any Obligor and any other Person in connection with such Acquisition or (B) to be transferred to any Obligor in connection with such Acquisition, which agreement is determined by the Administrative Agent to be material and for which a security interest is required to be granted under the Security Documents, the Borrower shall use its best efforts to cause such Obligor and such other Person to execute and deliver to the Administrative Agent a Consent and Agreement with respect to such agreement; and

(f)  the acquisition of property in connection with any exchanges permitted under Section 7.05.

SECTION 7.05.  Dispositions.  The Borrower will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Required Lenders, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or property, whether now owned or hereafter acquired including receivables and leasehold interests, except:

(a)   the Disposition of any inventory or other property in the ordinary course of business and on ordinary business terms;

(b)   the Disposition of obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a fair market value in excess of $10,000,000;

(c)  the Borrower or any of its Subsidiaries may sell to any PSA Counterparty the Broadcast Licenses for any Owned Station and any property required pursuant to the rules and regulations of the FCC to be sold in connection with the transfer of such Broadcast Licenses, provided that:

(i)  any such sale shall be for an amount not less than 80% of the appraised value of such Broadcast License and other property required to be sold in connection with the transfer of such Broadcast License (as determined by an appraiser satisfactory to the Administrative Agent and the Borrower and experienced in the appraisal of properties similar to those being so sold), which amount in all such cases shall be payable in cash,

(ii)  such PSA Counterparty shall enter into a Program Services Agreement with a Subsidiary of the Borrower with respect to such Station in form and substance satisfactory to the Administrative Agent,

(iii)  after giving effect to such sale and related Program Services Agreement, the BCF Percentage does not exceed 25%, and

(iv)  such PSA Counterparty shall enter into a Consent and Agreement with the Administrative Agent relating to such Program Services Agreement;

(d)  the Borrower or any of its Subsidiaries may dispose of substantially all of the assets relating to any Owned Station that is a radio broadcasting station (or the capital stock of the Subsidiary of the Borrower that owns such assets if such Subsidiary does not own any property relating to any other Owned Station that is a television broadcasting station), provided that:

(i)  both immediately prior and after giving effect to such Disposition, no Default shall have occurred and be continuing; and

(ii)  either:

(A)  such Disposition is a sale to any Person for cash in an amount not less than the fair market value of such assets, and the Borrower shall promptly furnish to the Administrative Agent copies of such information or documents relating to such Disposition as the Administrative Agent or any Lender or Lenders (through the Administrative Agent) shall have reasonably requested; or

(B)  such Disposition is an exchange, with any Person, of such assets for assets owned by such Person (or the capital stock (or other equity ownership interest) of such Person) comprising a radio or television broadcasting station of equal or greater value, as determined in good faith by the Board of Directors of the Borrower or such Subsidiary and the acquisition of such assets of such Person pursuant to such exchange shall comply with the provisions of Section 7.04(e);

(e)  the Borrower or any of its Subsidiaries may dispose of substantially all of the assets relating to any Owned Station that is a television broadcasting station (or the capital stock of the Subsidiary of the Borrower that owns such assets), provided that:

(i)  both immediately prior to such Disposition and, after giving effect thereto, no Default shall have occurred and be continuing; and

(ii)  either:

(A)  such Disposition is a sale to any Person for cash in an amount not less than the fair market value of such assets and:

(1)  the EBITDA Percentage attributable to such assets together with the EBITDA Percentage attributable to all other assets sold pursuant to this clause (A) or exchanged pursuant to the following clause (B) during the immediately preceding twelve month period shall not exceed 20%,

(2)  the EBITDA Percentage attributable to all assets of the Borrower and its Subsidiaries sold pursuant to this clause (A) or exchanged pursuant to the following clause (B) since the Effective Date shall not exceed 50%,

(3)  immediately after giving effect to such Disposition, the BCF Percentage does not exceed 25%, and

(4)  the Borrower shall have furnished to the Lenders, not later than the date falling ten Business Days (or such shorter period as the Administrative Agent may agree) prior to the date of such disposition a certificate in form and detail satisfactory to the Administrative Agent stating (and setting forth calculations in reasonable detail demonstrating) the EBITDA Percentage attributable to the assets so sold and promptly following request therefor, copies of such other information or documents relating to such disposition as the Administrative Agent or any Lender or Lenders (through the Administrative Agent) shall have reasonably requested; or

(B)  such disposition is an exchange, with any Person, of such assets for assets owned by such Person (or the capital stock (or other equity ownership interest) of such Person) comprising a television or radio broadcasting station of equal or greater value, as determined in good faith by the Board of Directors of the Borrower or such Subsidiary and:

(1)  the EBITDA Percentage attributable to such assets of the Borrower or such Subsidiary together with the EBITDA Percentage attributable to all other assets of the Borrower or any of its Subsidiaries sold pursuant to the foregoing clause (A) or exchanged pursuant to the this clause (B) during the immediately preceding twelve month period shall not exceed 20%,

(2)  the EBITDA Percentage attributable to all assets of the Borrower and its Subsidiaries sold pursuant to the foregoing clause (A) or exchanged pursuant to this clause (B) since the Effective Date shall not exceed 50%,

(3)  the acquisition of such assets of such Person pursuant to such exchange shall comply with the provisions of Section 7.04(e), and

(4)  the Borrower shall have furnished to the Lenders, not later than the date falling ten Business Days (or such shorter period as the Administrative Agent may agree) prior to the date of such disposition a certificate in form and detail satisfactory to the Administrative Agent stating (and setting forth calculations in reasonable detail demonstrating) the EBITDA Percentage attributable to the assets so sold;

(f)  the Borrower or any of its Subsidiaries may dispose of additional property for fair market value, provided that the aggregate fair market value of such additional property disposed of by the Borrower and its Subsidiaries in any fiscal year may not exceed $100,000,000;

(g)  the Borrower and its Subsidiaries may transfer Receivables in connection with any Receivables Financing permitted under Section 7.01(i); and

(h)  any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property to the Borrower or a Wholly Owned Subsidiary of the Borrower (other than a License Subsidiary); provided that if any such sale is by a Subsidiary Guarantor to another Subsidiary which is not a Subsidiary Guarantor, then such Subsidiary shall have become a “Subsidiary Guarantor” hereunder and assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents.

SECTION 7.06.  Lines of Business.  The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than (a) the business of owning and operating the Stations (and related retransmission facilities), (b) the commercial utilization of frequencies licensed, granted or leased to the Borrower or any of its Subsidiaries by the FCC, any other Governmental Authority or any other Person in connection with the television or radio broadcasting businesses, (c) the production, development, sale, lease or other provision of equipment and/or services to Persons engaged in the businesses relating to those referred to in the preceding clause (b), (d) the sale of Receivables by the Borrower or any of its Subsidiaries pursuant to a Receivables Financing permitted under Section 7.01(i) and (e) the business of managing and/or consulting to television stations other than the Owned Stations; provided that the Borrower shall not permit at any time the portion of EBITDA for the most recent period of twelve consecutive calendar months derived from the activities referred to in the foregoing clauses (a), (b) and (e) to be less than 80% of EBITDA for such period.

SECTION 7.07.  Investments.  The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

(a)  operating deposit accounts with banks;

(b)  Permitted Investments;

(c)  Investments by the Borrower and its Subsidiaries in capital stock of Subsidiaries of the Borrower to the extent outstanding on the date of the financial statements of the Borrower and its Subsidiaries referred to in Section 4.04 or required by Section 7.14 and advances by the Borrower and its Subsidiaries to Subsidiary Guarantors in the ordinary course of business permitted to be incurred by Section 7.01(e);

(d)  Investments outstanding on the date hereof (other than Investments permitted under clauses (a), (b) and (c) of this Section) and identified in Schedule 4.15(b);

(e)  the acquisition of the capital stock of or partnership or other equity interests in Persons or the formation of Wholly Owned Subsidiaries of the Borrower for the acquisition of capital stock of or partnership or other equity interests in Persons, resulting in such Persons becoming Wholly Owned Subsidiaries of the Borrower, in each case for the purpose of enabling the Borrower and its Subsidiaries to consummate acquisitions permitted by Section 7.04;

(f)  Guarantees by Subsidiary Guarantors of Indebtedness of the Borrower to the extent such guarantees are permitted under Section 7.01;

(g)  Guarantees permitted under Section 7.01(h);

(h)  the HYTOP Guaranties;

(i)  loans or capital contributions made by the Borrower to the Designated HYTOPs Subsidiaries after the date hereof in an amount up to but not exceeding $3,000,000 in the aggregate at any one time outstanding;

(j)  Investments by the Borrower and its Subsidiaries in capital stock of New HYTOPs Sub to the extent outstanding on the date of the consummation of the New HYTOPs Transaction (after giving effect thereto), including any such capital stock resulting from the conversion or exchange of Indebtedness owing by New HYTOPs Sub to the Borrower or any of its Subsidiaries into such capital stock;

(k)  a cash contribution by the Borrower to the capital of New HYTOPs Sub in an aggregate amount not exceeding 3% of the aggregate liquidation preference of the New HYTOPs Preferred Stock, which cash contribution is made in connection with the consummation of the New HYTOPs Transaction and used by New HYTOPs Sub solely to purchase the common equity ownership interests in the New HYTOPs Trust;

(l)  additional Investments in an aggregate amount up to but not exceeding $300,000,000 minus the aggregate amount applied to make purchases, redemptions, retirements, acquisitions or defeasances of Subordinated Indebtedness or Senior Notes under clause (c) of Section 7.12 (other than such purchases, redemptions, retirements, acquisitions or defeasances made with any Net Available Proceeds from any Equity Issuances), provided that no Default shall have occurred and be continuing at the time of the making of each such Investment or would result therefrom;

(m)  Investments by the Borrower and its Subsidiaries in any Receivables  Subsidiary in connection with any Receivables Financing permitted under Section 7.01(i);

(n)  Investments in any Person (other than any Subsidiary) made solely in exchange for the issuance of the Borrower’s common stock; and

(o)  following the redemption in full of the Existing HYTOPs, Investments in KDSM and KDSM Licensee resulting from the removal of the designation of KDSM and KDSM Licensee as Unrestricted Subsidiaries pursuant to the proviso in the last sentence of the definition of “Unrestricted Subsidiary” in Section 1.01.

Notwithstanding anything contained herein to the contrary, the Borrower will not, nor will it permit any of its Subsidiaries to, make any Investment in any Unrestricted Subsidiary other than those permitted under clauses (d) and (h) through (m) of this Section.

SECTION 7.08.  Restricted Payments.  The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as no Default exists at the time of making such Restricted Payment or would result therefrom:

(a)  the Borrower may pay dividends in cash on the Existing HYTOPs and the Other Preferred Stock, provided that the Fixed Charges Ratio (determined on a pro forma basis after giving effect to such dividends) shall not be less than such ratio as shall be required by Section 7.11(b) at the time of the making of such dividends;

(b)  the Borrower may pay dividends in cash on its common stock (i) in an aggregate amount not to exceed $175,000,000 minus the aggregate amount of purchases made by the Borrower pursuant to clause (d) of this Section or (ii) without regard to amount, if at the time of the making of, and after giving effect to, such dividends, the Total Indebtedness Ratio shall not be greater than 4.00 to 1;

(c)  the Borrower may make any Equity Issuance permitted by Section 7.15;

(d)  the Borrower may purchase, in one transaction or a series of transactions, its Class A Common Stock and its Class B Common Stock, provided that (i) the aggregate purchase price (including cash payments, the principal amount of promissory notes and Indebtedness assumed, cash payments under Hedging Agreements relating to capital stock of the Borrower, and the fair market value of property delivered) paid, delivered or assumed in respect of such purchases by the Borrower therefor subsequent to the Effective Date shall not exceed $175,000,000 minus the aggregate amount of dividends paid by the Borrower pursuant to clause (b)(i) of this Section, and (ii) as at the date of the making of such Restricted Payment, the Total Indebtedness Ratio is not greater than the maximum ratio permitted under Section 7.11(d) on such date minus 0.25;

(e)  the Borrower may apply the proceeds of (i) any Equity Issuance, (ii) any New HYTOPs Transaction or (iii) any Holding Company Debt Incurrence or Holding Company Equity Issuance the proceeds of which are contributed in cash as capital to the Borrower to redeem (A) Existing Preferred Stock in connection with an optional redemption by KDSM (if it is then a Designated HYTOPs Subsidiary) of KDSM Senior Debentures, so long as substantially simultaneously with such redemption (1) all of the proceeds of such redemption shall be used by KDSM to repay the KDSM Senior Debentures and (2) all of the proceeds of the repayment of the KDSM Senior Debentures shall be used by Sinclair Capital to redeem the Existing HYTOPs having an aggregate liquidation preference equal to the amount of such proceeds, (B) New HYTOPs Preferred Stock in connection with an optional redemption by New HYTOPs Sub (if it is then a Designated HYTOPs Subsidiary) of New HYTOPs Senior Debentures, so long as substantially simultaneously with such redemption (1) all of the proceeds of such redemption shall be used by New HYTOPs Sub to repay the New HYTOPs Senior Debentures and (2) all of the proceeds of the repayment of the New HYTOPs Senior Debentures shall be used by the New HYTOPs Sub to redeem the preferred equity ownership interests in the New HYTOPs Trust having an aggregate liquidation preference equal to the amount of such proceeds or (C) Other Preferred Stock (other than Existing Preferred Stock and New HYTOPs Preferred Stock) (and to pay premium, if any, relating thereto);

(f)  the Borrower may convert any Other Preferred Stock into Converted Senior Subordinated Notes in accordance with Section 7.01(d); and

(g)  subsequent to the Holding Company Effective Date, the Borrower may pay dividends in cash on its common stock to the Holding Company; provided that (i) the Holding Company uses such dividends solely to either (A) make payments of principal and/or interest on Indebtedness of the Holding Company and/or (B) redeem, or pay dividends with respect to, Preferred Stock of the Holding Company and (ii) the Fixed Charges Ratio (determined on a pro forma basis after giving effect to such dividends) shall not be less than such ratio as shall be required by Section 7.11(b) at the time of the making of such dividends;

Notwithstanding anything herein to the contrary, the Borrower will not, nor will it permit any of its Subsidiaries to, purchase or redeem any Preferred Stock or New HYTOPs Preferred Stock except as expressly permitted by clause (e) of this Section.

SECTION 7.09.  Transactions with Affiliates.  The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)   transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)   transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate;

(c)   any Restricted Payment permitted under Section 7.08;

(d)   any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity; and

(e)   the Borrower may enter into and perform management agreements, cost sharing agreements and tax sharing agreements with any of the Designated HYTOPs Subsidiaries having terms satisfactory to the Administrative Agent.

SECTION 7.10.  Restrictive Agreements.  The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to (x) secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (y) Indebtedness permitted under clause (c), (d) or (l) of Section 7.01 but only to the extent that such restrictions are no more onerous on the Borrower and its Subsidiaries than the restrictions contained in the Existing Senior Subordinated Note Indentures and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 7.11.  Certain Financial Covenants.

(a)  Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio on any date to be less than the ratio set forth below opposite the period during which such date falls:

Period	Ratio
From the Effective Date
through December 31, 2002	1.60 to 1

From January 1, 2003
through December 31, 2003	1.70 to 1

From January 1, 2004
through December 31, 2005	1.90 to 1

From January 1, 2006
through December 31, 2006	2.25 to 1

From January 1, 2007
and at all times thereafter	2.50 to 1

(b)  Fixed Charges Ratio. The Borrower will not permit the Fixed Charges Ratio to be less than or equal to 1.10 to 1 at any time.

(c)  Senior Secured Indebtedness Ratio.  The Borrower will not permit the Senior Secured Indebtedness Ratio on any date to be greater than 3.25 to 1.

(d)  Total Indebtedness Ratio.  The Borrower will not permit the Total Indebtedness Ratio on any date to be greater than the ratio set forth below opposite the period during which such date falls:

Period	Ratio
From the Effective Date through
December 31, 2003	7.00 to 1

From January 1, 2004
through December 31, 2004	6.50 to 1

From January 1, 2005
through December 31, 2005	6.25 to 1

From January 1, 2006
through December 31, 2006	5.50 to 1

From January 1, 2007
and at all times thereafter	5.25 to 1

(e)  Film Obligations.  The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Film Obligations, except for (a) regularly scheduled payments in respect thereof required pursuant to the instruments evidencing such Film Obligations and (b) with the consent of the Administrative Agent, prepayments of Film Obligations not exceeding $50,000,000 in the aggregate after the date hereof.

SECTION 7.12.  Certain Other Indebtedness.  The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness or any Senior Notes, except for: (a) regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness; (b) the purchase, redemption, retirement or other acquisition or defeasance of any Subordinated Indebtedness or Senior Notes, as the case may be (together with any premium and accrued interest payable therein) solely with the proceeds of other Subordinated Indebtedness or Senior Notes, as the case may be, permitted under Section 7.01(c) or 7.01(l), respectively, provided that no Default shall have occurred and be continuing at the time of such redemption; and (c) the purchase, redemption, retirement or other acquisition or defeasance of Subordinated Indebtedness or Senior

Notes after the Effective Date, provided that (i) no Default shall have occurred and be continuing at the time of such purchase, redemption, retirement or other acquisition or defeasance or would result therefrom and (ii) the aggregate principal amount of all such Indebtedness so purchased, redeemed, retired, acquired or defeased under this clause (c), together with the aggregate amount of Investments made as permitted under Section 7.07(l), does not exceed the sum of $300,000,000 plus the Net Available Proceeds of any Equity Issuance.

SECTION 7.13.  Modifications of Certain Documents.  Without the prior written consent of the Required Lenders, the Borrower will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement, waiver or termination of any of the provisions of (a) any instrument evidencing or governing any of the Film Cash Payments unless such instrument is modified, supplemented or waived at no cost (including, but not limited to interest costs) to the Borrower or any of its Subsidiaries, (b) the Ancillary Documents or (c) the HYTOP Guaranties, except that the Borrower or any of its Subsidiaries may (i) amend any of the Asset Use and Operating Agreements entered into prior to the date hereof to cause the same to be substantially in the form of Exhibit C, (ii) amend any of the Program Services Agreements to extend the stated expiration date thereof and (iii) modify or supplement any of the provisions of the instruments or documents referred to in the foregoing clauses (a) through (c) if (x) such modifications and supplements are not and will not be materially adverse to the interests of the Borrower, its Subsidiaries, any Lender or the Administrative Agent (subject to, in the case of the Subordinated Debt Documents, the Senior Note Documents and the HYTOP Guaranties, the reasonable judgment of the Administrative Agent), and (y) the Borrower or such Subsidiary, as the case may be, shall have furnished to the Administrative Agent (a copy of which shall be forwarded promptly to each Lender), not later than ten Business Days (or such shorter period as the Administrative Agent may agree) prior to the effective date of such modification or supplement, a notice setting forth in reasonable detail the terms and conditions thereof.  The Borrower will not, nor will it permit any of its Subsidiaries to, designate any Indebtedness (other than the Senior Notes and the Guarantees of any Subsidiary Guarantor in respect thereof) as “Designated Senior Indebtedness” or “Designated Guarantor Senior Indebtedness”, in each case under and as defined in any Senior Subordinated Note Indenture.

SECTION 7.14.  License Subsidiaries.

(a)  Whenever the Borrower or any of its Subsidiaries acquires any Broadcast License after the Effective Date, the Borrower shall (without limiting its obligations under Section 6.09) cause such acquisition to take place as follows in accordance with all applicable laws and regulations, including pursuant to approvals from the FCC: (i) each Broadcast License so acquired shall be transferred to and held by a separate Wholly Owned Subsidiary of the Borrower that is a License Subsidiary, provided that (y) the Broadcast Licenses for one or more radio broadcasting stations serving a single “Area of Dominant Influence” as determined by Arbitron Company may be held by any one or more License Subsidiaries that do not hold any Broadcast License for any one or more television broadcasting stations and (z) the Broadcast Licenses for WTTV-TV and WTTK-TV may be held in a single License Subsidiary; (ii) the related operating assets shall be transferred to and held by an operating company that is a Subsidiary of the Borrower (an “Operating Subsidiary”); (iii) such License Subsidiary and such Operating Subsidiary shall enter into an Asset Use and Operating Agreement; (iv) the Borrower shall deliver or cause to be delivered to the Administrative Agent in pledge under the Security Agreement all capital stock, limited liability company interests or other ownership interests of such License Subsidiary and such Operating Subsidiary; and (v) the Borrower shall furnish to the Administrative Agent such evidence as may be reasonably requested by the Administrative Agent or any Lender that the foregoing transactions have been so effected.

(b)  Notwithstanding anything herein to the contrary, the Borrower shall not permit any License Subsidiary to:

(i)  create, incur, assume or have outstanding any Indebtedness or other liabilities or obligations except for obligations under the Loan Documents and an Asset Use and Operating Agreement;

(ii)  own any right, franchise or other asset except for Broadcast Licenses transferred to it by the Borrower of which it is a Wholly Owned Subsidiary and Broadcast Licenses acquired in the ordinary course of business and rights under an Asset Use and Operating Agreement;

(iii)  enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

(iv)  create, incur or permit to exist any Lien (other than the Lien created by the Security Agreement) on or in respect of, or sell, lease, assign, transfer or otherwise dispose of, any of its rights, franchises or other assets;

(v)  engage in any business other than holding Broadcast Licenses and entering into an Asset Use and Operating Agreement or as expressly contemplated in such Asset Use and Operating Agreement; or

(vi)  make or hold any Investment.

(c)  Notwithstanding anything in this Section to the contrary, the Borrower and the Subsidiary Guarantors shall not be obligated to effect any transaction contrary to law or the rules, regulations or policies of the FCC, and shall be permitted to unwind the transactions contemplated by this Section to the extent necessary to comply with a ruling of the FCC; provided that the Borrower shall and shall cause each of the Subsidiary Guarantors to use its best efforts to carry out the provisions of this Section consistent with all laws and all rules, regulations and policies of the FCC, including pursuing any necessary approval or consents of the FCC.

(d)  The Borrower will cause all Broadcast Licenses for Owned Stations at all times to be held in the name of the respective License Subsidiary for the Owned Station being operated under authority of such Broadcast Licenses.

SECTION 7.15.  Preferred Stock.  The Borrower will not effect an issuance of any Preferred Stock, except that the Borrower may issue Other Preferred Stock, provided that after giving effect to the issuance thereof (i) no Default shall have occurred and be continuing and (ii) the Borrower shall be in pro forma compliance with Section 7.11(b).

SECTION 7.16.  Program Services Agreements and Outsourcing Agreements.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any (i) local marketing agreement, time brokerage agreement, program services agreement or any similar agreement or (ii) outsourcing agreement, servicing agreement or any similar agreement providing for:

(a)  the Borrower or any of its Subsidiaries to program or sell advertising time on all or any portion of the broadcast time of any television or radio station;

(b)  any Person other than the Borrower or any of its Subsidiaries to program or sell advertising time on all or any portion of the broadcast time of any Station; or

(c)  the Borrower or any of its Subsidiaries to deliver or receive non–programming related management and/or consulting services to or from any television station.

Notwithstanding the preceding sentence, (A) the Borrower or any of its Subsidiaries (other than License Subsidiaries) may enter into any Program Services Agreement with any other Person (including Affiliates), provided that (i) the aggregate amount payable by the Borrower and its Subsidiaries under all Program Services Agreements during any fiscal year of the Borrower, excluding Permitted Termination Payments (as defined in the next sentence) shall not exceed the Maximum Amount (as defined in the next sentence) for such fiscal year and (ii) after entering into any such Program Services Agreement, the BCF Percentage shall not exceed 25%, (B) the Borrower or any of its Subsidiaries may enter into any Passive LMA, provided that after giving effect thereto the Passive BCF Percentage shall not exceed 8% and (C) the Borrower or any of its Subsidiaries (other than License Subsidiaries) may enter into any Outsourcing Agreement with any other Person (including Affiliates), provided that after entering into any such Outsourcing Agreement, the BCF Percentage shall not exceed 25%.  For purposes of the preceding sentence, (i) a “Permitted Termination Payment” shall mean a payment owing by the Borrower or any of its Subsidiaries by reason of the early termination of a Program Services Agreement relating to any of the television stations referred to below provided that the amount of such payment shall not exceed the amount set forth below opposite the name of such television station:

Station	Termination Payment

WTTE-TV	$32,750,000
WNUV-TV	$21,850,000
WRGT-TV	$8,450,000
WTAT-TV	$6,700,000
WVAH-TV	$1,950,000
Other (as defined below)	$5,000,000	;

(ii) the “Maximum Amount” for any fiscal year of the Borrower means (x) for its fiscal year ending in 2002, $50,000,000 and (y) for any of its fiscal years thereafter, an amount equal to the

Maximum Amount for its preceding fiscal year increased (or decreased, as the case may be) by the percentage of the increase (or decrease, as the case may be) in the Consumer Price Index for all Urban Consumers (as published by the U.S. Department of Labor) for the twelve month period ending in September of such preceding fiscal year; and (iii) “Other” means any other broadcasting television station (x) sold by the Borrower or any of its Subsidiaries as permitted by Section 7.05(e) or (y) which is covered by a Program Services Agreement.

SECTION 7.17.  Limitation on Cure Rights.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement (a “Cure Right Agreement”) with or for the benefit of any other Person that limits the ability of the Borrower or such Subsidiary to exercise any rights or remedies under any agreement (an “Acquisition Agreement”) pursuant to which an Acquisition is to be consummated; provided that the Borrower or any of its Subsidiaries may enter into or suffer to exist any Cure Right Agreement for the benefit of the lenders to any PSA Counterparty, as the case may be, to the extent that such lenders (or an agent on behalf of such lenders) has a security interest in the Acquisition Agreement to which such Cure Right Agreement relates.

SECTION 7.18.  Sale and Leaseback Transactions.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries, other than such transactions not exceeding an aggregate sale price of $25,000,000.

SECTION 7.19.  Provisions Applicable to New Holding Company.

(a)  Notwithstanding anything herein to the contrary, the Borrower may, for the purpose of making itself a Wholly Owned Subsidiary of a newly-formed holding company (the “Holding Company”), enter into a transaction of merger or consolidation with, or transfer its assets to, a newly formed Subsidiary of the Borrower (the “New Company”), so long as:

(i)  at the time thereof and after giving effect thereto, no Default shall have occurred and be continuing hereunder;

(ii)  the Borrower shall give the Lenders and the Administrative Agent at least ten Business Days prior written notice of the occurrence of such transaction (which notice shall specify the manner and timing in which such transaction is to occur);

(iii)  in such transaction the shareholders of the Borrower shall receive in exchange for the shares of stock in the Borrower held by them immediately prior to such transaction newly issued shares of stock in the Holding Company representing substantially the same respective percentage ownership interests in the Holding Company as such shareholders held in the Borrower immediately prior to such transaction;

(iv)  immediately after giving effect to such transaction, the Borrower (or the New Company, as the case may be) shall be a Wholly-Owned Subsidiary of the Holding Company;

(v)  in the event that such transaction constitutes a merger with a New Company in which the Borrower is not the surviving entity or such transaction involves the transfer by the Borrower of its assets to the New Company, the New Company shall execute and deliver an instrument in form and substance satisfactory to the Administrative Agent pursuant to which the New Company shall, effective upon such transaction, assume all of the obligations of the Borrower hereunder and under the other Loan Documents (and execute and deliver such other instruments as the Administrative Agent shall request to ensure the continued perfection and priority of any Liens granted by the Borrower pursuant to the Security Documents);

(vi)  the Holding Company shall execute and deliver an instrument in form and substance satisfactory to the Administrative Agent pursuant to which the Holding Company shall, effective upon such transaction, become an “Obligor” hereunder and guarantee all of the obligations of the Borrower (or the New Company, as the case may be) hereunder and under the Security Documents and pledge all of the shares of stock held by it in the Borrower (or the New Company, as the case may be) and shall take such further action as the Administrative Agent shall request to ensure the perfection and priority of any Liens granted by the Holding Company pursuant to such instrument, including delivering thereunder to the Administrative Agent the stock certificate or certificates representing all of the capital stock of the Borrower, in each case accompanied by undated stock powers executed in blank; and

(vii)  the Holding Company and the Borrower (or the New Company, as the case may be) shall each deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Obligors pursuant to Section 5.01 or as the Administrative Agent shall have requested, in each case in form and substance satisfactory to the Administrative Agent.

The date on which the foregoing transactions are consummated and the foregoing conditions are satisfied shall be referred to as the “Holding Company Effective Date”.  Notwithstanding anything herein to the contrary, neither the Holding Company nor the New Company shall be required to become a “Subsidiary Guarantor” under Section 6.09(a).

(b)  From and after the Holding Company Effective Date, the following provisions shall apply (without limiting the obligations of the Borrower hereunder):

(I)  the Holding Company will furnish to the Administrative Agent:

(A)  within 110 days after the end of each fiscal year of the Holding Company, the audited consolidated balance sheet and related statements of operations, stockholders’

equity and cash flows of the Holding Company and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young, LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Holding Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(B)  within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Holding Company, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Holding Company and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by the chief financial officer of the Holding Company as presenting fairly in all material respects the financial condition and results of operations of the Holding Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(C)  concurrently with any delivery of financial statements under clause (A) or (B) of this paragraph (b)(I), a certificate of the chief financial officer of the Holding Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.19(b)(III) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements previously furnished under this Agreement and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(D)  promptly after the same become publicly available, copies of all periodic and other material reports (including reports on Form 8-K), registration statements and proxy statements filed by the Holding Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Holding Company to its shareholders generally or to the holders of any class or issue of securities of the Holding Company generally, as the case may be; and

(E)  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Holding Company or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

(II)  The Holding Company will comply with each of the provisions of Sections 6.02, 6.03, 6.04, 6.05, 6.06 and 6.07 as if each reference to the “Borrower” included a reference to the Holding Company.

(III)  The Holding Company will not permit the Total Indebtedness Ratio (which, notwithstanding anything herein to the contrary, shall be calculated for purposes of this paragraph (b)(III) on a consolidated basis for the Holding Company and its consolidated subsidiaries (which shall include the Borrower’s Unrestricted Subsidiaries) in accordance with GAAP) on any date to be greater than the ratio set forth below opposite the period during which such date falls:

Period	Ratio

From the Effective Date through December 31, 2003	8.00 to 1

From January 1, 2004 through December 31, 2004	7.50 to 1

From January 1, 2005 through December 31, 2005	7.25 to 1

From January 1, 2006 through December 31, 2006	6.50 to 1

From January 1, 2007 and at all times thereafter	6.25 to 1

ARTICLE VIII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)  the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

(b)  the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days; or

(c)  any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made; or

(d)  the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to the Borrower’s existence), 6.08 or 6.09 or in Article VII or any Obligor shall default in the performance of any of its obligations contained in Section 4.02 or 5.02 of the Security Agreement; or

(e)  any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower; or

(f)  any of the Obligors shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $25,000,000 or more, or in the payment when due of any amount under any Hedging Agreement for a notional principal amount exceeding $25,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Hedging Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of a Hedging Agreement, to permit the payments owing under such Hedging Agreement to be liquidated; or

(g)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or any Material Third-Party Licensee or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or any Material Third-Party Licensee or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered; or

(h)  the Borrower or any of its Subsidiaries or any Material Third-Party Licensee shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or any Material Third-Party Licensee or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(i)  the Borrower or any of its Subsidiaries or any Material Third-Party Licensee shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(j)  one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment; or

(k)  an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(l)  the Smith Brothers shall cease at any time collectively to own, directly or indirectly, legally or beneficially, shares of stock of the Borrower or (after the Holding Company Effective Date) the Holding Company representing at least 51% of the voting power of the Borrower or the Holding Company, as the case may be (other than by reason of death or disability), or (after the Holding Company Effective Date) the Holding Company shall cease at any time to own 100% of the capital stock of the Borrower; or

(m)  during any period of 25 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall no longer constitute a majority of the Board of Directors of the Borrower; or

(n)  the Borrower shall deliver any “Change of Control Purchase Notice” (or any similar notice) under and as defined in any Senior Subordinated Note Indenture, any Designated HYTOPs Subsidiary shall deliver any similar notice under the indenture pursuant to which the KDSM Senior Debentures or the New HYTOPs Senior Debentures are issued, or any event or circumstance shall occur that results in a change of ownership or control over the Board of Directors of the Borrower and that would permit the holders of the KDSM Senior Debentures (or any of them) or any agent or trustee acting on their behalf, or the holders of the New HYTOPs Senior Debentures (or any of them) or any agent or trustee acting on their behalf, to exercise remedies in respect thereof; or

(o)  any Broadcast License (other than an Immaterial Broadcast License) shall be terminated, forfeited or revoked or shall fail to be renewed for any reason whatsoever, or shall be modified in a manner materially adverse to the Borrower, or for any other reason (i) any License Subsidiary shall at any time cease to be a licensee under any Broadcast License (other than an Immaterial Broadcast License) relating to the Owned Station to which such Broadcast Licenses have been granted or the Subsidiary of the Borrower that owns 100% of the capital stock of such License Subsidiary shall otherwise fail to have all required authorizations, licenses and permits to construct, own, operate or promote such Owned Station, or (ii) any Material Third-Party Licensee for any Contract Station shall fail to preserve and maintain its legal existence or any of its material rights, privileges or franchises (including the Broadcast Licenses (other than an Immaterial Broadcast Licenses) for such Contract Station (other than by reason of such Contract Station becoming an Owned Station)); or

(p)  with respect to any Owned Station, the License Subsidiary with respect to such Owned Station shall at any time cease to be a Wholly Owned Subsidiary of the Subsidiary of the Borrower that owns the operating assets related to the Broadcast Licenses for such Owned Station; or the Borrower shall cease at any time to own all of the issued shares of the capital stock of any such Subsidiary; or

(q)  any transfer of any common stock of the Borrower or any of its Subsidiaries or any right to receive such common stock or any other interest in the Borrower or any of its Subsidiaries shall be transferred and either (i) such transfer shall fail to comply with any applicable provision of the Federal Communications Act of 1934, as amended from time to time, or any applicable FCC rule, regulation or policy, or (ii) the Administrative Agent shall not have received prior to such transfer an opinion reasonably satisfactory to the Required Lenders of counsel reasonably satisfactory to the Required Lenders to the effect that such transfer does so comply; or

(r)  the Liens created by the Security Agreement shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the Security Agreement), or, except for expiration in accordance with its terms, the Security Agreement or any of the Guarantees of the Subsidiary Guarantors under Article III shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

(s)  any Program Services Agreement shall be terminated prior to the stated expiration date thereof (other than in connection with the Borrower’s or any of its Subsidiaries’ acquisition of the Contract Station subject thereto) and the Obligor party thereto shall not have entered into a substantially identical agreement relating to the

Contract Station to which such Program Services Agreement relates or any party to any Program Services Agreement shall default in any of its obligations thereunder and the Broadcast Cash Flow attributable to the Contract Station(s) subject to such Program Services Agreement(s) either individually or in the aggregate, for the most recent twelve month period is equal to or greater than three percent of Broadcast Cash Flow for such period; or

(t)  any party to any of the Material Acquisition Documents shall default in the performance of any of its obligations thereunder; or

(u)  there shall have been asserted against any Obligor or Unrestricted Subsidiary any claim with respect to any Environmental Liability that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to the affected Obligor or Unrestricted Subsidiary, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by any of the Obligors or Unrestricted Subsidiaries after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable thereof); or

(v)  the preferred equity ownership interests in Sinclair Capital shall not be redeemed by Sinclair Capital on or prior to the stated maturity date thereof or the preferred equity ownership interests in the New HYTOPs Trust shall not be redeemed by the New HYTOPs Trust on or prior to the stated maturity date thereof; or

(w)  any party to a Consent and Agreement shall default in the performance of any of its obligations thereunder;

then, and in every such event (other than an event with respect to any Obligor described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower so long as no Default shall exist, to appoint a successor from among the Lenders.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent which shall be a bank with a minimum capital and surplus of $500,000,000 and with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan

Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Agreement) release all or substantially all of the collateral or terminate any Lien with respect thereto under the Security Agreement or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Agreement, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a Disposition of property permitted hereunder or a Disposition to which the Required Lenders have consented.

Notwithstanding anything herein to the contrary, the Sole Advisor, Lead Arranger and Bookrunner, the Syndication Agent and the Co–Documentation Agents named on the cover page of this Agreement shall have no duties or responsibilities hereunder except in their respective capacity, if any, as a Lender.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.  Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower or any Subsidiary Guarantor, to it at Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Cockeysville, Maryland  21030, Attention of David B. Amy and Barry Faber (Telecopy No. (410) 568-1588); with a copy to Thomas & Libowitz, P.A., 100 Light Street, Baltimore, Maryland  21202, Attention of Steven Thomas (Telecopy No. (410) 752-2046);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Brad Dudley (Telecopy No. (212) 552-5658), with a copy to JPMorgan Chase Bank,  270 Park Avenue, New York, New York 10017, Attention of Tracey Ewing  (Telecopy No. 212-270-4164);

(iii) if to the Issuing Lender, to it at JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Brad Dudley (Telecopy No. (212) 552-5658), with a copy to JPMorgan Chase Bank,  270 Park Avenue, New York, New York 10017, Attention of Tracey Ewing  (Telecopy No. 212-270-4164);

(iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02.  Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the provisions of Section 10.04 to add any additional consent requirements necessary to effect any assignment or participation under such Section without the consent of the Lenders having Revolving Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments representing more than 66 2/3% of the sum of the total Revolving

Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments at such time, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent or waiver hereunder, without the written consent of each Lender, or (vii) release all or substantially all of the Subsidiary Guarantors from any of their guarantee obligations under Article III without the written consent of each Lender (except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Subsidiary Guarantor from such obligations that is the subject of a Disposition permitted hereunder or to which the Required Lenders have consented); and provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be, (y) any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor and (z) to the extent specified in Section 2.01(c), this Agreement may be amended to establish Incremental Loan Commitments of any Series pursuant to an Incremental Loan Amendment executed between the Borrower, the relevant Lenders of such Series and the Administrative Agent, and any such Incremental Loan Amendment shall not require the consent of any other party to this Agreement.

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan shall be effective against the Revolving Lenders for purposes of the Revolving Commitments unless the Required Revolving Lenders shall have concurred with such waiver or modification.

SECTION 10.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay (i) all reasonable out–of–pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by the Security Agreement or any other document referred to therein.

(b)  The Borrower shall indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Lender in its capacity as such.

(d)  To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)  All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 10.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (g) or (h) of Article VIII has occurred and is continuing, any other assignee;

(B) with respect to an assignment of a Lender’s Revolving Commitment or a Lender’s obligations in respect of its LC Exposure, the Issuing Lender, provided that no consent of the Issuing Lender shall be required for such assignment to a Lender or an Affiliate of a Lender; and

(C) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment or, in the case of the assignment of any Term Loan or Incremental Term Loan, an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of Term Loans, $1,000,000) and, after giving effect to such assignment, the assigning Lender shall not have Commitment(s) and/or Loan(s) less than $5,000,000, unless, in each case, each of the Borrower and the Administrative Agent otherwise consent, provided that (i) no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (g) or (h) of Article VIII has occurred and is continuing and (ii) in the event of concurrent assignments to two or more funds that are advised or managed by the same investment advisor, all such concurrent assignments shall be aggregated in determining compliance with this minimum assignment requirement;

(B) each partial assignment of Commitments or Loans of any Class shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitment and Loans of such Class under this Agreement, provided that this clause shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such CLO.

(iii)  Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire

(unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i)  Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.16(d) as though it were a Lender.

(ii)  A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

(d)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)  Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the

Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

SECTION 10.05.  Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.13, 2.14, 2.15, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06.  Counterparts; Integration; Effectiveness  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c)  Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12.  Confidentiality.  Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or under any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)  any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than an Obligor.  For the purposes of this Section, “Information” means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by an Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13  Cure of Defaults by the Administrative Agent or the Lenders.  Notwithstanding anything contained herein to the contrary, the Administrative Agent or any Lender may in its sole discretion, but shall not be obligated to, (a) cure any monetary default under any Program Services Agreement or (b) cure, by monetary payment or by performance, any default under any lease or option agreement to which the Borrower or any Subsidiary is a party.  In each case referred to in the foregoing clauses (a) and (b), the Borrower shall reimburse the Administrative Agent or such Lender for any such payment, and shall indemnify the Administrative Agent or such Lender for any and all costs and expenses (including the fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with any such performance, in each case with interest, at the Alternate Base Rate plus the Applicable Rate, payable from the date of such payment or performance by the Administrative Agent or such Lender to the date of reimbursement by the Borrower.  Without limiting the generality of the foregoing, the Administrative Agent or any Lender may in its sole discretion, but shall not be obligated to, cure, by monetary payment or by performance, any default as permitted by any

Consent and Agreement and the Borrower shall reimburse the Administrative Agent or such Lender for any such payment, and shall indemnify the Administrative Agent or such Lender for any and all costs and expenses (including the fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with any such performance, in each case with interest, at the Alternate Base Rate plus the Applicable Rate, payable from the date of such payment or performance by the Administrative Agent or such Lender to the date of reimbursement by the Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SINCLAIR BROADCAST GROUP, INC.

By
Name: David B. Amy
Title: Chief Financial Officer

SUBSIDIARY GUARANTORS

CHESAPEAKE TELEVISION, INC.
KSMO, INC.
WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
FSF TV, INC.
KSMO LICENSEE, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR TELEVISION COMPANY II, INC.
SINCLAIR COMMUNICATIONS, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.

SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF OKLAHOMA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION OF LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
SINCLAIR ACQUISITION XI, INC.
SINCLAIR ACQUISITION XII, INC.
MONTECITO BROADCASTING CORPORATION CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
SAN ANTONIO (KRRT-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
SINCLAIR ACQUISITION XIII, INC.
SINCLAIR ACQUISITION XIV, INC.
SINCLAIR ACQUISITION XV, INC.
SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC

KBSI LICENSEE L.P.
KETK LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.
By:	Sinclair Properties, LLC, General Partner

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.
By:	Sinclair Properties II, LLC, General Partner

WICD LICENSEE, LLC
By:	WGME, Inc., Member

WICD LICENSEE, LLC
WICS LICENSEE, LLC
KGAN LICENSEE, LLC
By:	Sinclair Acquisition IV, Inc., Member

WSMH LICENSEE, LLC
By:	WSMH, Inc., Member

WPGH LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE, LLC
By:	Sinclair Media I, Inc., Member

WTVZ LICENSEE, LLC
By:	WTVZ, Inc., Member

CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
SCI – SACRAMENTO LICENSEE, LLC
WLOS LICENSEE, LLC
By:	Chesapeake Television, Inc., Member

KLGT LICENSEE, LLC
By:	KLGT, Inc., Member

WCGV LICENSEE, LLC
By:	WCGV, Inc., Member

SCI – INDIANA LICENSEE, LLC
KUPN LICENSEE, LLC
WEAR LICENSEE, LLC
By:	Sinclair Media II, Inc. – Member

WLFL LICENSEE, LLC
By:	WLFL, Inc. – Member

WTTO LICENSEE, LLC
By:	WTTO, Inc. – Member

WTWC LICENSEE, LLC
By:	WTWC, Inc. – Member

WGGB LICENSEE, LLC
By:	WGGB, Inc., Member

KOCB LICENSEE, LLC
By:	KOCB, Inc., Member

WDKY LICENSEE, LLC

By:	WDKY, Inc., Member

KOKH LICENSEE, LLC,
By:	Sinclair Television of Oklahoma, Inc., Member

WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC
By:	Sinclair Television of Buffalo, Inc., Member

WUXP LICENSEE, LLC
By:	Sinclair Television of Tennessee, Inc., Member

WCHS LICENSEE, LLC
By:	Sinclair Media III, Inc., Member

SINCLAIR FINANCE, LLC
By:	KLGT, Inc., Member

WZTV LICENSEE, LLC
WVAH LICENSEE, LLC
By:	Sinclair Television of Nashville, Inc., Member

WMSN LICENSEE, LLC
WUHF LICENSEE, LLC
By:	Sinclair Television Company, Inc., Member

WTAT LICENSEE, LLC
WRLH LICENSEE, LLC
By:	Sinclair Television of Charleston, Inc., Member

WRGT LICENSEE, LLC
By:	Sinclair Television of Dayton, Inc., Member

SINCLAIR NEWSCENTRAL, LLC
By:	Sinclair Communications, Inc., Member

By:
David B. Amy, in his capacity as Secretary or Manager, as the case may be

LENDERS

JPMORGAN CHASE BANK,
individually and as Administrative Agent

By
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By
Name:
Title:

BNP PARIBAS

By
Name:
Title:

By
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By
Name:
Title:

GE CAPITAL CFE, Inc.

By
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION

By
Name:
Title:

ING (U.S.) CAPITAL CORPORATION

By
Name:
Title:

BEAR STEARNS CORPORATE LENDING INC.

By
Name:
Title:

UBS AG, STAMFORD BRANCH

By
Name:
Title:

By
Name:
Title:

LEHMAN COMMERCIAL PAPER INC.

By
Name:
Title:

ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG

By
Name:
Title:

By
Name:
Title:

METROPOLITAN LIFE INSURANCE COMPANY

By
Name:
Title:

KZH PONDVIEW LLC

By
Name:
Title:

KZH WATERSIDE LLC

By
Name:
Title:

KZH CYPRESSTREE-1 LLC

By
Name:
Title:

KZH ING-2 LLC

By
Name:
Title:

KZH STERLING LLC

By
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION

By
Name:
Title:

KZH CRESCENT LLC

By
Name:
Title:

KZH CRESCENT 2 LLC

By
Name:
Title:

KZH CRESCENT 3 LLC

By
Name:
Title:

TORONTO DOMINION (NEW YORK), INC.

By
Name:
Title:

SCHEDULE 1.01(a)

Commitments

LENDER	Revolving Commitment	Term Loan Commitment	Total Commitment
JPMorgan Chase Bank	$31,000,000	$311,000,000
Wachovia Bank, National Association	$29,000,000
Deutsche Bank Trust Company Americas	$29,000,000
BNP Paribas	$29,000,000	$4,000,000
General Electric Capital Corporation	$14,000,000	$6,000,000
GE Capital CFE, Inc.	$6,000,000	$4,000,000
US Bank	$20,000,000	$3,000,000
ING (U.S.) Capital Corporation	$20,000,000	$5,000,000
Bear Stearns Corporate Lending Inc.	$13,000,000
UBS AG, Stamford Branch	$13,000,000
Lehman Brothers Inc.	$13,000,000
Erste Bank der Oesterreichischen Sparkassen AG	$8,000,000	$2,000,000
Metropolitan Life Insurance Company		$15,000,000
Sumitomo Mitsui Banking Corporation		$2,000,000
KZH PondView LLC		$2,000,000
KZH Waterside LLC		$2,000,000
KZH Cypresstree-1 LLC		$3,000,000
KZH ING-2 LLC		$2,000,000
KZH Sterling LLC		$2,000,000
KZH Crescent LLC		$2,500,000
KZH Crescent 2 LLC		$3,750,000
KZH Crescent 3 LLC		$2,750,000
Toronto Dominion (New York), Inc.		$3,000,000

TOTAL	$225,000,000	$375,000,000	$600,000,000

Schedule 1.01(a) to Credit Agreement

SCHEDULE 1.01(b)

Existing Senior Subordinated Note Indentures

Schedule 1.01(b) to Credit Agreement

SCHEDULE 1.03

Contract And Owned Stations

I.              TELEVISION STATIONS

Market	Stations	Status	Channel	Affiliation	Name of Licensee Subsidiary

Schedule 1.03 to Credit Agreement

II.            RADIO STATIONS

Market	Stations	Status	Name of Licensee Subsidiary

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SCHEDULE 2.04(m)

Existing Letters of Credit

Schedule 2.04(m) to Credit Agreement

SCHEDULE 4.06(a)

Litigation

Schedule 4.06(a) to Credit Agreement

SCHEDULE 4.06(b)

Environmental Matters

Schedule 4.06(b) to Credit Agreement

SCHEDULE 4.13(a)

Material Indebtedness

Schedule 4.13(a) to Credit Agreement

SCHEDULE 4.13(b)

Liens

Schedule 4.13(b) to Credit Agreement

SCHEDULE 4.13(c)

Film Cash Payments

Schedule 4.13(c) to Credit Agreement

SCHEDULE 4.13(d)

Interest Rate Protection Agreements

Schedule 4.13(d) to Credit Agreement

SCHEDULE 4.14

Capitalization

Schedule 4.14 to Credit Agreement

SCHEDULE 4.15(a)

Subsidiaries

Schedule 4.15(a) to Credit Agreement

SCHEDULE 4.15(b)

Investments

Schedule 4.15(b) to Credit Agreement

SCHEDULE 4.16

Broadcast Licenses

Schedule 4.16 to Credit Agreement

SCHEDULE 4.18

Program Services Agreements

Schedule 4.18 to Credit Agreement

SCHEDULE 4.19

Option Agreements

Schedule 4.19 to Credit Agreement

SCHEDULE 4.20

Asset Use and Operating Agreements

Schedule 4.20 to Credit Agreement

SCHEDULE 4.21

Outsourcing Agreements

Schedule 4.21 to Credit Agreement

SCHEDULE 7.01(b)

Existing Indebtedness

Schedule 7.01(b) to Credit Agreement

SCHEDULE 7.04

Approved Acquisitions

Schedule 7.04 to Credit Agreement

SCHEDULE 7.10

Restrictive Agreements

Schedule 7.10 to Credit Agreement

MTHM Draft

7/03/02

EXHIBIT A

[Form of Security Agreement]

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of July 15, 2002 between:

SINCLAIR BROADCAST GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Maryland (the “Borrower”);

each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereof (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); and

JPMORGAN CHASE BANK, as administrative agent for the lenders party to the “Credit Agreement” defined below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Borrower, the Subsidiary Guarantors, certain lenders (collectively, the “Lenders”) and the Administrative Agent are entering into a Credit Agreement dated as of July 15, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to the Borrower.  In addition, the Borrower may now or hereafter from time to time be obligated to various of the Lenders and their respective Affiliates (as defined in the Credit Agreement) in respect of certain Hedging Agreements (as defined in the Credit Agreement) (such obligations being herein referred to as the “Other Indebtedness”).

To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit under Hedging Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).  Accordingly, the parties hereto agree as follows:

Security Agreement

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Section 1.  Definitions.  Terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Accounts” shall have the meaning ascribed thereto in Section 3(e) hereof.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Account” shall have the meaning ascribed thereto in Section 4.01 hereof.

“Issuers” shall mean, collectively, the respective corporations, partnerships and other entities identified beneath the names of the Obligors on Annex 2 hereto under the caption “Issuer”, and each other Subsidiary of the Borrower acquired or formed after the date hereof (other than any Subsidiary excluded from the pledges hereunder pursuant to Section 6.09 of the Credit Agreement).

“Other Agreements” shall have the meaning ascribed thereto in Section 3(d) hereof.

“Other Issuer” shall mean an Issuer organized other than as a corporation.

“Pledged Interests” shall have the meaning ascribed thereto in Section 3(d) hereof.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Secured Obligations” shall mean, collectively, (a) the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Exposure and interest thereon and all other amounts whatsoever now or hereafter from time to time owing to the Lenders or the Administrative Agent by the Borrower under the Loan Documents, (b) all Other Indebtedness and interest thereon, (c) all obligations of the Subsidiary Guarantors under the Credit Agreement and the other Loan Documents (including, without limitation, in respect of their Guarantee under Article III of the Credit Agreement) and (d) all obligations of the Obligors to the Lenders and the Administrative Agent hereunder.

“Stock Collateral” shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

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Section 2.  Representations and Warranties.  Each Obligor represents and warrants to the Lenders and the Administrative Agent that:

(a)  such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon any such Collateral at any time (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 7.02 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a valid and perfected pledge and security interest in and to all of such Collateral, subject to no equal or prior Lien except as expressly permitted by said Section 7.02 of the Credit Agreement;

(b)  The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable), mailing address and place of business of each Obligor as of the date hereof or, if such Obligor has more than one place of business, the location of the chief executive office of such Obligor as of the date hereof are correctly set forth in Annex 1.

(c)  the Pledged Stock identified under the name of such Obligor in Annex 2 hereto is, and all other Pledged Stock in which such Obligor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly issued, fully paid and nonassessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement);

(d)  the Pledged Stock identified under the name of such Obligor in Annex 2 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Obligor (whether or not registered in the name of such Obligor) and said Annex 2 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owner thereof) evidenced by each such certificate;

(e)  the Pledged Interests are, and all other Pledged Interests in which such Obligor shall hereafter grant a security interest pursuant to Section 3 hereof, will (to the extent applicable) be, duly authorized, validly existing, fully paid and nonassessable and none of such Pledged Interests is or will be subject to any contractual restriction, upon the transfer of such Pledged Interests (except for any such restriction contained herein or as permitted under the Credit Agreement); and

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(f)  the Pledged Interests constitute all of the ownership interests in the Other Issuers held by such Obligor (whether or not registered in the name of such Obligor), and such Obligor is the registered owner of all such ownership interests.

Section 3.  The Collateral.  Each Obligor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders and their respective Affiliates as hereinafter provided, a security interest in all of such Obligor’s right, title and interest in the following property, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located (all being collectively referred to herein as “Collateral”), as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)  the respective shares of stock of the Issuers evidenced by the certificates identified in Annex 2 hereto under the name of such Obligor and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by such Obligor, together with in each case the certificates evidencing the same (collectively, the “Pledged Stock”);

(b)  all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

(c)  without affecting the obligations of such Obligor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Obligor itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the “Stock Collateral”);

(d)  all limited liability company, partnership or other ownership interests of such Obligor in any Other Issuer, including, without limitation, the respective ownership interests of the Other Issuers identified in Annex 3 hereto under the name of such Obligor, all certificates (if any) representing or evidencing such ownership interests, all right, title and interest in, to and under the limited liability company, partnership or other ownership agreements (the “Other Agreements”) of any Other Issuers (including, without limitation, all of the right, title and interest as a member to participate in the operation or

4

management of any Other Issuers and all of its ownership interests under the Other Agreements), and all present and future rights of such Obligor to (i) receive payment of money, any other property or assets in connection with its ownership interests and its rights under the Other Agreements, (ii) any claim which such Obligor now has or may in the future acquire against any Other Issuer and its property or arising out of or for breach of or default under any operating, partnership or other ownership agreement or otherwise relating to the property of any of the Other Issuers and (iii) terminate, amend, supplement, modify or waive performance under any operating, partnership or other ownership agreement, to perform thereunder and to compel performance and to otherwise exercise all remedies thereunder, in each case together with any certificates evidencing the same (all of said Collateral being pledged pursuant to this clause (d) herein collectively called the “Pledged Interests”);

(e)  all rights (including, without limitation, the right to the payment of money) of such Obligor (A) in any local marketing agreement, time brokerage agreement, program services agreement or any similar agreement providing for (i) such Obligor to program or sell advertising time on all or a portion of the broadcasting time of any television or radio station or (ii) any person other than such Obligor to program or sell advertising time on all or any portion of the broadcast time of any Station, (B) in any outsourcing agreement, servicing agreement or any similar agreement providing for such Obligor to deliver or receive non–programming related management and/or consulting services of any television station, and (C) in respect of the sale, barter or exchange by any Obligor of (i) advertising or programming time or services or (ii) management or consulting services (the foregoing rights herein called collectively “Accounts”);

(f) to the maximum extent such rights are assignable without violating the respective terms thereof, each Obligor’s rights under all present and future options pursuant to which such Obligor has the right to acquire licenses, permits, authorizations or certificates to construct, own, operate or promote any television or radio broadcasting station; and

(g)  all proceeds of and to any of the property of such Obligor described above in this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by such Obligor in respect of any of the foregoing Collateral) and, to the extent related to any property described above or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

Section 4.  Cash Proceeds of Collateral.

4.01  Collateral Account.  The Administrative Agent may establish with JPMorgan Chase Bank a cash collateral account (the “Collateral Account”), which may be a “securities account” (within the meaning of Section 8-501 of the Uniform Commercial Code), in

5

the name and under the sole control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon), dividends and other distributions with respect thereto required to be delivered to the Administrative Agent pursuant hereto and into which any Obligor may from time to time deposit any additional amounts which it wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder.  The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.  Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account (other than amounts deposited in the LC Exposure Sub-Account) to or upon the order of any Obligor as the Borrower shall from time to time instruct.  However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Article VIII of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof.  The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

4.02  Proceeds of Accounts.  At any time after the occurrence and during the continuance of an Event of Default, each Obligor shall, upon the request of the Administrative Agent, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) or (b) to one or more other lenders in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) under arrangements, in form and substance satisfactory to the Administrative Agent pursuant to which such Obligor shall have irrevocably instructed such other lender (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account.  All payments made to the Administrative Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account.  In addition to the foregoing, each Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Obligor shall, upon the request of the Administrative Agent, as promptly as possible deposit such proceeds into the Collateral Account.  Until so deposited, all such proceeds shall be held in trust by such Obligor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Obligor.

4.03  Investment of Balance in Collateral Account.  Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Obligors through the Borrower (or, after the occurrence and during the continuance of an Event

6

of Default, the Administrative Agent) shall determine, which Permitted Investments shall if the Collateral Account is a “securities account”  (within the meaning of Section 8-501 of the Uniform Commercial Code) be credited to the Collateral Account and otherwise shall be held in the name and be under the control of the Administrative Agent and may be credited to the Collateral Account; provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Article VIII of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof.

4.04  Cover for LC Exposure.  Amounts deposited into the Collateral Account as cover for LC Exposure pursuant to Section 2.04(k) of the Credit Agreement shall be held by the Administrative Agent in a separate sub-account (designated the “LC Exposure Sub-Account”) and all amounts held in such sub-account shall constitute collateral security first for the LC Exposure outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

Section 5.  Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Obligors hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

5.01  Delivery and Other Perfection.  Each Obligor shall:

(a)(i) with respect to any Pledged Interests acquired, received or hereafter held by such Obligor, take such action as the Administrative Agent shall deem necessary or appropriate to perfect the pledge and security interest granted by Section 3 of this Agreement in such Pledged Interests, including without limitation (A) to the extent that they constitute Securities (as defined in Section 8-102(a)(15) of the Uniform Commercial Code) which are not represented by a certificate, cause the Other Issuer of such Pledged Interests to either register the Administrative Agent as the registered owner thereof or agree that it will comply with Instructions (as defined in Section 8-102(a)(12) of the Uniform Commercial Code) originated by the Administrative Agent with respect to such Pledged Interests without further consent by such Obligor and (B) to the extent that they constitute Securities (as defined in Section 8-102(a)(15) of the Uniform Commercial Code) which are represented by a certificate, deliver to the Administrative Agent any such certificates representing the Pledged Interests and (ii) if any of the shares, securities, moneys or property required to be pledged by such Obligor under clauses (a), (b) and (c) of Section 3 hereof are received by such Obligor, forthwith either (A) transfer and deliver to the Administrative Agent such shares or securities so received by such Obligor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers or bond powers (as the case may be) duly

7

executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (B) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a), (b) and (c);

(b)  give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the pledge and security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Obligor copies of any notices and communications received by it with respect to the Collateral);

(c)  keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

(d)  permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Obligor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Administrative Agent may require; and

(e)  upon the occurrence and during the continuance of any Default, upon request of the Administrative Agent, promptly notify (and such Obligor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent.

5.02  Other Financing Statements and Liens.  Except as otherwise permitted under Section 7.02 of the Credit Agreement, without the prior written consent of the Administrative Agent, no Obligor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral

8

in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

5.03  Preservation of Rights.  The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5.04  Special Provisions Relating to Certain Collateral.

(a)  The Obligors will cause (i) the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding and (ii) the Pledged Interests to constitute at all times 100% of the aggregate ownership of each Other Issuer then outstanding.

(b)  So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, or any other instrument or agreement referred to herein or therein, provided that the Obligors jointly and severally agree that they will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, or any such other instrument or agreement and the Administrative Agent shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 5.04(b).

(c)  Unless and until an Event of Default has occurred and is continuing, the Obligors shall be entitled to receive and retain any and all dividends and distributions on the Collateral paid in cash out of earned surplus.

(d)  If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Secured Obligation, all dividends, other distributions and proceeds on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Obligors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Obligors.

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5.05  Events of Default, etc.  During the period during which an Event of Default shall have occurred and be continuing:

(a)  the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, reduce the rate of interest or forgive any amount of principal of or otherwise modify the terms of, any of the Collateral;

(b)  the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

(c)  the Administrative Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(d)  the Administrative Agent may, upon ten Business Days’ prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any portion of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind (other than as permitted under the Credit Agreement), including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

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The proceeds of each collection, sale or other disposition under this Section 5.05 shall be applied in accordance with Section 5.09 hereof.

The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Issuer or issuer thereof to register it for public sale.

5.06  Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

5.07  Removals, etc.  Without at least 30 days’ prior written notice to the Administrative Agent, no Obligor shall (a) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place other than the office or place, as the case may be, indicated in Annex 1 hereto or (b) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

5.08  Private Sale.  The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner.  Each Obligor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

5.09  Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

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First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

Finally, to the payment to the respective Obligor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 5, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any issuer of or obligor on any of the Collateral.

5.10  Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

5.11  Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (a) cause to be filed such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Section 3 hereof and (b) deliver to the Administrative Agent (i) all certificates identified in Annex 2 and Annex 3 hereto, accompanied by undated stock or transfer powers duly executed in blank and (ii) in the case of the Pledged Interests, take such action as the Administrative Agent shall deem necessary or appropriate to perfect the pledge and security interest granted by Section 3 of this Agreement in such Pledged Interests, including without limitation  (x) to the extent that they constitute Securities (as defined in Section 8-102(a)(15) of the Uniform Commercial Code) which are not represented by a certificate, cause the Other Issuer of such Pledged Interests to either register the Administrative Agent as the registered owner thereof or agree that it will comply with Instructions (as defined in Section 8-102(a)(12) of the Uniform Commercial Code) originated by the Administrative Agent with respect to such Pledged

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Interests without further consent by the Obligors and (y) to the extent that they constitute Securities (as defined in Section 8-102(a)(15) of the Uniform Commercial Code) which are represented by a certificate, deliver to the Administrative Agent any such certificates representing the Pledged Interests.

5.12  Termination.  When all Secured Obligations shall have been paid in full, the Commitments of the Lenders under the Credit Agreement, all LC Exposure and the Hedging Agreements constituting Other Indebtedness shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligors.  The Administrative Agent shall also execute and deliver to the respective Obligors upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligors to effect the termination and release of the Liens on the Collateral.

5.13  Further Assurances.  Each Obligor agrees that, from time to time upon the written request of the Administrative Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 6.  Miscellaneous.

6.01  No Waiver.  No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.02  Notices.  All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 10.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 10.01.

6.03  Expenses.  The Obligors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) performance by the Administrative Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (ii) bankruptcy,

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insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

6.04  Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Administrative Agent (with the consent of the Lenders as specified in Article X of the Credit Agreement).  Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Obligor.

6.05  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that no Obligor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).

6.06  Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.07  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

6.08  Governing Law; Submission to Jurisdiction.   This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

6.09  Waiver of Jury Trial.  EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY

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AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.10  Certain Regulatory Requirements.  Any provision contained herein to the contrary notwithstanding, no action shall be taken hereunder by the Administrative Agent or any Lender with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC under the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, as well as any other Federal, state or local laws, rules and regulations of other regulatory  or governmental bodies applicable to or having jurisdiction over any Obligor (or any entity under the control of such Obligor), have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC and any other governmental authority under the terms of any license or similar operating right held by such Obligor (or any entity under the control of such Obligor).  It is the intention of the parties hereto that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Obligors except in accordance with the provisions of such statutory requirements, rules and regulations.  Each Obligor agrees that upon request from time to time by the Administrative Agent after the occurrence and during the continuance of an Event of Default, it will use its best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 6.10.

6.11  Administrative Agents and Attorneys-in-Fact.  The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

6.12  Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.13  Additional Obligors.  As contemplated in Section 6.09 of the Credit Agreement, a new Subsidiary of the Borrower formed or acquired by the Borrower after the date hereof may become a “Subsidiary Guarantor” under the Credit Agreement and an “Obligor” under this Agreement, by executing and delivering to the Administrative Agent a Guarantee Assumption Agreement in the form of Exhibit B to the Credit Agreement.  Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become an “Obligor” for all purposes of this Agreement, and

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each of the Annexes hereto shall be supplemented in the manner specified in such Guarantee Assumption Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

SINCLAIR BROADCAST GROUP, INC.

By
Name:
Title:

17

SUBSIDIARY GUARANTORS

CHESAPEAKE TELEVISION, INC.
KSMO, INC.
WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
FSF-TV, INC.
KSMO LICENSEE, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR TELEVISION COMPANY II, INC.
SINCLAIR COMMUNICATIONS, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF OKLAHOMA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION OF LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.

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SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
SINCLAIR ACQUISITION XI, INC.
SINCLAIR ACQUISITION XII, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
SAN ANTONIO (KRRT-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
SINCLAIR ACQUISITION XIII, INC.
SINCLAIR ACQUISITION XIV, INC.
SINCLAIR ACQUISITION XV, INC.
SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC

KBSI LICENSEE L.P.
KETK LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.
By:	Sinclair Properties, LLC, General Partner

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.
By:	Sinclair Properties II, LLC, General Partner

WGME LICENSEE, LLC
By:	WGME, Inc., Member

WICD LICENSEE, LLC
WICS LICENSEE, LLC
KGAN LICENSEE, LLC
By:	Sinclair Acquisition IV, Inc., Member

WSMH LICENSEE, LLC
By:	WSMH, Inc., Member

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WPGH LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE, LLC
By:	Sinclair Media I, Inc., Member

WTVZ LICENSEE, LLC
By:	WTVZ, Inc., Member

CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
SCI – SACRAMENTO LICENSEE, LLC
WLOS LICENSEE, LLC
By:	Chesapeake Television, Inc., Member

KLGT LICENSEE, LLC
By:	KLGT, Inc., Member

WCGV LICENSEE, LLC
By:	WCGV, Inc., Member

SCI – INDIANA LICENSEE, LLC
KUPN LICENSEE, LLC
WEAR LICENSEE, LLC
By:	Sinclair Media II, Inc. – Member

WLFL LICENSEE, LLC
By:	WLFL, Inc. – Member

WTTO LICENSEE, LLC
By:	WTTO, Inc. – Member

WTWC LICENSEE, LLC
By:	WTWC, Inc. – Member

WGGB LICENSEE, LLC
By:	WGGB, Inc., Member

KOCB LICENSEE, LLC
By:	KOCB, Inc., Member

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WDKY LICENSEE, LLC

By:	WDKY, Inc., Member

KOKH LICENSEE, LLC,
By:	Sinclair Television of Oklahoma, Inc., Member

WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC
By:	Sinclair Television of Buffalo, Inc., Member

WUXP LICENSEE, LLC
By:	Sinclair Television of Tennessee, Inc., Member

WCHS LICENSEE, LLC
By:	Sinclair Media III, Inc., Member

SINCLAIR FINANCE, LLC
By:	KLGT, Inc., Member

WZTV LICENSEE, LLC
WVAH LICENSEE, LLC
By:	Sinclair Television of Nashville, Inc., Member

WMSN LICENSEE, LLC
WUHF LICENSEE, LLC
By:	Sinclair Television Company, Inc., Member

WTAT LICENSEE, LLC
WRLH LICENSEE, LLC
By:	Sinclair Television of Charleston, Inc., Member

WRGT LICENSEE, LLC
By:	Sinclair Television of Dayton, Inc., Member

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SINCLAIR NEWSCENTRAL, LLC
By:	Sinclair Communications, Inc., Member

By:
David B. Amy, in his capacity as Secretary or Manager, as the case may be

JPMORGAN CHASE BANK,
as Administrative Agent

By
Name:
Title:

22

ANNEX 1

FILING DETAILS

Current Legal Name (no trade names)	Type of Organization (corporation, limited liability company, etc.)	Jurisdiction of Organization	Organizational ID Number (if applicable)	Current Mailing Address	Place of Business or Location of Chief Executive Officer	Former Legal Name(s) (if any)

Annex 1 to Security Agreement

ANNEX 2

LIST OF PLEDGED STOCK

[NAME OF OBLIGOR]

Issuer	Certificate Numbers	Registered Owner	Number of Shares

Annex 2 to Security Agreement

ANNEX 3

PLEDGED INTERESTS

[NAME OF OBLIGOR]

Issuer	Certificate Numbers	Registered Owner	Number of and Type of Interests

Annex 3 to Security Agreement

EXHIBIT B

[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of                       ,        by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a                corporation (the “Additional Subsidiary Guarantor”), in favor of JPMorgan Chase Bank, as administrative agent for the lenders or other financial institutions or entities party as “Lenders” to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Sinclair Broadcast Group, Inc., a Maryland corporation, the Subsidiary Guarantors referred to therein, the Lenders party thereto from time to time and the Administrative Agent, are parties to the Credit Agreement dated as of July 15, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”).

Pursuant to Section 6.09(a) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Credit Agreement, and an “Obligor” for all purposes of the Security Agreement.  Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 3.01 of the Credit Agreement) in the same manner and to the same extent as is provided in Article III of the Credit Agreement.  In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.09(a) of the Credit Agreement to the Lenders and the Administrative Agent.

Guarantee Assumption Agreement

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By
Name:
Title:

Accepted and agreed:

JPMorgan Chase Bank, as Administrative Agent

By
Name:
Title:

2

EXHIBIT C

[Form of Asset Use and Operating Agreement]

ASSET USE AND OPERATING AGREEMENT

ASSET USE AND OPERATING AGREEMENT dated as of [           ] between                       , a                          corporation (the “License Subsidiary”), and                                   , a                             corporation (the “Station Operator”).

WITNESSETH:

WHEREAS, the License Subsidiary holds the licenses issued by the Federal Communications Commission (the “FCC”) to operate [television] [radio] station                [–TV, Channel            ][–[AM/FM]], [City, State-Complete as appropriate] (the “Station”) identified on Annex 1 hereto;

WHEREAS, the Station Operator, the owner of all of the stock of the License Subsidiary, owns all of the assets and facilities (the “Facilities”) used or useful in the operation of the Station; and

WHEREAS, the License Subsidiary and the Station Operator wish to enter into this Agreement to ensure that the Station Operator manages the Station’s operations in accordance with policies established by the License Subsidiary, and in accordance with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder by the FCC;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.  Station Operator Duties.  Subject to the provisions of Section 2 hereof, the Station Operator shall manage and direct the day-to-day operations of the Station, including, but not limited to, providing staffing, determining the Station’s programming schedule, selling advertising time, operating and maintaining the Facilities, and assuring compliance with FCC requirements.  The Station Operator shall maintain such facilities and equipment and hire and supervise such employees as are necessary to the fulfillment of its responsibilities hereunder.  It is understood that all expenses and capital costs incurred in operating the Station shall be paid by the Station Operator and all advertising and other receipts collected in operating the Station shall be retained by the Station Operator.  The Station Operator shall not be entitled to any compensation for services rendered hereunder.

Asset Use and Operating Agreement

Section 2.  Control by License Subsidiary.  The License Subsidiary shall at all times exercises ultimate control over the programming, personnel, operations and policies of the Station, and the Station Operator shall operate the Station in compliance therewith.  The Station Operator shall provide the License Subsidiary with such books of account, records and reports, including quarterly programming schedules and reports, as the License Subsidiary may reasonably request from time to time, and shall afford the License Subsidiary and its officers and employees access at all times to all aspects of the Station’s operations.  Without limiting the foregoing reservation of control, the License Subsidiary shall have the right throughout the term of this Agreement (a) to require the deletion of any program if the License Subsidiary believes that its transmission would be contrary to the public interest, (b) to require the transmission of any program if the License Subsidiary believes that its transmission would serve the public interest, and (c) to relieve any person of his or her duties at the Station if the License Subsidiary believes that his or her conduct is inconsistent with the policies or rules of the License Subsidiary or the FCC or is otherwise inconsistent with the public interest.  This Section 2 shall be construed so as to vest in the License Subsidiary all powers that may be necessary for discharge of its responsibilities as a licensee under the Communications Act of 1934, as amended, and the policies and rules promulgated thereunder by the FCC.

Section 3.  Compliance With Law.  The Station Operator shall at all times operate the Station in compliance with the Communications Act of 1934, as amended, and all rules, regulations and policies of the FCC and any other governmental agency with authority over the Station, as such laws, rules, regulations and policies are in effect from time to time.

Section 4.  Modification of Facilities.  The Station Operator may, at its discretion, modify the Station’s Facilities from time to time, at its expense, subject to the License Subsidiary’s approval of the modifications.  If prior FCC approval of such modifications is required, the Station Operator shall prepare an appropriate application for the License Subsidiary to sign and file with the FCC, and no such change shall be implemented prior to the grant of FCC consent.  Any application for a license to cover any construction permit shall similarly be prepared by the Station Operator for signature and filing by the License Subsidiary.

Section 5.  FCC Filings.  The Station Operator shall cooperate with the License Subsidiary in furnishing any information that may be requested by the FCC in connection with the operation of the Station, including, but not limited to, any technical and/or engineering information.  The Station Operator shall prepare, for the License Subsidiary’s signature and filing with the FCC, an appropriate license renewal application and such other reports, documents, and filings as may be necessary from time to time to keep in force and effect an FCC authorization for operating the Station. The License Subsidiary shall cooperate with the Station Operator in signing and filing such license renewal applications and other reports, documents, and filings as the Station Operator shall from time to time prepare and submit to the License Subsidiary.

Section 6.  Notices.  All notices hereunder shall be given in writing by first class United States mail, postage prepaid, addressed as follows, or to such other address as either party may specify from time to time:

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If to the License Subsidiary:

[Name of License Subsidiary]

Attention:

If to the Station Operator:

[Name of Station Operator]

Attention:

Section 7.  Term.  The term of this Agreement shall begin on the date hereof and shall terminate upon the occurrence of any of the following events (unless earlier terminated pursuant to the provisions of Section 9 hereof):

(a)  revocation or expiration without renewal of the principal broadcasting license held by the License Subsidiary to operate the Station; or

(b)  mutual agreement of the parties to terminate this Agreement.

Section 8.  Termination.  The License Subsidiary shall have the right to terminate this Agreement by written notice to the Station Operator at any time during the term hereof upon the occurrence of any of the following events:

(a)  any material failure by the Station Operator to perform any of its obligations under this Agreement;

(b)  the insolvency of the Station Operator, appointment of a receiver of the property of the Station Operator, or any assignment for the benefit of creditors of the Station Operator;

(c)  the filing of a voluntary or involuntary petition by or against the Station Operator under the bankruptcy laws of the United States of America; or

(d)  the foreclosure of any lien or security interest in, or the placement or issuance of any levy, writ of attachment, writ of garnishment, writ of execution or similar process against, the Station Operator or any property of the Station Operator (including the shares of stock of the License Subsidiary owned by the Station Operator) or securities representing an ownership interest in the Station Operator.

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Section 9.  Assignment.  The Station Operator shall not assign this Agreement or any of the Station Operator’s rights or obligations under this Agreement or sell or transfer the Facilities without the prior written consent of the License Subsidiary, and any attempted assignment, sale or transfer by the Station Operator not in compliance with this provision shall, at the License Subsidiary’s option, be null and void; provided, however, that the Station Operator may replace portions of the Facilities from time to time provided that such replacements do not impair the Station’s operations.  Nothing herein shall be interpreted to prevent the Station Operator from granting a mortgage on or other security interest in any of the Facilities or in its rights or obligations under this Agreement.  This Agreement shall bind and inure to the benefit of the permitted successors and assigns of the parties.

Section 10.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York.

Section 11.  Construction.  It is the intent of the parties that operation of the Station under this Agreement comply with the rules and regulations of the FCC, and all provisions of this Agreement shall be so construed.

Section 12.  Severability.  If any provision of this Agreement shall be declared void or invalid by any governmental authority with jurisdiction thereof, then the remainder of this Agreement shall remain in full force and effect without the offending provision, provided that such remainder substantially reflects the original agreement of the parties.

Section 13.  Amendments.  This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and may be amended only by a writing signed by both parties.

Section 14.  Prior Agreements Superseded.  This Agreement shall supersede all prior agreements between the parties hereto relating to the management or operation of the Station.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

[NAME OF LICENSE SUBSIDIARY OPERATOR]		[NAME OF STATION]

By		By:
	Name:		Name:
	Title:		Title:

4

ANNEX 1

Broadcast Licenses

EXHIBIT D

[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement dated as of July 15, 2002 (as amended and in effect on the date hereof, the “Credit Agreement”), among Sinclair Broadcast Group, Inc., the Subsidiary Guarantors party thereto, the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including the interests set forth below in the Commitment(s) of the Assignor on the Assignment Date and Loan(s) owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for the account of the Assignor.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Assumption, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b)(ii)(C) of the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Assignment and Assumption

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment

(“Assignment Date”)(1):

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder

Commitment Assigned:	$		%

Revolving Commitment:
Term Loan Commitment:
Incremental Loan Commitment:

Loans:

Revolving Loans:
Term Loans:
Incremental Loans:

Fees Assigned (if any):

(1)           Must be at least five Business Days after execution hereof by all required parties.

2

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

3

The undersigned hereby consent to the within assignment:(2)

SINCLAIR BROADCAST GROUP, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK,
as Administrative Agent

By:
Name:
Title:

(2)           Consents to be included to the extent required by Section 10.04(b)(i) of the Credit Agreement.

4

EXHIBIT E

[Form of Consent and Agreement]

CONSENT AND AGREEMENT (this “Consent and Agreement”) dated as of [                    ] by [NAME OF CONSENTING PARTY], a corporation duly organized and validly existing under the laws of the State of                      (the “Consenting Party”).

Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company(1)“), the subsidiaries of the Company party as Subsidiary Guarantors to the Credit Agreement referred to below (collectively the “Subsidiary Guarantors”), including without limitation                           , a                             corporation (the “Contract Counterparty”), the financial institutions named therein (the “Lenders”) and JPMorgan Chase Bank as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) are parties to a Credit Agreement dated as of July 15, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for loans to be made by the Lenders in an aggregate principal amount not exceeding $600,000,000.

The Company, the Subsidiary Guarantors and the Administrative Agent are parties to a Security Agreement dated as of July 15, 2002 (the “Security Agreement”) pursuant to which the Company and each Subsidiary Guarantor, including without limitation, the Contract Counterparty, agreed to pledge and grant a security interest in the Assigned Agreements (as defined below) as security for the Secured Obligations (as defined in the Security Agreement).  Accordingly, the parties hereto agree as follows:

Section 1.  Definitions.  Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.  As used in this Consent and Agreement, the following terms shall have the following meaning:

“Assigned Agreements” shall mean the agreements listed in Annex 1 hereto.

“Contract Default” shall mean a default by the Contract Counterparty or any other Person in the performance of any of its obligations under any Assigned Agreement, or the occurrence or non-occurrence of any event or condition under the Assigned Agreements which would immediately or with the passage of time or the giving of notice, or both (including, without limitation, the failure to give a notice of extension), enable the Consenting Party to exercise any right or remedy under the Assigned Agreements or result in the termination or any of the Contract Counterparty’s rights under any Assigned Agreement.

(1)           Will be defined as the “Contract Counterparty” in the form of this Consent and Agreement relating to Assigned Agreements to which Sinclair Broadcast Group, Inc. is a party.

Consent and Agreement

“Monetary Default” shall mean, with respect to any Station, the failure by the Contract Counterparty to pay when due, after the lapse of any applicable grace period, any amount owing by it under an Assigned Agreement relating to such Station or to cure after the lapse of any applicable grace period any other Contract Default that can be cured solely by the payment of money.

“Station” shall mean a radio or television broadcasting station that is the subject of an Assigned Agreement.

Section 2.  Representations and Warranties.  The Consenting Party hereby represents and warrants that this Consent and Agreement has been duly executed and delivered by the Consenting Party and constitutes the legal, valid and binding obligation of the Consenting Party enforceable against the Consenting Party in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and (ii) the application of equitable principles (whether considered in a court of law or a proceeding in equity).

Section 3.  Consent.

Section 3.01.  Consent to Assignments, etc.  The Consenting Party hereby:

(a)  consents to the assignment by the Contract Counterparty to the Administrative Agent pursuant to the Security Agreement of all of the Contract Counterparty’s right, title and interest in, to and under the Assigned Agreements as collateral security for the Secured Obligations;

(b)  acknowledges the right of the Administrative Agent in the exercise of its rights and remedies under the Security Agreement and at the times provided for therein to make all requests and demands, give all notices, take all actions and exercise any and all rights and remedies of the Contract Counterparty (whether or not the Contract Counterparty has then been dissolved, liquidated or wound-up) under each Assigned Agreement, and agrees that in such event, unless and until such Assigned Agreement is terminated as permitted by Section 3.01(f) hereof, the Consenting Party shall continue to perform its obligations under, and in respect of, such Assigned Agreement and the Administrative Agent or its designee shall have the full right and power to enforce directly against the Consenting Party all such obligations of the Consenting Party under such Assigned Agreement;

(c)  agrees that if (i) the Administrative Agent shall notify the Consenting Party that the Administrative Agent has elected to exercise its rights under the Security Agreement to have itself or its designee substituted for the Contract Counterparty with

2

respect to the Contract Counterparty’s rights under an Assigned Agreement relating to any Station (whether or not the Contract Counterparty has then been dissolved, liquidated or wound-up) and (ii) no Monetary Default shall have occurred and be continuing with respect to such Station, then the Administrative Agent or its designee, as the case may be, shall be substituted for, and shall assume and be directly liable for the obligations of, the Contract Counterparty under such Assigned Agreement with respect to such Station, and agrees that in such event the Consenting Party shall continue to perform its obligations under, and in respect of, such Assigned Agreement with respect to such Station and the Administrative Agent or its designee shall have the full right and power to enforce directly against the Consenting Party all obligations of the Consenting Party under such Assigned Agreement with respect to such Station;

(d)  agrees that if (i) the Administrative Agent shall sell or assign any portion of an Assigned Agreement relating to any Station pursuant to the Security Agreement (whether through judicial foreclosure, deed-in-lieu of foreclosure, or otherwise) and (ii) no Monetary Default shall have occurred and be continuing with respect to such Station, the purchaser or assignee of such portion of such Assigned Agreement may be substituted for the Contract Counterparty with respect to such portion of such Assigned Agreement (whether or not the Contract Counterparty has then been dissolved, liquidated or wound-up), and assume and be directly liable for the obligations of, the Contract Counterparty under such Assigned Agreement, and agrees that in such event the Consenting Party will continue to perform its obligations under, and in respect of, such Assigned Agreement;

(e)  agrees that neither the Administrative Agent, nor its designee, shall be subject to any duty or obligation under the Assigned Agreements, nor shall the grant of a security interest in the Assigned Agreements by the Company and the Subsidiary Guarantors to the Administrative Agent pursuant to the Security Agreement, give rise to any duty or obligation on the part of the Administrative Agent to the Consenting Party unless and until the Administrative Agent shall have notified the Consenting Party in writing that the Administrative Agent has elected to exercise its rights pursuant to the Security Agreement to have itself or its designee substituted for the Contract Counterparty under an Assigned Agreement relating to a Station, whereupon the sole obligation of the Administrative Agent or such designee, as the case may be, with respect to claims of the Consenting Party against the Contract Counterparty arising from the Contract Counterparty’s failure to perform during any period prior to the Administrative Agent’s or such designee’s substitution shall be limited to the obligation to cure any Monetary Default relating to such Station, provided that neither the Administrative Agent nor its designee shall become liable to the Consenting Party solely as a result of foreclosing upon and taking temporary title to all or any portion of any Assigned Agreement;

(f)  agrees that, in the event of a Contract Default, the Consenting Party will continue to perform its obligations under, and in respect of, the Assigned Agreements and

3

will not exercise any right or remedy provided for in the Assigned Agreements, until it first gives prompt written notice of such Contract Default to the Administrative Agent or its designee and affords the Administrative Agent or its designee a period of at least ninety (90) days (or, unless such Contract Default is a Monetary Default or such Contract Default has a materially adverse effect on the Consenting Party, such longer period as the Administrative Agent reasonably requests so long as the Administrative Agent or its designee has commenced and is diligently pursuing appropriate action to cure such Contract Default) from receipt of such notice to cure such Contract Default;

(g)  agrees that the Administrative Agent or its designee shall have the right, but not the obligation, to exercise the rights to cure set forth in Section 3.01(f) above; and

(h)  agrees that, in the event that any Assigned Agreement (i) is terminated in whole or in part by reason of the bankruptcy of the Contract Counterparty or the Consenting Party or by reason of the rejection by the Contract Counterparty, the Consenting Party or any trustee for the Contract Counterparty or the Consenting Party of such Assigned Agreement in connection with any bankruptcy case, or pursuant to any order of the FCC, or (ii) becomes or is determined to be void or unenforceable in whole or in part, the Consenting Party will, upon notice from the Administrative Agent, enter into a new agreement with the Administrative Agent or its designee, which shall be for the remaining term under the original Assigned Agreement (or, if applicable, the affected portion thereof) and shall contain the same terms and conditions as such original Assigned Agreement (excluding any requirement to pay consideration that has theretofore been paid) with such modifications and additional terms and conditions as may be reasonably necessary to reflect materially changed circumstances resulting from, arising out of or relating to the rejection or termination of the original Assigned Agreement and the substitution of the new contracting party (whereupon references in this Consent and Agreement to such “Assigned Agreement” shall be deemed to refer to such new Assigned Agreement).

Section 3.02.  Payment of Assigned Sums.  After receipt of notice from the Administrative Agent instructing it to do so, the Consenting Party shall pay all monies that are due and payable to the Contract Counterparty under the Assigned Agreements directly to the Administrative Agent at account number                         maintained by the Administrative Agent with JPMorgan Chase Bank at its principal office in immediately available funds not later than                on the date such monies are due.  The Contract Counterparty hereby releases and agrees to hold the Consenting Party harmless from all liability for making payments to the Administrative Agent in accordance with the requirements of this Section 3.02.

Section 3.03.  Reinstatement.  This Consent and Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Administrative Agent in respect of the Secured Obligations is rescinded or must otherwise be

4

restored or returned by the Administrative Agent, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, as though such payments had not been made.

Section 3.04.  Modifications to Loan Documents.  The Consenting Party agrees that no modification or supplement to any of the Loan Documents (including, without limitation, any modification or supplement that increases the amount or extends the maturity of any credit extended under the Credit Agreement) shall affect its obligations hereunder.

Section 3.05.  No Subrogation.  The Consenting Party agrees that it shall in no event be, and hereby waives any right that it might otherwise have to be, subrogated to the rights of the Lenders and the Administrative Agent with respect to the Secured Obligations.

Section 3.06.  Waiver of Bankruptcy Code Protection.  The Consenting Party intends that its obligations under the Assigned Agreements not be a contract to which Section 365(c)(1) or Section 365(c)(2) or Section 365(e)(2) of the Bankruptcy Code applies in a case involving the Contract Counterparty as a debtor under the Bankruptcy Code and, to the extent it may be determined that such Sections are applicable (except as provided in the following sentence), the Consenting Party (a) waives, to the fullest extent permitted by law, its rights under, and the benefits of, such Sections with respect to such case, (b) consents to the assumption of the Assigned Agreements by the trustee in bankruptcy in such case and (c) agrees to reconfirm the waiver contained in clause (a) above and the consent contained in clause (b) above to the trustee in bankruptcy in any such case at any time requested by the Administrative Agent.  The Consenting Party shall not be bound by clause (a), (b) or (c) of the preceding sentence with respect to any Assigned Contract (or portion thereof) under which a Contract Default exists unless, as provided by the Bankruptcy Code, the trustee in bankruptcy (i) cures, or provides adequate assurance that such trustee will promptly cure, such Contract Default, (ii) compensates, or provides adequate assurance that the trustee will promptly compensate, the Consenting Party for any actual pecuniary loss to the Consenting Party resulting from such Contract Default and (iii) provides adequate assurance of future performance under such Assigned Agreement (or portion thereof).

Section 3.07.  Survival of Contract Counterparty’s Obligations.  Nothing contained herein shall be deemed to relieve the Contract Counterparty of (i) any liability to the Consenting Party for any Contract Default by the Contract Counterparty that is not cured by the Administrative Agent or its designee or by any purchaser or assignee of any portion of an Assigned Agreement or (ii) any liability to the Consenting Party for damages arising out of any Contract Default by the Contract Counterparty to the extent that such damages relate to a period prior to the cure of such Contract Default by the Administrative Agent or its designee or by any purchaser or assignee of any portion of an Assigned Agreement.

Section 3.08.  Obligations and Rights under Assigned Agreements of Substitute for Contract Counterparty.  Nothing contained herein shall be deemed to limit the rights or

5

remedies of the Consenting Party under any Assigned Agreement in respect of any Contract Default by the Administrative Agent or its designee or by any purchaser or assignee of any portion of an Assigned Agreement after the Administrative Agent, such designee or such purchaser, as the case may be (an “Assignee”), is substituted for the Contract Counterparty as provided in Section 3.01 hereof in respect of the portion of such Assigned Agreement under which such Contract Default occurred.  No Assignee shall, by virtue of any such substitution in respect of a portion of an Assigned Agreement, acquire greater rights under such Assigned Agreement with respect to such portion than a permitted assignee of the Contract Counterparty would acquire under such Assigned Agreement with respect to such portion.

[Section 3.09.  Subordination.  The Administrative Agent agrees that, as between the Administrative Agent and the Cure Right Agreement Agent (as defined below), the rights and remedies of the Administrative Agent under this Agreement shall be subject and subordinate to the rights and remedies of JPMorgan Chase Bank, as agent (in such capacity, together with its successors in such capacity, the “Cure Right Agreement Agent”) for the lenders to Cunningham, under the                               Agreement dated as of                      (the “Cure Right Agreement”) between the Cure Right Agreement Agent and the Consenting Party for so long as the Cure Right Agreement shall be in effect.  Without limiting the generality of the foregoing, the Administrative Agent shall not exercise any right or remedy hereunder (other than the rights to cure set forth in Section 3.01(f) hereof, which rights shall be subject and subordinate to the rights and remedies of the Cure Right Agreement Agent as aforesaid) without the prior written consent of the Cure Right Agreement Agent for so long as the Cure Right Agreement shall be in effect.](2)

Section 4.  Miscellaneous.

Section 4.01.  Termination.  Subject to Section 3.03 hereof, when all Secured Obligations shall have been paid in full and the Commitments of the Lenders (and the Letters of Credit) under the Credit Agreement shall have expired or been terminated and the Hedging Agreements shall have expired or been terminated, this Consent and Agreement shall terminate.  The Administrative Agent shall notify the Consenting Party when such termination has occurred.  In addition, subject to Section 3.01(h) hereof, this Agreement shall terminate with respect to any Assigned Agreement that has terminated in accordance with its terms and as permitted by Section 3.01(f) hereof and with respect to any portion of an Assigned Agreement that has been fully and finally performed, including, without limitation, any option under any Assigned Agreement that has been exercised and for which the closing has occurred.

Section 4.02.  Notices.  All notices and other communications hereunder shall be in writing, shall be sent by first class mail, by personal delivery, by a nationally recognized courier service, or by telecopy and shall be directed to the addresses and telephone numbers

(2)           To be inserted if the Consenting Party is Cunningham (or any of its Subsidiaries).

6

listed on the signature page hereto or to such other address or addressee as a party may designate by notice given pursuant hereto.

Section 4.03.  Separate Counterparts; Amendments, Waiver.  This Consent and Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, and all of which taken together shall constitute one and the same instrument.  Neither this Consent and Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Administrative Agent and by any other party against whom any such amendment, supplement, waiver or modification is to be enforced.  Notwithstanding the foregoing sentence, the Administrative Agent may terminate this Consent and Agreement at any time by providing a notice to the Consenting Party in accordance with Section 4.02.

Section 4.04.  Severability of Provisions.  Any provision of this Consent and Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.05.  Successors and Assigns.  This Consent and Agreement shall be binding upon each of the Consenting Party and the Contract Counterparty, and on the permitted successors and assigns of each of them, and shall inure to the benefit of the Administrative Agent (for its own benefit and for the benefit of the financial institutions and other lenders from time to time party to the Credit Agreement or to any Successor Credit Agreement (as defined below) and its successors and permitted assigns; provided that (i) the Consenting Party shall not transfer or assign all or any portion of its obligations under this Consent and Agreement or the Assigned Agreements without the prior written consent of the Administrative Agent and (ii) the Administrative Agent shall not transfer or assign all or any portion of its rights or obligations hereunder except to a successor agent for the Lenders under the Credit Agreement or to an agent for the financial institutions and other lenders from time to time party to any Successor Credit Agreement.  For purposes of this Section 4.05, “Successor Credit Agreement” shall mean any credit or loan agreement providing for loans to be made by a syndicate of lenders that have appointed a commercial bank to act as their agent thereunder, where all or a portion of the proceeds of such loans are used to refinance or refund the indebtedness of the Company under the Credit Agreement.  From and after the date any Successor Credit Agreement is entered into and the proceeds of any borrowing thereunder are used to pay all obligations of the Company under the predecessor Credit Agreement then outstanding (and the commitments of the lenders thereunder to provide further credit shall have expired or been terminated and either any letters of credit issued thereunder shall have expired or been terminated or the Company’s obligations with respect to any such letters of credit shall have been released thereunder and reinstated under such Successor Credit Agreement), such Successor Credit Agreement shall be deemed to be the Credit Agreement for all purposes hereof.

7

Section 4.06.  Headings Descriptive.  The headings of the several sections of this Consent and Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provisions of this Consent and Agreement.

Section 4.07.  Further Assurances.  Upon the request of the Contract Counterparty or the Administrative Agent, in connection with the provisions of and the transactions contemplated by the Assigned Agreements, the Consenting Party shall execute and deliver such further instruments and agreements relating to such provisions and transactions as may reasonably be requested by the Contract Counterparty to further document and carry out the intent and purpose of such provisions and transactions.

Section 4.08.  GOVERNING LAW, SUBMISSION TO JURISDICTION, WAIVER OF JURY TRIAL.

(a)  This Consent and Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Consent and Agreement or the transactions contemplated hereby.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(b)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.09.  Waiver.  No failure on the part of the Administrative Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

8

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Consent to be executed by its duly authorized officer as of the date first above written.

[NAME OF CONSENTING PARTY]

By
Title:

Address for Notices:

Attention:

Telecopier No.:

Telephone No.:

JPMORGAN CHASE BANK,
as Administrative Agent

By
Title:

Address for Notices:

Attention:

Telecopier No.:

Telephone No.:

9

SINCLAIR BROADCAST GROUP, INC.

By
Title:

Address for Notices:

Attention:

Telecopier No.:

Telephone No.:

10

[ACKNOWLEDGED:

JPMORGAN CHASE BANK,
as Cure Right Agreement Agent

By
Title:]

11

Annex 1

Assigned Agreements

Schedule 1.01(b)

SINCLAIR BROADCAST GROUP, INC.

Existing Senior Subordinated Note Indentures

1.               Indenture, dated as of July 2, 1997, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

2.               Indenture, dated as of December 17, 1997, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

3.               Indenture, dated as of December 10, 2001, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

4.               Indenture, dated as of March 14, 2002, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

Schedule 1.03

SINCLAIR BROADCAST GROUP, INC.

Owned And Contract Stations

I.              TELEVISION STATIONS

Market	Stations	Status	Channel	Affiliation
Minneapolis/St. Paul, Minnesota	KMWB	Owned	23	WB
Tampa, Florida	WTTA	Contract	38	WB
Pittsburgh, Pennsylvania	WPGH	Owned	53	FOX
	WCWB	Owned	22	WB
Sacramento, California	KOVR	Owned	13	CBS
St. Louis, Missouri	KDNL	Owned	30	ABC
Baltimore, Maryland	WBFF	Owned	45	FOX
	WNUV	Contract	54	WB
Indianapolis, Indiana	WTTV	Owned	4	WB
	WTTK	Owned	29	WB
Raleigh/Durham, North Carolina	WLFL	Owned	22	WB
	WRDC	Owned	28	UPN
Cincinnati, Ohio	WSTR	Owned	64	WB
Milwaukee, Wisconsin	WCGV	Owned	24	UPN
	WVTV	Owned	18	WB
Kansas City, Missouri	KSMO	Owned	62	WB
Nashville, Tennessee	WZTV	Owned	17	FOX
	WUXP	Owned	30	UPN
	WNAB	Contract	58
Columbus, Ohio	WTTE	Contract	28	FOX
	WSYX	Owned	6	ABC
Asheville, North Carolina and Greenville/ Spartanburg/Anderson, South Carolina	WBSC	Contract / Ownership Pending	40	WB
	WLOS	Owned	13	ABC
San Antonio, Texas	KABB	Owned	29	FOX
	KRRT	Owned	35	WB
Norfolk, Virginia	WTVZ	Owned	33	WB
Buffalo, New York	WUTV	Owned	29	FOX
	WNYO	Owned	49	WB
Oklahoma City, Oklahoma	KOCB	Owned	34	WB
	KOKH	Owned	25	FOX
Greensboro/Winston-Salem/High Point, North Carolina	WXLV	Owned	45	ABC
	WUPN	Owned	48	UPN
Birmingham, Alabama	WTTO	Owned	21	WB
	WABM	Owned	68	UPN
Dayton, Ohio	WKEF	Owned	22	NBC
	WRGT	Contract	45	FOX
Charleston/Huntington,West Virginia	WCHS	Owned	8	ABC
	WVAH	Contract	11	FOX
Richmond, Virginia	WRLH	Owned	35	FOX
Las Vegas, Nevada	KVWB	Owned	21	WB
	KFBT	Owned	33	IND*
Mobile, Alabama and Pensacola, Florida	WEAR	Owned	3	ABC
	WFGX	Contract	35	IND*
Flint/Saginaw/Bay City, Michigan	WSMH	Owned	66	FOX
Lexington, Kentucky	WDKY	Owned	56	FOX
Des Moines, Iowa	KDSM	Owned	17	FOX
Syracuse, New York	WSYT	Owned	68	FOX
	WNYS	Contract	43	WB
Rochester, New York	WUHF	Owned	31	FOX
Paducah, Kentucky and Cape Girardeau, Missouri	KBSI	Owned	23	FOX
	WDKA	Contract	49	UPN
Portland, Maine	WGME	Owned	13	CBS
Madison, Wisconsin	WMSN	Owned	47	FOX
Cedar Rapids, Iowa	KGAN	Owned	2	CBS
Tri-Cities, Tennessee/Virginia	WEMT	Owned	39	FOX
Springfield, Massachusetts	WGGB	Owned	40	ABC
Tyler/Longview, Texas	KETK	Contract	56	NBC
Peoria/Bloomington, Illinois	WYZZ	Owned	43	FOX
Charleston, South Carolina	WMMP	Owned	36	UPN
	WTAT	Contract	24	FOX
Tallahassee, Florida	WTWC	Owned	40	NBC
	WTXL	Contract	27	ABC
Tuscaloosa, Alabama	WDBB	Contract	17	WB
Springfield/Champaign, Illinois	WICS	Owned	20	NBC
	WICD	Owned	15	NBC

Note

*      “IND” or “Independent” refers to a station that is not affiliated with any of ABC, CBS, NBC, Fox, WB or UPN.

Schedule 2.04(m)

SINCLAIR BROADCAST GROUP, INC.

 Existing Letters Of Credit

1.               Irrevocable Letter of Credit, dated October 12, 2000, for the benefit of Liberty Property, Ltd. supporting building lease payments on WTTA in Tampa, Florida.

Schedule 4.06(a)

SINCLAIR BROADCAST GROUP, INC.

Litigation

On December 10, 2001 the FCC issued a Memorandum Opinion and Order and Notice of apparent Liability which, among other things, granted a number of Sinclair applications, imposed fines against Sinclair, and dismissed Sinclair’s application to acquire the license of WBSC-TV as not meeting the requirements for ownership under the new duopoly rules.  The acquisitions for which the FCC granted its approval have been consummated, the fines have been paid and Sinclair has filed a petition for reconsideration of the dismissal of the WBSC-TV application. On January  9, 2002, the Rainbow/PUSH Coalition filed a Notice of Appeal of the FCC’s  Memorandum Opinion and Order with the U.S. Court of Appeals for the D. C. Circuit.  The stations affected by the Notice of Appeal are WNUV(TV), WTTE(TV), WRGT-TV, WTAT-TV, WVAH-TV, KOKH-TV, KRRT(TV), WVTV(TV), WRDC(TV), WABM(TV), WBSC-TV, WCWB(TV), WLOS(TV) and KABB(TV). We cannot predict the outcome of the appeal.

Schedule 4.06(b)

SINCLAIR BROADCAST GROUP, INC.

Environmental Matters

None

Schedule 4.13(a)

SINCLAIR BROADCAST GROUP, INC.

Material Indebtedness

1.               $200 million Indenture, dated as of July 2, 1997, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

2.               $250 million Indenture, dated as of December 17, 1997, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

3.               Credit Agreement, dated as of May 28, 1998, as amended by Amendment No. 1 dated as of December 21, 1999 and Amendment No. 2 dated as of July 21, 2000, and as amended and restated pursuant to an Amendment and Restatement dated as of May 9, 2001, as amended by Amendment No. 1 as of October 30, 2001, between Sinclair Broadcast Group, Inc. (as borrower), various subsidiaries of Sinclair Broadcast Group, Inc. party thereto (as guarantors), various lenders (as lenders) and JPMorgan Chase Bank formerly known as The Chase Manhattan Bank (as agent).

4.               $21 million Master Lease Agreement, dated December 1, 2000, between Sinclair Communications, Inc. (as lessee) and American Tower L.P. (as lessor) for tower space.

5.               $7.0 million Lease Agreement, dated May 25, 2000, between Sinclair Broadcast Group, Inc. (as lessee) and Beaver Dam Limited Liability Company (as lessor) for building space located at 10706 Beaver Dam Rd, Cockeysville, MD.

6.               (With #6, above) $7.0 million Lease Agreement, dated December 18, 1998, between Sinclair Communications, Inc. (as lessee) and Beaver Dam Limited Liability Company (as lessor) for building space located at 10706 Beaver Dam Rd, Cockeysville, MD.

7.               $310 million Indenture, dated as of December 10, 2001, as heretofore amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

8.               Mark to market of existing interest rate derivative transactions.

9.               Fair market value of terminated interest rate derivative transactions.

10.         $300 million Indenture, dated as of March 14, 2002, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

11.         $35 million Credit Agreement, dated March 20, 2002 between Cunningham Broadcasting Corporation. (as borrower), the Subsidiary Guarantors named therein (as guarantors) and JP Morgan Chase (as administrative agent).

12.         Put Option Agreement, dated May 1, 2002 between Nashville Broadcasting Limited Partnership, and Sinclair Television of Nashville, Inc.

2

Schedule 4.13(b)

SINCLAIR BROADCAST GROUP, INC.

Liens

Liens on Borrower’s assets in favor of Julian S. Smith and Carolyn C. Smith securing Term Notes dated September 30, 1990.

Liens filed in favor of JPMorgan Chase Bank pursuant to the Credit Agreement dated as of May 28, 1998, among the Borrower, the Subsidiary Guarantors’ party thereto, the lenders’ party thereto and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as administrative agent for said lenders, as amended by Amendment No. 1 dated as of December 21, 1999 and Amendment No. 2 dated as of July 21, 2000, and as amended and restated pursuant to an Amendment and Restatement dated as of May 9, 2001, as amended by Amendment No. 1 dated as of October 30, 2001.

Schedule 4.13(c)

SINCLAIR BROADCAST GROUP, INC.

Estimated Film Cash Payments

Year	Amount

2002	$106,950
2003	$106,714
2004	$114,939
2005	$115,368
2006	$114,987
2007	$114,872
2008	$115,272
2009	$118,779

Schedule 4.13(d)

SINCLAIR BROADCAST GROUP, INC.

 Interest Rate Protection Agreements

Type of Hedge	Notional Amount	Counterparty	Expiry Date	Rate

Swap	$250,000,000	JP Morgan	12/15/07	8.75%
		Chase Bank

Sinclair receives fixed rate of 8.75% and pays floating rate plus 2.745% spread.

Swap	$200,000,000	Wachovia Bank	7/15/07	9.00%
		National Association

Sinclair receives fixed rate of 8.75% and pays floating rate plus 3.049% spread.

Swap	$180,000,000	Wachovia Bank	3/15/12	8.00%
		National Association

Sinclair receives fixed rate of 8.00% and pays floating rate plus 2.278% spread.

Swap	$120,000,000	Deutsche Bank AG	3/15/12	8.00%

Sinclair receives fixed rate of 8.00% and pays floating rate plus 2.279% spread.

Collar	$575,000,000	JP Morgan	06/03/06	5.95%
		Chase Bank		or 7.00%

Depending on LIBOR, Sinclair pays one of the two fixed rates and receives either floating or the fixed rate.

Schedule 4.14

SINCLAIR BROADCAST GROUP, INC.

Capitalization

I.              Common Stock

The authorized common stock of the Borrower consists, on the date hereof, of:

1.                                       500,000,000 shares of Class A Common Stock, par value $.01 per share, of which, as of June 25, 2002, 43,108,302 shares were duly and validly issued and outstanding.

2.                                       140,000,000 shares of Class B Common Stock, par value $.01 per share, of which as of June 26, 2002, 42,315,886.2270 shares were duly and validly issued and outstanding.

As of the date hereof .48% of such issued and outstanding shares of Class A Common Stock are owned beneficially and of record by the Smith Brothers, and 99.48% of such issued and outstanding shares of Class B Common Stock are beneficially owned of record, directly or indirectly, by the Smith Brothers.

II.            Preferred Stock

The authorized preferred stock of the Borrower consists of 50,000,000 shares, on the date hereof, of which:

1.                                       2,062,000 shares of Series C Preferred Stock, par value $.01, of which 2,062,000 are issued and outstanding.

2.                                       3,450,000 shares of Series D Convertible Exchangeable Preferred Stock, par value $.01 per share, of which 3,450,000 shares are duly and validly issued and outstanding.

III.           Other Equity Rights

1.                                       1996 Long-Term Incentive Plan

2.                                       Incentive Stock Option Plan

3.                                       Employee Stock Purchase Plan

4.                                        Incentive Stock Option Plan for Designated Participants providing for the right of certain employees of the Borrower and its Subsidiaries to acquire, in the aggregate, not more than  68,000 shares of the Borrower’s Class A Common Stock (the “Designated Employees Stock Option Plan”).

5.             Stock Option Agreement dated as of April 10, 1996 between Barry Baker and the Borrower, providing, among other things, for the right of Barry Baker to acquire 1,382,435 shares of the Borrower’s Class A Common Stock on the terms and conditions set forth therein (the “Baker Stock Option Agreement”).

6.             The Borrower’s Incentive Stock Option Plan (“ISO Plan”) allows Borrower to grant to employees options to acquire Class A Common Stock.  Six Hundred Thousand (600,000) shares of Class A Common Stock are currently authorized for the ISO Plan.

7.             On May 11, 1998, the number of shares for which employee stock options under the 1996 Long-Term Incentive Plan may be granted was increased from 2,073,673 to 7,000,000 by vote of Borrower’s shareholders.

8.             Pursuant to the Plan and Agreement of Merger dated November 15, 1999, as amended, by and among Glencairn, Ltd. (now known as Cunningham), Anderson (WFBC-TV), Inc., Borrower and Sinclair Acquisition XI, Inc., Borrower will issue to Cunningham Common Stock equal to a value of $329,156.00, as determined by the average fair market value of one common stock share for the five days prior to consummation.

9.             Pursuant to the Option Agreement For Purchase of Non-License Assets dated May 1, 2002 (the “Non-License Option”), by and between Nashville Broadcasting Limited Partnership and Sinclair Television of Nashville, Inc. (“Option Holder”), Option Holder may elect to pay the Non-License Assets Option Exercise Price (as defined in the Non-License Option, in a combination of immediately available funds and shares of Borrower’s Common Stock.

10.           Pursuant to the Option Agreement For Purchase of License Assets dated May 1, 2002 (the “License Option”), by and between Nashville Broadcasting Limited Partnership, Nashville License Holdings, LLC, and Sinclair Television of Nashville, Inc. (“Option Holder”), Option Holder may elect to pay the License Assets Option Exercise Price (as defined in the License Option, in a combination of immediately available funds and shares of Borrower’s Common Stock.

2

Schedule 4.15(a)

SINCLAIR BROADCAST GROUP, INC.

Subsidiaries

Company	State of Organization	Ownership	Nature of Ownership
Birmingham (WABM-TV) Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Acquisition IX, Inc.	100% of issued and outstanding stock

Channel 33, Inc.	Nevada	Wholly owned Subsidiary of Montecito Broadcasting Corporation	100% of issued and outstanding stock

Chesapeake Television, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

Chesapeake Television Licensee, LLC	Maryland	Wholly owned Subsidiary of Chesapeake Television, Inc.	100% of membership interest

FSF TV, Inc.	North Carolina	Wholly owned Subsidiary of WLFL, Inc.	100% of issued and outstanding stock

KABB Licensee, LLC	Maryland	Wholly owned Subsidiary of Chesapeake Television, Inc.	100% of membership interest

KBSI Licensee L.P.	Virginia	General Partner, Sinclair Properties, LLC	98%, Sinclair Properties, LLC

		Limited Partner, Sinclair Communications, Inc.	2%, Sinclair Communications, Inc.

KDNL Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media I, Inc.	100% of membership interest

KETK Licensee L.P.	Virginia	General Partner - Sinclair Properties, LLC	98% Sinclair Properties, LLC

		Limited Partner - Sinclair Communications, Inc.	2% Sinclair Communications, Inc.

KGAN Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Acquisition IV, Inc.	100% of membership interest

KLGT, Inc. (formerly known as Lakeland Group Television, Inc.)	Minnesota	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

KLGT Licensee, LLC	Maryland	Wholly owned Subsidiary of KLGT, Inc.	100% of membership interest

KOCB, Inc. (formerly known as Superior Communications of a Oklahoma, Inc.)	Oklahoma	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

KOCB Licensee, LLC	Maryland	Wholly owned Subsidiary of KOCB, Inc.	100% of membership interest

KOKH Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Television of Oklahoma, Inc.	100% of membership interest

KSMO, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

KSMO Licensee, Inc.	Delaware	Wholly owned Subsidiary of KSMO, Inc.	100% of issued and outstanding stock

KUPN Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media II, Inc.	100% of membership interest

Montecito Broadcasting Corporation	Delaware	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

New York Television, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

Raleigh (WRDC-TV) Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Acquisition VIII, Inc.	100% of issued and outstanding stock

San Antonio (KRRT-TV) Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Acquisition X, Inc.	100% of issued and outstanding stock

SCI-Indiana Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media II, Inc.	100% of membership interest

SCI- Sacramento Licensee, LLC	Maryland	Wholly owned Subsidiary of Chesapeake Television, Inc.	100% of membership interest

Sinclair Acquisition IV, Inc. (f/k/a WDBB, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

Sinclair Acquisition VII, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Acquisition VIII, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Acquisition IX, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Acquisition X, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Acquisition XI, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Acquisition XII, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Acquisition XIII, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Acquisition XIV, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Acquisition XV, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Communications, Inc.	Maryland	Wholly owned subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Communications II, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Finance, LLC	Minnesota	Wholly owned Subsidiary of KLGT, Inc.	100% of membership interest

Sinclair Holdings I, Inc. (f/k/a Max Radio, Inc.)	Virginia	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

Sinclair Holdings II, Inc. (f/k/a/ MTR Holding Corp)	Virginia	69% owned by Sinclair Communications, Inc.	69% of issued and outstanding stock owned by Sinclair Communications, Inc.

		31% owned by Sinclair Holdings I, Inc.	31% of issued and outstanding stock owned by Sinclair Holdings I, Inc.

Sinclair Holdings III, Inc. (f/k/a/ Max Investors, Inc.)	Virginia	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

Sinclair Media I, Inc. (formerly known as WPGH, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

Sinclair Media II, Inc. (formerly known as WTTE, Channel 28, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

Sinclair Media III, Inc. (formerly known as WSTR, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

Sinclair NewsCentral, LLC	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of membership interest

Sinclair Properties, LLC	Virginia	26.4% by Sinclair Holdings I, Inc.	26.4% of membership interest

		45.8% by Sinclair Communications, Inc.	45.8% of membership interest

		26.9% by Sinclair Holdings III, Inc.	26.9% of membership interest

		.9% by Sinclair Holdings II, Inc.	.9% membership interest

Sinclair Properties II, LLC	Virginia	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of membership interest

Sinclair Television Company, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Communications II, Inc.	100% of issued and outstanding stock

Sinclair Television Company II (f/k/a Sullivan Broadcasting Company II, Inc.)	Delaware	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of issued and outstanding stock

Sinclair Television of Buffalo, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Television of Nevada, Inc.	100% of issued and outstanding stock

Sinclair Television of Charleston, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Television of Nevada, Inc.	100% of issued and outstanding stock

Sinclair Television of Dayton, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Television of Nevada, Inc.	100% of issued and outstanding stock

Sinclair Television of Nashville, Inc.	Tennessee	Wholly owned Subsidiary of Sinclair Television of Nevada, Inc.	100% of issued and outstanding stock

Sinclair Television of Nevada, Inc.	Nevada	Wholly owned Subsidiary of Sinclair Television Company, Inc.	100% of issued and outstanding stock

Sinclair Television of Oklahoma, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Television of Nevada, Inc.	100% of issued and outstanding stock

Sinclair Television of Tennessee, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Television of Nevada, Inc.	100% of issued and outstanding stock

Sinclair Television License Holder, Inc.	Nevada	85.2% - Sinclair Television of Nevada, Inc.	85.2% of issued and outstanding stock

		5.5% - Sinclair Television of Nashville, Inc.	5.5% of issued and outstanding stock

		1.8% - Sinclair Television of Buffalo, Inc.	1.8% of issued and outstanding stock

		1.8% - Sinclair Television of Dayton, Inc.	1.8% of issued and outstanding stock

		1.8% - Sinclair Television Company, Inc.	1.8% of issued and outstanding stock

		3.7% - Sinclair Television of Charleston, Inc.	3.7% of issued and outstanding stock

WCGV, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WCGV Licensee, LLC	Maryland	Wholly owned Subsidiary of WCGV, Inc.	100% of membership interest

WCHS Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media III, Inc.	100% of membership interest

WCWB Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media I, Inc.	100% of membership interest

WDKY, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WDKY Licensee, LLC	Maryland	Wholly owned Subsidiary of WDKY, Inc.	100% of membership interest

WEAR Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media II, Inc.	100% of membership interest

WEMT Licensee L.P. (f/k/a Max Television of Tri-Cities, L.P.)	Virginia	General Partner - Sinclair Properties II, LLC	98% Sinclair Properties, II LLC

		Limited Partner - Sinclair Communications, Inc.	2% Sinclair Communications, Inc.

WGGB, Inc. (f/k/a Sinclair Radio of Albuquerque, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WGGB Licensee, LLC	Maryland	Wholly owned Subsidiary of WGGB, Inc.	100% of membership interest

WGME, Inc. (f/k/a WSYX, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WGME Licensee, LLC	Maryland	Wholly owned Subsidiary of WGME, Inc.	100% of membership interest

WICD Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Acquisition IV, Inc.	100% of membership interest

WICS Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Acquisition IV, Inc.	100% of membership interest

WKEF Licensee L.P. (f/k/a Max Television of Dayton, L.P.	Virginia	General Partner - Sinclair Properties II, LLC	98% Sinclair Properties II, LLC

		Limited Partner - Sinclair Communications, Inc.	2% Sinclair Communications, Inc.

WLFL, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WLFL Licensee, LLC	Maryland	Wholly owned Subsidiary of WLFL, Inc.	100% of membership interest

WLOS Licensee, LLC	Maryland	Wholly owned Subsidiary of Chesapeake Television, Inc.	100% of membership interest

WMMP Licensee L.P.	Virginia	General Partner - Sinclair Properties, LLC	98% - Sinclair Properties, LLC

		Limited Partner - Sinclair Communications, Inc.	2% - Sinclair Communications, Inc.

WMSN Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television Company, Inc.	100% of membership interest

WNYO, Inc. (f/k/a Grant Television, Inc.)	Delaware	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WPGH Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media I, Inc.	100% of membership interest

WRGT Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Dayton, Inc.	100% of issued and outstanding stock

WRLH Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Charleston, Inc.	100% of membership interest

WSMH, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WSMH Licensee, LLC	Maryland	Wholly owned Subsidiary of WSMH, Inc.	100% of membership interest

WSTR Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Media III, Inc.	100% of issued and outstanding stock

WSYT Licensee L.P.	Virginia	General Partner - Sinclair Properties, LLC	98% - Sinclair Properties, LLC

		Limited Partner - Sinclair Communications, Inc.	2% - Sinclair Communications, Inc.

WSYX Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Media II, Inc.	100%of issued and outstanding stock

WTAT Licensee, Inc,	Nevada	Wholly owned Subsidiary of Sinclair Television of Charleston, Inc.	100% of issued and outstanding stock

WTTO, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WTTO Licensee, LLC	Maryland	Wholly owned Subsidiary of WTTO, Inc.	100% of membership interest

WTVZ, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WTVZ Licensee, LLC	Maryland	Wholly owned Subsidiary of WTVZ, Inc.	100% of membership interest

WTWC, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WTWC Licensee, LLC	Maryland	Wholly owned Subsidiary of WTWC, Inc.	100% of membership interest

WUHF Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television Company, Inc.	100% of membership interest

WUPN Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Television of Buffalo, Inc.	100% of membership interest

WUTV Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Buffalo, Inc.	100% of membership interest

WUXP Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Television of Tennessee, Inc.	100% of membership interest

WVAH Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Nashville, Inc.	100% of issued and outstanding stock

WVTV Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Acquisition VII, Inc.	100% of issued and outstanding stock

WXLV Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Buffalo, Inc.	100% of membership interest

WYZZ, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, Inc.	100% of issued and outstanding stock

WYZZ Licensee, Inc.	Delaware	Wholly owned Subsidiary of WYZZ, Inc.	100% of issued and outstanding stock

WZTV Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Nashville, Inc.	100% of membership interest

Schedule 4.15(b)

SINCLAIR BROADCAST GROUP, INC.

Committed Investments Outstanding

Notes Receivable
Gerstell	$1,538,004
G1440, Inc.	$8,000,000
($6,915,887 outstanding)
Acrodyne Communications, Inc.	$8,500,000

Purchase Options by Third parties
KETK/KLSB Licenses	$1,822,457
Lambert Purchase Option	$41,750,000

Investments
Allegiance Capital, LP.	$14,580,000
($5,946,193 outstanding)
Appforge	$583,333
Auburn Tower	$2,136,324
G1440, Inc.	$8,113,083
Sterling Venture partners, LP.	$5,000,000
($2,000,020 outstanding)
Synergy Brands, Inc.	$305,641
Deposit related to auction of Channels 52-59	$2,329,000
VisionAir	$3,000,000
Acrodyne Recapitalization	$4,000,000

Schedule 4.16

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WABM(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Birmingham (WABM-TV) Licensee, Inc.

Main Station WABM(TV), Birmingham, Alabama
Facility ID No. 16820

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WABM-DT	BEPCDT-20020301ALV	03/22/02	11/01/02
License Renewal Authorization	WABM(TV) and associated auxiliaries	BRCT-19961202KF	04/04/97	04/01/05
TV Station License	WABM(TV)	BLCT-19860210KF	05/06/86	04/01/05

Broadcast Auxiliary Stations Associated with
Main Station WABM(TV), Birmingham, Alabama
Facility ID No. 16820

Type of Authorization	Call Sign
Remote Pickup License	KPG-297
Studio Transmitter Link License	WLG-712

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WTTO(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WTTO Licensee, LLC

Main Station WTTO(TV), Homewood, AL
Facility ID No.: 74138

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WTTO-DT	BEPCDT-20020301AKT	03/21/02	11/01/02
License Renewal Authorization	WTTO(TV) and associated auxiliaries	BRCT-19961202LV	04/04/97	04/01/05
TV Station License	WTTO(TV)	BLCT-19820513KE	06/11/82	04/01/05

Broadcast Auxiliary Stations Associated with
WTTO(TV), Homewood, AL
Facility ID No.:  73907

Type of Authorization	Call Sign
TV Pickup License	KA-88882
Studio Transmitter Link License	WLQ-887

2

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W62BG AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WTTO Licensee, LLC

Main Station W62BG, Birmingham, AL
Facility ID No.:  74140

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W62BG	BRTTL-19980401RX	07/29/98	04/01/05
TV Station License	W62BG	BLTT-19880226IF	03/29/88	04/01/05

3

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KOVR(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  SCI - Sacramento Licensee, Inc.

Main Station KOVR(TV), Stockton, California
Facility ID No. 56550

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	KOVR-DT	BLCDT-20020419AAW	Action Pending	N/A
Digital TV Construction Permit	KOVR-DT	BMPCDT-20000329ABO	02/01/01	05/01/02
License Renewal Authorization	KOVR(TV) and associated auxiliaries	BRCT-19980803IC	11/30/98	12/01/06
TV Station License	KOVR(TV)	BLCT-20010928ACU	01/25/02	12/01/06
Auxiliary Transmitter License	KOVR(TV)	BLCT-19870121KQ	04/30/87	12/01/06

Broadcast Auxiliary Stations Associated with
Main Station KOVR(TV), Stockton, California
Facility ID No. 56550

Type Of Authorization	Call Sign
Auxiliary Low Power	BLP01317
Auxiliary Low Power	BLP00612
Remote Pickup License	KJO761
Remote Pickup License	KJO764
Remote Pickup License	KPF906
Remote Pickup License	KPG231
Remote Pickup License	WHY743
Remote Pickup License	WQA990
Remote Pickup License	WQA994
Remote Pickup License	KMF282
Remote Pickup License	KMG415
Remote Pickup License	KMG416
Remote Pickup License	KMK282
Intercity Relay License	KTZ99
Intercity Relay License	WGR831
Intercity Relay License	KMR74
Intercity Relay License	WGX273
Intercity Relay License	WGX272
Intercity Relay License	WGR833
Intercity Relay License	WHB795
Intercity Relay License	WGR832
Intercity Relay License	WHQ210
Intercity Relay License	WHY635
Intercity Relay License	KUX98
Intercity Relay License	WGX274
Intercity Relay License	WLE961
TV Pickup License	KR7930
TV Pickup License	KR7822
TV Pickup License	KR7823
TV Pickup License	KC6504
TV Pickup License	KR9906
TV Pickup License	KB55008
TV Pickup License	KB55007
Studio Transmitter Link License	KMQ87
Studio Transmitter Link License	KUX99
Studio Transmitter Link License	KDI91
Studio Transmitter Link License	KMP63
Studio Transmitter Link License	WGX275
Studio Transmitter Link License	KMZ41

4

Private Wireless Business Radio Stations used with
KOVR(TV), Stockton, California
Facility ID No. 56550

Type Of Authorization	Call Sign
Private Operational Fixed Microwave Industrial/Business Radio Station License	WNEP591
Private Operational Fixed Microwave Industrial/Business Radio Station License	WNEP592

Satellite Radio Earth Stations Associated with
 KOVR(TV), Stockton, California
Facility ID No. 56550

Type Of Authorization	Call Sign
Domestic Fixed Transmit/Receive Earth Station License	E000123

5

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WEAR-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WEAR Licensee, LLC

Main Station:  WEAR-TV, Pensacola, Florida

Facility ID # 71363

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	WEAR-DT	BEPCDT-20020301ALR	03/22/02	11/01/02
License Renewal Authorization	WEAR-TV and associated auxiliaries	BRCT-19961001YU	02/03/97	02/01/05
TV Station License	WEAR-TV	BRCT-442	03/17/76	02/01/05

Broadcast Auxiliary Stations Associated with

Main Station:  WEAR-TV, Pensacola, Florida

Facility ID # 71363

Type Of Authorization	Call Sign
Auxiliary Low Power	BLP00430
Auxiliary Low Power	BLP00804
Auxiliary Low Power	BLP00807
Remote Pickup License	KPM269
Intercity Relay License	KIS76
Intercity Relay License	WLG881
Intercity Relay License	WLG921
Intercity Relay License	WLD279
Studio Transmitter Link License	KJD96
Studio Transmitter Link License	KRE82
Studio Transmitter Link License	WMF350
TV Pickup License	KC23848

6

Business Radio Station associated with

Main Station:  WEAR-TV, Pensacola, Florida

Facility ID # 71363

Type Of Authorization	Call Sign
Microwave Industrial/Business License	WPHH712

Earth Station associated with

Main Station:  WEAR-TV, Pensacola, Florida

Facility ID # 71363

Type Of Authorization	Call Sign
Transmit/Receive Earth Station License	E950404

7

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WTWC-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WTWC Licensee, LLC

Main Station WTWC-TV, Tallahassee, FL
Facility ID No. 66908

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WTWC-DT	BEPCDT-20020301AKN	03/28/02	11/01/02
TV Construction Permit	WTWC-TV	BPCT-20000804ADI	01/23/01	01/23/04
License Renewal Authorization	WTWC-TV and associated auxiliaries	BRCT-19961001U1	01/12/98	02/01/05
TV Station License	WTWC-TV	BLCT-19990429KJ	12/07/99	02/01/05

Broadcast Auxiliary Stations Associated with
WTWC-TV, Tallahassee, Florida
Facility ID No. 66908

Type of Authorization	Call Sign
Studio Transmitter Link License	KB55264

8

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WYZZ-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: WYZZ Licensee, Inc.

Main Station WYZZ-TV, Bloomington, IL
Facility ID No.: 5875

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WYZZ-DT	BPCDT-19991028AEQ	02/23/01	05/01/02(1)
License Renewal Authorization	WYZZ-TV and associated auxiliaries	BRCT-19970801LG	11/19/97	12/01/05
TV Station License	WYZZ-TV	BLCT-19851129KG	08/28/86	12/01/05

Broadcast Auxiliary Stations Associated with
WYZZ-TV, Bloomington, IL
Facility ID No.: 5875

Type of Authorization	Call Sign
Studio Transmitter Link License	WHB790
TV Intercity Relay License	WHB791
TV Intercity Relay License	WHB792
TV Intercity Relay License	WHB793

(1) The licensee's extension request to complete construction of the station's digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 5, 2002 and September 3, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

9

CURRENT FCC LICENSES AND AUTHORIZATIONS
WICD(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:   WICD Licensee, LLC

Main Station WICD(TV), Champaign, Illinois (1/)
Facility ID No. 25684

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WICD-DT	BEPCT-20020301AAU	04/09/02	11/01/02
License Renewal Authorization	WICD(TV) and associated auxiliaries	BRCT-19970801KV	11/19/97	12/01/05
TV Station License	WICD(TV)	BLCT-19990429KP	12/06/99	12/01/05

Broadcast Auxiliary Stations Associated with
Main Station WICD(TV), Champaign, Illinois
Facility ID No. 25684

Type Of Authorization	Call Sign
Auxiliary Low Power License	BLP00160
Auxiliary Low Power License	BLP01160
TV Pickup License	KC26142
Studio Transmitter Link License	KVM77
TV Intercity Relay License	KTX71
TV Intercity Relay License	WMV569

Private Wireless Stations Used with
Main Station WICD(TV), Champaign, Illinois
Facility ID No. 25684

Type Of Authorization	Call Sign
Private Wireless Land Mobile Industrial/Business Radio License	WPHI929

(1/) Station WICD(TV) is a Satellite Station of WICS(TV), Springfield, IL

10

CURRENT FCC LICENSES AND AUTHORIZATIONS
WICS(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WICS Licensee, LLC

Main Station WICS(TV), Springfield, Illinois
Facility ID No. 25686

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WICS-DT	BEPCT-20020301AHK	01/16/01	05/01/02(1)
License Renewal Authorization	WICS(TV) and associated auxiliaries	BRCT-970801KW	11/19/97	12/01/05
TV Station License	WICS(TV)	BLCT-19990429KN	12/06/99	12/01/05

Broadcast Auxiliary Stations Associated with
Main Station WICS(TV), Springfield, Illinois
Facility ID No. 25686

Type Of Authorization	Call Sign
Auxiliary Low Power License	BLP01105
Auxiliary Low Power License	BLP01316
TV Pick License	KB55668
Intercity Relay License	KTZ93
Studio Transmitter Link License	KSK95
Intercity Relay License	KTZ93
Intercity Relay License	WAQ265
Intercity Relay License	WKZ31
Intercity Relay License	WLF755
Studio Transmitter Link License	WME674
Intercity Relay License	WMV570
Intercity Relay License	WMV573

(1) The licensee's extension request to complete construction of the station's digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 15, 2002 and September 13, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

11

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WTTV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  SCI - Indiana Licensee, LLC

Main Station WTTV(TV), Bloomington, Indiana
Facility ID No. 56523

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WTTV-DT	BPCDT-19991019ABF	09/27/01	05/01/02(1)
License Renewal Authorization	WTTV(TV) and associated auxiliaries	BRCT-19970401LL	09/30/97	08/01/05
TV Station License	WTTV(TV)	BLCT-19951003KE	01/31/96	08/01/05

Broadcast Auxiliary Stations Associated with
Main Station WTTV(TV), Bloomington, Indiana
Facility ID No. 56523

Type Of Authorization	Call Sign
Auxiliary Low Power	BLP01134
Remote Pickup License	KEO575
Intercity Relay License	KRN42
Intercity Relay License	WMV476
Intercity Relay License	WMV468
TV Pickup License	KD6763
Studio Transmitter Link License	KSG42
Studio Transmitter Link License	WMV467

(1) The licensee's extension request to complete construction of the station's digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 15, 2002 and September 13, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

12

Satellite Radio Earth Stations Associated with
Main Station WTTV(TV), Bloomington, Indiana
Facility ID No. 56523

Type Of Authorization	Call Sign
Domestic Fixed Transmit/Receive Earth Station License	E000117
Domestic Fixed Transmit/Receive Earth Station License	E3253

13

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WTTK(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  SCI - Indiana Licensee, LLC

Main Station WTTK(TV), Kokomo, Indiana
Facility ID No. 56526

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WTTK-DT	BPCDT-19991019ABC	01/16/01	05/01/02(1)
License Renewal Authorization	WTTK(TV) and associated auxiliaries	BRCT-19970401LK	09/30/97	08/01/05
TV Station License	WTTK(TV)	BLCT-19880523KI	08/30/88	08/01/05

Broadcast Auxiliary Stations Associated with
Main Station WTTK(TV), Kokomo, Indiana
Facility ID No. 56526

Type Of Authorization	Call Sign
Remote Pickup License	KPM533
Studio Transmitter Link License	WLL468
Studio Transmitter Link License	WLL470

(1) The licensee's extension request to complete construction of the station's digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 15, 2002 and September 13, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

14

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

KGAN(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KGAN Licensee, LLC

Main Station KGAN(TV), Cedar Rapids, Iowa

Facility ID No. 25685

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	KGAN-DT	BPCDT-19991029ABA	05/25/01	05/01/02(1)
TV Construction Permit	KGAN(TV)	BMPCT-20010323ACI	06/28/02	12/28/02
License Renewal Authorization	KGAN(TV) and associated auxiliaries	BRCT-19971001KM	01/30/98	02/01/06
TV Station License	KGAN(TV)	BLCT-19990429KL	04/20/00	02/01/06

Broadcast Auxiliary Stations Associated with

Main Station KGAN(TV), Cedar Rapids, Iowa

Facility ID No. 25685

Type of Authorization	Call Sign
TV Pickup License	KZ2447
TV Pickup License	KZ2448
TV Pickup License	KR7773
Intercity Relay License	WGR817
TV Pickup License	KR9931
Studio Transmitter Link License	KAP35
Auxiliary Low Power License	BLP01514
Remote Pickup License	KAP318

(1) The licensee's extension request to complete construction of the station's digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 5, 2002 and September 3, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

15

Business Radio Stations Associated With

Main Station KGAN(TV), Cedar Rapids, Iowa

Facility ID No. 25685

Type of Authorization	Call Sign
Radiolocation License	WNAE244

Earth Stations Associated With

Main Station KGAN(TV), Cedar Rapids, Iowa

Facility ID No. 25685

Type of Authorization	Call Sign
Receive Only Earth Station License	E970014

16

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
K13MN AND ASSOCIATED AUXILIARY STATIONS

Licensee: KGAN Licensee, LLC

Main Station K13MN, Washington, Iowa
Facility ID No. 25687

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	K13MN	BRTVL-1997100EK	06/22/98	02/01/06
Class A Low Power Television License	K13MN	BLTVA-20010226AAZ	07/17/01	02/01/06

17

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

KDSM-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: KDSM Licensee, LLC

Main Station KDSM-TV, Des Moines, Iowa

Facility ID No. 56527

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Special Temporary Authority	KDSM-DT	BDSTA-20020419ABY	05/01/02	11/01/02
License Renewal Authorization	KDSM-TV and associated auxiliaries	BRCT-19971001KL	01/30/98	02/01/06
TV Station License	KDSM-TV	BLCT-19830404KI	06/30/83	02/01/06

Broadcast Auxiliary Stations Associated with

Main Station KDSM-TV, Des Moines, Iowa

Facility ID No. 56527

Type of Authorization	Call Sign
TV Pickup License	WPTJ218
Intercity Relay License	WHS336
Intercity Relay License	WHM950
Studio Transmitter Link License	WHM949
Intercity Relay License	WHS335
Studio Transmitter Link License	WHS334

18

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WDKY-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WDKY Licensee, LLC

Main Station WDKY-TV, Danville, Kentucky
Facility ID No.:  64017

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WDKY-DT	BPCDT-19991028ACG	09/26/01	05/01/02(1)
License Renewal Authorization	WDKY-TV and associated auxiliaries	BRCT-970331SL	07/18/97	08/01/05
TV Station License	WDKY-TV	BLCT-861211KI	03/27/87	08/01/05

Broadcast Auxiliary Stations Associated with
WDKY-TV, Danville, Kentucky
Facility ID No.:  64017

Type of Authorization	Call Sign
TV Intercity Relay License	WLG-579
Studio Transmitter License	WLL-216

Private Wireless Radio Station Used with
WDKY-TV, Danville, Kentucky

Type of Authorization	Call Sign
Private Operational Fixed Microwave Station License	WNTZ-600

(1) The licensee's extension request to complete construction of the station's digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 5, 2002 and September 3, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

19

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WGME-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WGME Licensee, LLC

Main Station WGME-TV, Portland, Maine
Facility ID No. 25683

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WGME-DT	BDSTA-20020419ABX	05/03/02	11/03/02
License Renewal Authorization	WGME-TV and associated auxiliaries	BRCT-9801130KG	03/31/99	04/01/07
TV Station License	WGME-TV	BLCT-19990429KN	04/20/00	04/01/07
Auxiliary Transmitter License	WGME-TV	BLCT-19990429KU	04/20/00	04/01/07

Broadcast Auxiliary Stations Associated with
Main Station WGME-TV, Portland, Maine
Facility ID No. 25683

Type Of Authorization	Call Sign
Studio Transmitter Link License	KCE20
Intercity Relay License	WLG289
Intercity Relay License	WC023
Intercity Relay License	WPJB245
Intercity Relay License	WHY292
Intercity Relay License	WHY292
TV Pickup License	KB55395
Intercity Relay License	WLJ643
TV Pickup License	KB97128
Intercity Relay License	WLF620
Intercity Relay License	WLF619
TV Pickup License	KA88998
Intercity Relay License	WPNB978
Intercity Relay License	WMF737
Studio Transmitter Link License	KRV46
Remote Pickup License	KPF913
Remote Pickup License	KPF914
Remote Pickup License	KPM468
Remote Pickup License	KPM487

20

Private Wireless Stations Associated with
Main Station WGME-TV, Portland, Maine
Facility ID No. 25683

Type Of Authorization	Call Sign
Private Operational Fixed Microwave Industrial/Business Radio Station License	KCE20

21

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WBFF(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: Chesapeake Television Licensee, LLC

Main Station WBFF(TV), Baltimore, Maryland

Facility ID No. 10758

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	WBFF-DT	BPCDT-19980803KR	Action Pending	N/A
TV Construction Permit	WBFF(TV)	BPCT-20020430ABF	07/03/02	07/03/05
License Renewal Authorization	WBFF(TV) and associated auxiliaries	BRCT-19960603LK	02/07/97	10/01/04
TV Station License	WBFF(TV)	BLCT-19890526KF	04/25/90	10/01/04

Broadcast Auxiliary Stations Associated with

Main Station WBFF(TV), Baltimore, Maryland

Facility ID No. 10758

Type of Authorization	Call Sign
Remote Pickup License	KPK428
Remote Pickup License	KPK429
Remote Pickup License	KPL355
Remote Pickup License	KPF799
TV Pickup License	KB96042

Business Radio Stations Associated With

Main Station WBFF(TV), Baltimore, Maryland

Facility ID No. 10758

Type of Authorization	Call Sign
Private Fixed Microwave License	WNEO587
Private Fixed Microwave License	WNTK362
Private Fixed Microwave License	WNTJ627

22

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WGGB-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WGGB Licensee, LLC

Main Station WGGB-TV, Springfield, Massachusetts
Facility ID No. 25682

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WGGB-DT	BEPCDT-20020301AIX	03/20/02	11/01/02
License Renewal Authorization	WGGB-TV and associated auxiliaries	BRCT-981130KF	03/31/99	04/01/07
TV Station License	WGGB-TV	BLCT-19990429KH	02/18/00	04/01/07
Auxiliary Transmitter License	WGGB-TV	BLCT-19990429KS	02/18/00	04/01/07

Broadcast Auxiliary Stations Associated with
Main Station WGGB-TV, Springfield, Massachusetts
Facility ID No. 25682

Type Of Authorization	Call Sign
Studio Transmitter Link License	KCK48
Intercity Relay License	WGV791
TV Pickup License	KB98007
TV Pickup License	KB55388
Remote Pickup License	KCI582
Remote Pickup License	KPJ841
Remote Pickup License	KPK385
Remote Pickup License	KPL279
Auxiliary Low Power License	BLP01342

23

Private Wireless Stations Associated with
Main Station WGGB-TV, Springfield, Massachusetts
Facility ID No. 25682

Type Of Authorization	Call Sign
Private Operational Fixed Microwave Industrial/Business Radio Station License	WNTX565

24

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WSMH(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WSMH Licensee, LLC

Main Station WSMH(TV), Flint, MI
Facility ID No.: 21737

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WSMH-DT	BPCDT-19991028ACK	Action Pending	N/A
License Renewal Authorization	WSMH(TV) and associated auxiliaries	BRCT-19970530KS	09/25/97	10/01/05
TV Station License	WSMH(TV)	BLCT-19850417KJ	10/31/85	10/01/05

Broadcast Auxiliary Stations Associated with
WSMH(TV), Flint, MI
Facility ID No.: 21737

Type of Authorization	Call Sign
Studio Transmitter Link License	WLD469
Remote Pickup License	KPJ469

25

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
KMWB(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KMWB Licensee, LLC

Main Station KMWB(TV), Minneapolis, Minnesota
Facility ID No. 36395

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
TV Construction Permit	KMWB(TV)	BPCT-19991118AAV	04/07/00	04/07/03
Digital TV Special Temporary Authority	KMWB-DT	BDSTA-20020419ABU	05/03/02	11/03/02
License Renewal Authorization	KMWB(TV) and associated auxiliaries	BRCT-19971201LA	05/08/98	04/01/06
TV Station License	KMWB(TV)	BLCT-19940923KE	12/23/94	04/01/06

Broadcast Auxiliary Stations Associated with
Main Station KMWB(TV), Minneapolis, Minnesota
Facility ID No. 36395

Type of Authorization	Call Sign
Studio Transmitter Link License	WLG471
Studio Transmitter Link License	WPQR943

26

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KBSI(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KBSI Licensee L.P.

Main Station KBSI(TV), Cape Girardeau, Missouri
Facility ID No. 19593

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	KBSI-DT	BPCDT-19991028AAS	03/09/01	05/01/02(1)
License Renewal Authorization	KBSI(TV) and associated auxiliaries	BRCT-19970926KG	02/18/98	02/01/06
TV Station License	KBSI(TV)	BLCT-19951120KT	05/04/98	02/01/06

Broadcast Auxiliary Stations Associated with
Main Station KBSI(TV), Cape Girardeau, Missouri
Facility ID No. 19593

Type of Authorization	Call Sign
Remote Pickup License	KPF868
Studio Transmitter Link License	WHY406

(1) The licensee's extension request to complete construction of the station's digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 3, 2002 and September 3, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

27

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

KDNL-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: KDNL Licensee, LLC

Main Station KDNL-TV, St. Louis, Missouri
Facility ID No. 56524

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	KDNL-DT	BPCDT-19980803KT	12/01/00	12/17/02
License Renewal Authorization	KDNL-TV and associated auxiliaries	BRCT-19971001KK	01/30/98	02/01/06
TV Station License	KDNL-TV	BMLCT-19820211KE	03/05/82	02/01/06

Broadcast Auxiliary Stations Associated with
Main Station KDNL-TV, St. Louis, Missouri
Facility ID No. 56524

Type of Authorization	Call Sign
Intercity Relay License	WMV647
Intercity Relay License	WGI273
Intercity Relay License	WGV606
TV Pickup License	KC26146
TV Pickup License	KA88719
TV Pickup License	KS3913
Studio Transmitter Link License	WAA30

Private Wireless Business Radio Station
used with KDNL-TV, St. Louis, Missouri
Facility ID No. 56524

Type of Authorization	Call Sign
Private Fixed Microwave License	WNTY676

28

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KSMO-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  KSMO Licensee, Inc.

Main Station KSMO-TV, Kansas City, Missouri
Facility ID No. 33336

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
TV Construction Permit	KSMO-TV	BPCT-19991014ABV	12/20/01	12/20/04
Digital TV Special Temporary Authority	KSMO-DT	BDSTA-20020419ACC	05/03/02	11/03/02
License Renewal Authorization	KSMO-TV and associated auxiliaries	BRCT-19971001LA	02/06/98	02/01/06
TV Station License	KSMO-TV	BLCT-19910416KF	10/02/91	02/01/06

29

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KFBT(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: Channel 33, Inc.

Main Station KFBT(TV), Las Vegas, Nevada
Facility ID No. 10195

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	KFBT-DT	BEPCDT-20020301AIK	03/20/02	11/01/02
License Renewal Authorization	KFBT(TV) and associated auxiliaries	BRCT-19980601KP	03/09/99	10/01/06
TV Station License	KFBT(TV)	BLCT-19890810KE	08/30/89	10/01/06

Broadcast Auxiliary Station Associated with
Main Station KFBT(TV), Las Vegas, Nevada
Facility ID No. 10195

Type of Authorization	Call Sign
Studio Transmitter Link License	WLI718

30

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KVWB(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KUPN Licensee, LLC

Main Station KVWB(TV), Las Vegas, NV
Facility ID No.: 10179

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	KVWB-DT	BEPCDT-20020301AKR	03/21/02	11/01/02
License Renewal Authorization	KVWB(TV) and associated auxiliaries	BRCT-19980601HI	10/07/98	10/01/06
TV Station License	KVWB(TV)	BLCT19991104AAN	08/28/00	10/01/06

Broadcast Auxiliary Stations Associated with
KVWB(TV), Las Vegas, NV
Facility ID No.: 10179

Type of Authorization	Call Sign
Studio Transmitter Link License	WHY352
Remote Pickup Base Station License	KPF931
TV Intercity Relay License	WPNB849

31

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WNYO-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  New York Television, Inc.

Main Station WNYO-TV, Buffalo, New York
Facility ID No. 67784

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WNYO-DT	BPCDT-19991027ACW	Action Pending	N/A
License Renewal Authorization	WNYO-TV and associated auxiliaries	BRCT-19990201KZ	08/10/99	06/01/07
TV Station License	WNYO-TV	BLCT-19870911KH	08/22/89	06/01/07

Broadcast Auxiliary Stations Associated with
Main Station WNYO-TV, Buffalo, New York
Facility ID No. 67784

Type of Authorization	Call Sign
TV Pickup License	KB96865
Intercity Relay License	WLO658
Intercity Relay License	WPNF837
Studio Transmitter Link License	WPNF836

32

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WUHF(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:   WUHF Licensee, LLC

Main Station WUHF(TV), Rochester, New York
Facility ID No. 413

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WUHF-DT	BPCDT-19991101ACD	Action Pending	N/A
License Renewal Authorization	WUHF(TV) and associated auxiliaries	BRCT-19990201LI	12/09/99	06/01/07
TV Station License	WUHF(TV)	BLCT-19800112KF	05/15/80	06/01/07

Broadcast Auxiliary Stations Associated with
Main Station WUHF(TV), Rochester, New York
Facility ID No. 413

Type of Authorization	Call Sign
Studio Transmitter Link License	WFW697
TV Pickup License	WPON402

33

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WSYT(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WSYT Licensee L.P.

Main Station  WSYT(TV), Syracuse, NY
Facility ID No. 40758

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WSYT-DT	BPCDT-19991029ADL	09/25/01	05/01/02(1)
License Renewal Authorization	WSYT(TV) and associated auxiliaries	BRCT-19990201LP	07/07/99	06/01/07
TV Station License	WSYT(TV)	BLCT-19961206KE	08/09/99	06/01/07

Broadcast Auxiliary Stations Associated with
Main Station  WSYT(TV), Syracuse, NY
Facility ID No. 40758

Type of Authorization	Call Sign
Remote Pickup License	KPM739
TV Intercity Relay License	WLL304
TV Intercity Relay License	WPNF922
Studio Transmitter Link License	WPNK610

(1) The licensee's extension request to complete construction of the station's digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 15, 2002 and September 13, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

34

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W16AX AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WSYT Licensee LP

Main Station W16AX, Ithaca, NY
Facility ID No.:  15567

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Class A Station License	W16AX	BLTTA-20010302ABE	03/07/02	06/01/07
Construction Permit	W16AX	BMPTTL-20001220ADB	01/31/01	01/31/04

35

 CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WUTV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WUTV Licensee, LLC

Main Station WUTV(TV), Buffalo, New York
Facility ID No. 415

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	WUTV-DT	BPCDT-19991101ACJ	Action Pending	N/A
License Renewal Authorization	WUTV(TV)	BRCT-19990201LJ	12/09/99	06/01/07
TV Station License	WUTV(TV)	BLCT-19990604KJ	02/11/00	06/01/07

36

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WRDC(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: Raleigh (WRDC-TV) Licensee, Inc.

Main Station WRDC(TV), Durham, North Carolina

Facility ID No. 54963

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	WRDC-DT	BEPCDT-20020301AIZ	11/06/00	11/01/02
License Renewal Authorization	WRDC(TV) and associated auxiliaries	BRCT-19960731KM	12/09/96	12/01/04
TV Station License	WRDC(TV)	BLCT-19910116KE	03/28/91	12/01/04

Broadcast Auxiliary Stations Associated with

Main Station WRDC(TV), Durham, North Carolina

Facility ID No. 54963

Type of Authorization	Call Sign
TV Pickup License	KB97382
TV Intercity Relay License	WLQ856
TV Intercity Relay License	WPNF604
Studio Transmitter Link License	KNM21
TV Intercity Relay License	WLJ714
TV Intercity Relay License	WLI656
Remote Pickup License	KKN768

37

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WUPN-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WUPN Licensee, LLC

Main Station WUPN-TV, Greensboro, North Carolina
Facility ID No. 25544

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WUPN-DT	BPCDT-19991101AIL	04/19/01	05/01/02(1)
TV Construction Permit	WUPN-TV	BPCT-20000814ABU	9/14/01	09/14/04
License Renewal Authorization	WUPN-TV and associated auxiliaries	BRCT-19960801KO	12/09/96	12/01/04
TV Station License	WUPN-TV	BLCT-19810515KF	02/26/82	12/01/04

Broadcast Auxiliary Stations Associated with
Main Station WUPN-TV, Greensboro, North Carolina
Facility ID No. 25544

Type of Authorization	Call Sign
Studio Transmitter Link License	WHB950
TV Intercity Relay License	WMF695
Studio Transmitter Link License	WMF696

(1) An application for license to cover CP (File #BLCDT-20020430ABD) was accepted for filing and is awaiting action.

38

CURRENT FCC LICENSES AND  RENEWAL AUTHORIZATIONS
WXLV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WXLV Licensee, LLC

Main Station WXLV-TV, Winston-Salem, NC
Facility ID No. 414

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WXLV-DT	BDSTA-20020419ABW	05/03/02	11/03/02
License Renewal Authorization	WXLV-TV and associated auxiliaries	BRCT-19960801KW	04/29/97	12/01/04
TV Station License	WXLV-TV	BLCT-19940926KH	03/11/97	12/01/04

Broadcast Auxiliary Stations Associated with
Main Station WXLV-TV, Winston-Salem, NC
Facility ID No. 414

Type of Authorization	Call Sign
Remote Pickup License	KPM528
Studio Transmitter Link License	WGZ552
TV Intercity Relay License	WPNF306
TV Intercity Relay License	WPNF307

Private Wireless Business Radio Station Associated with
Main Station WXLV-TV, Winston-Salem, NC
Facility ID No. 414

Type of Authorization	Call Sign
Private Fixed Microwave License	WPCB392

39

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WLOS(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WLOS Licensee, LLC

Main Station WLOS(TV), Asheville, North Carolina
Facility ID No.:  56537

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WLOS-DT	BEPCT-20020301AKY	03/21/02	11/01/02
License Renewal Authorization	WLOS(TV) and associated auxiliaries	BRCT-19960729KJ	11/29/96	12/01/04
TV Station License	WLOS(TV)	BLCT-2599	06/29/79	12/01/04

Broadcast Auxiliary Stations Associated with
WLOS(TV), Asheville, North Carolina
Facility ID No.:  56537

Type of Authorization	Call Sign
TV Intercity Relay License	WME-944
TV Intercity Relay License	WME-945
TV Intercity Relay License	WDT-887
TV Intercity Relay License	WLJ-390
TV Intercity Relay License	WDT-889
TV Intercity Relay License	WLJ-374
TV Intercity Relay License	WDT-888
TV Intercity Relay License	WLI-947
TV Intercity Relay License	WLL-474
TV Intercity Relay License	KB-96278
TV Pickup License	KA-88862
TV Pickup License	KA-88863
Studio Transmitter Link License	KIO-70
Low Power Auxiliary	BLP-00855
Low Power Auxiliary	BLP01373
Low Power Auxiliary	BLP-00864

40

Private Wireless Stations Used with
WLOS(TV), Asheville, North Carolina
Facility ID No.:  56537

Type of Authorization	Call Sign
Private Wireless Land Mobile Industrial/Business Radio License	WPRZ846

Satellite Radio Earth Stations Associated with
WLOS(TV), Asheville, North Carolina
Facility ID No.:  56537

Type of Authorization	Call Sign
Transmit and Receive Earth Station License	E900033

41

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W12CI AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W12CI, Hot Springs, NC
Facility ID No.: 56541

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W12CI	BRTVL-19960729CB	11/27/96	12/01/04
TV Translator License	W12CI	BLTTV-19901224JI	02/04/91	12/01/04

42

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W12AU AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W12AU, Burnsville, NC
Facility ID No.: 56543

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W12AU	BRTVL-19960729AN	11/27/96	12/01/04
TV Translator License	W12AU	BRTTV-1833	07/27/77	12/01/04

43

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W06AQ AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W06AQ, Bat Cave, NC
Facility ID No.: 56535

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W06AQ	BRTVL-19960729AH	11/27/96	12/01/04
TV Translator License	W06AQ	BLTTV-19791220IA	02/05/81	12/01/04

44

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W12AQ AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS License, LLC

Main Station TV Translator W12AQ, Black Mountain, NC
Facility ID No.: 56545

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W12AQ	BRTVL-19960729AL	11/27/96	12/01/04
TV Translator License	W12AQ	BRTTV-1651	08/12/74	12/01/04

45

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W05AP AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station W05AP, Brasstown/Murphy, NC
Facility ID No. 56530

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
License Renewal Authorization	W05AP	BRTVL-19960729AE	11/27/96	12/01/04
TV Translator License	W05AP	BLTTV-3796	06/12/72	12/01/04

46

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W08AN AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W08AN, Bryson City, NC
Facility ID No.: 56540

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W08AN	BRTVL-19960729AI	11/27/96	12/01/04
TV Translator License	W08AN	BLTTV-19800725IC	08/21/80	12/01/04

47

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W05AF AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W05AF, Cherokee, NC
Facility ID No.: 56533

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W05AF	BRTVL-19960729AC	11/27/96	12/01/04
TV Translator License	W05AF	BRTTV-986	07/27/77	12/01/04

48

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W11AJ AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W11AJ, Franklin, NC
Facility ID No.: 56539

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W11AJ	BRTVL-19960729CA	11/27/96	12/01/04
TV Translator License	W11AJ	BLTTV-19811211IC	01/20/82	12/01/04

49

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W12AR AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W12AR, Waynesville & Hazelwood, NC
Facility ID No.: 56532

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W12AR	BRTVL-19960729AM	11/27/96	12/01/04
Translator TV License	W12AR	BRTTV-790	10/19/77	12/01/04

50

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W06AP AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W06AP, Maggie Valley, NC
Facility ID No.: 56534

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W06AP	BRTVL-19960729AG	11/27/96	12/01/04
TV Translator License	W06AP	BLTTV-19791109IC	08/07/80	12/01/04

51

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W10AP AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W10AP, Marion, etc., NC
Facility ID No.: 56542

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W10AP	BRTVL-19960729AJ	11/27/96	12/01/04
TV Translator License	W10AP	BLTTV-19800428IN	02/09/81	12/01/04

52

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

W06AL AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W06AL Oteen & Warren, NC
Facility ID No.: 56544

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W06AL	BRTVL-19960729AZ	11/27/96	12/01/04

TV Translator License	W06AL	BLTTV-19850926IA	10/01/85	12/01/04

53

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

W11AQ AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W11AQ, Robbinsville, NC

Facility ID No.: 54546

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W11AQ	BRTVL-19960729AK	11/27/96	12/01/04

TV Translator License	W11AQ	BLTTV-19821008IB	12/17/82	12/01/04

54

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

W06AN AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W06AN, Sapphire Valley, NC

Facility ID No.:  56547

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W06AN	BRTVL-19960729AF	11/27/96	12/01/04

TV Translator License	W06AN	BLTTV-19820218ID	03/15/82	12/01/04

55

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

W06AD AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W06AD, Spruce Pine, NC

Facility ID No.:  56536

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W06AD	BRTVL-19960729AP	11/27/96	12/01/04

TV Translator License	W06AD	BRTTV-1011	07/27/77	12/01/04

56

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

W05AE AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W05AE, Sylva/Addie, NC

Facility ID No.: 56529

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W05AE	BRTVL-19960729AB	11/27/96	12/01/04

TV Translator License	W05AE	BLTTV-19820607ID	07/26/82	12/01/04

57

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

W05AC AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main TV Translator Station W05AC, Tyron, Columbus, et.al., NC

Facility ID No.: 56538

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W05AC	BRTVL-19960729AA	11/27/96	12/01/04

TV Translator License	W05AC	BLTTV-19791115IW	02/09/81	12/01/04

58

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

W05AO AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W05AO, Pickens, SC

Facility ID No.: 56531

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W05AO	BRTVL-19960729AD	11/27/96	12/01/04

TV Translator License	W05AO	BLTTV-19821005IG	10/15/82	12/01/04

59

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WLFL(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WLFL Licensee, LLC

Main Station WLFL(TV), Raleigh, NC

Facility ID No. 73205

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WLFL-DT	BEPCDT-20020301AIU	03/20/02	11/01/02

License Renewal Authorization	WLFL(TV) and associated auxiliaries	BRCT-960731KJ	12/11/96	12/01/04

TV Station License	WLFL(TV)	BLCT-861113KR	12/16/86	12/01/04

Broadcast Auxiliary Stations Associated with

Main Station WLFL(TV), Raleigh, NC

Facility ID No. 73205

Type Of Authorization	Call Sign
Studio Transmitter Link License	WMV699

TV Pickup License	KY5606

TV Intercity Relay License	WLF769

TV Intercity Relay License	WLF770

60

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WSTR-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WSTR Licensee, Inc.

Main Station WSTR-TV, Cincinnati, Ohio

Facility ID No.:  11204

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WSTR-DT	BPCDT-19991014ABC	05/04/01	05/01/02(1)

License Renewal Authorization	WSTR-TV and associated auxiliaries	BRCT-920601LN	02/08/93	10/01/97

TV Station License	WSTR-TV	BLCT-930520KE	02/14/94	10/01/97

Broadcast Auxiliary Stations Associated with

WSTR-TV, Cincinnati, Ohio

Facility ID No.:  11204

Type of Authorization	Call Sign
TV Intercity Relay License	WHG-912

TV Intercity Relay License	WGV-734

Satellite Radio Earth Station Associated with

WSTR-TV, Cincinnati, Ohio

Facility ID No.:  11204

Type of Authorization	Call Sign
Transmit-Receive Earth Station License	E960115

(1) The licensee’s extension request to complete construction of the stations’s digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 15, 2002 and September 13, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

61

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

W66AQ AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WSTR Licensee, Inc.

Main Station TV Translator W66AQ, Dayton, Ohio
Facility ID No.:  11203

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal Authorization	W66AQ	BRTTL-19970602EB	12/03/97	10/01/05

TV Translator License	W66AQ	BLTT-19810423ID	03/25/82	10/01/05

62

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WSYX(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WSYX Licensee, Inc.

Main Station WSYX-TV, Columbus, OH
Facility ID No. 56549

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WSYX-DT	BEPCDT-20020301ALU	03/28/02	11/01/02

License Renewal Authorization	WSYX-TV and associated auxiliaries	BRCT-19970530KT	09/25/97	10/01/05

TV Station License	WSYX-TV	BLCT-19931022KE	05/06/94	10/01/05

Broadcast Auxiliary Stations Associated with
Main Station WSYX-TV, Columbus, OH
Facility ID No. 56549

Type Of Authorization	Call Sign
Remote Pickup License	KC24201

Remote Pickup License	KC24202

Remote Pickup License	KPK371

Remote Pickup License	KPK814

Remote Pickup License	KPM456

Remote Pickup License	KRN298

Remote Pickup License	WZZ704

TV Pickup License	KS2095

TV Pickup License	KS2097

Studio Transmitter Link License	WBE786

TV Intercity Relay License	WMU219

Studio Transmitter Link License	WMU259

TV Intercity Relay License	WGV678

63

Type Of Authorization	Call Sign
TV Pickup License	KS2102

Low Power Auxiliary License	BLP00818

Low Power Auxiliary License	BLP00912

Private Wireless Business Radio Stations Associated with
Main Station WSYX-TV, Columbus, OH
Facility ID No. 56549

Type Of Authorization	Call Sign
Private Operational Fixed Microwave Industrial/Business Radio Station License	WPSR301

Private Operational Fixed Microwave Industrial/Business Radio Station License	WPSR302

Earth Stations Associated with
Main Station WSYX-TV, Columbus, OH
Facility ID No. 56549

Type Of Authorization	Call Sign
Earth Station License	E930283

Earth Station License	E3843

64

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WKEF(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WKEF Licensee L.P.

Main Station WKEF(TV), Dayton, Ohio

Facility ID No. 73155

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Special Temporary Authority	WKEF-DT	BDSTA-20020426ABG	05/06/02	11/06/02

License Renewal Authorization	WKEF(TV) and associated auxiliaries	BRCT-19970602LA	09/25/97	10/01/05

TV Station License	WKEF(TV)	BLCT-2584	04/14/78	10/01/05

Auxiliary Transmitter License	WKEF(TV)	BLCT-2499	03/21/77	10/01/05

Broadcast Auxiliary Stations Associated with
Main Station WKEF(TV), Dayton, Ohio
Facility ID No. 73155

Type of Authorization	Call Sign
Low Power Auxiliary License	BLP00992

Low Power Auxiliary License	BLP01152

Low Power Auxiliary License	BLQ470

Low Power Auxiliary License	BLQ471

Remote Pickup License	KS2007

Remote Pickup License	WZZ790

TV Pickup License	KA88943

TV Pickup License	KY2885

TV Pickup License	KR7765

TV Pickup License	KQ8540

TV Intercity Relay License	WHY585

TV Pickup License	KH9085

TV Pickup License	KL5498

65

Private Wireless Business Radio Station Associated With
Main Station WKEF(TV), Dayton, Ohio
Facility ID No. 73155

Type of Authorization	Call Sign
Private Fixed Microwave License	WPOR414

66

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KOKH-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: KOKH Licensee, LLC

Main Station KOKH-TV, Oklahoma City, Oklahoma
Facility ID No. 35388

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	KOKH-DT	BPCDT-19991101AKJ	01/26/01	05/01/02(1)

License Renewal Authorization	KOKH-TV and associated auxiliaries	BRCT-19980202KJ	05/21/98	06/01/06

TV Station License	KOKH-TV	BLCT-19970219KH	11/26/99	06/01/06

Broadcast Auxiliary Stations Associated with
Main Station KOKH-TV, Oklahoma City, Oklahoma
Facility ID No. 35388

Type of Authorization	Call Sign
TV Pickup License	KC23208

TV Pickup License	KC26280

(1)  The licensee’s extension request to complete construction of the stations’s digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 3, 2002 and September 3, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

67

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KOCB(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KOCB Licensee, LLC

Main Station KOCB(TV), Oklahoma City, Oklahoma
Facility ID No.: 50170

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	KOCB-DT	BPCDT-19991020ABK	10/31/00	05/01/02(1)

License Renewal Authorization	KOCB(TV) and associated auxiliaries	BRCT-19980202KH	08/31/99	06/01/06

TV Station License	KOCB(TV)	BLCT-19791029KF	08/07/80	06/01/06

(1)  The licensee’s extension request to complete construction of the stations’s digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 3, 2002 and September 3, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

68

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WPGH-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WPGH Licensee, LLC

Main Station WPGH-TV, Pittsburgh, PA
Facility ID No.:  73875

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WPGH-DT	BPCDT-19980803KS	12/18/01	12/17/02

License Renewal Authorization	WPGH-TV and associated auxiliaries	BRCT-19990401KQ	08/30/99	08/01/07

TV Station License	WPGH-TV	BMLCT-19851121KI	02/26/86	08/01/99

Broadcast Auxiliary Stations Associated with
WPGH-TV, Pittsburgh, PA
Facility ID No.:  73875

Type of Authorization	Call Sign
Studio Transmitter Link License	WDD625

TV Intercity Relay Station License	WLI-281

TV Intercity Relay Station License	WLF-725

TV Intercity Relay Station License	WLP-935

TV Intercity Relay Station License	WPNH967

TV Intercity Relay Station License	WPNH968

TV Intercity Relay Station License	WPNH969

TV Intercity Relay Station License	WPNH970

TV Pickup License	WPUE201

TV Intercity Relay Station License	WPUF948

TV Pickup Station License	WPI502

69

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WCWB(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WCWB Licensee, LLC

Main Station WCWB(TV), Pittsburgh, PA
Facility ID No.:  73907

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WCWB-DT	BDSTA-20020419ABT	05/03/02	11/03/02

License Renewal Authorization	WCWB(TV) and associated auxiliaries	BRCT-19990401KG	08/26/99	08/01/07

TV Station License	WCWB(TV)	BLCT-20000724ABO	04/05/01	08/01/07

Broadcast Auxiliary Stations Associated with
WCWB(TV), Pittsburgh, PA
Facility ID No.:  73907

Type of Authorization	Call Sign
Studio Transmitter Link License	WPST395

Studio Transmitter Link License	WPST398

Studio Transmitter Link License	WPUW417

70

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WMMP(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WMMP Licensee L.P.

Main Station WMMP-TV, Charleston, SC
Facility ID No. 9015

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WMMP-DT	BPCDT-19991028ACJ	02/01/01	05/01/02(1)

License Renewal Authorization	WMMP-TV	BRCT-960801KX	11/29/96	12/01/04

TV Station License	WMMP-TV	BLCT-19970627KE	03/16/00	12/01/04

(1)  The licensee’s extension request to complete construction of the stations’s digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 5, 2002 and September 3, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

71

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WEMT(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WEMT Licensee, L.P.

Main Station WEMT(TV), Greeneville, TN
Facility ID No. 40761

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WEMT-DT	BPCDT-19991101AJR	05/24/01	05/01/02(1)

License Renewal Authorization	WEMT-TV and associated auxiliaries	BRCT-970401KL	08/08/97	08/01/05

TV Station License	WEMT-TV	BLCT-860114KF	06/30/86	08/01/05

Broadcast Auxiliary Stations Associated with
Main Station WEMT-TV, Greenville, TN
Facility ID No. 40761

Type Of Authorization	Call Sign
Remote Pickup License	KPI994

Intercity Relay License	WMF720

Studio Transmitter Link License	WLE564

Studio Transmitter Link License	WMF762

(1)  The licensee’s extension request to complete construction of the stations’s digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 5, 2002 and September 3, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

72

CURRENT FCC LICENSE OF W43BO

Licensee:  Max Television of Tri-Cities, L.P.

Main Station W43BO, Marion, Etc., Virginia
Facility ID No. 40760

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Low Power TV Station License	W43BO	BLTTL-19970425JD	06/13/97	10/01/04

73

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WUXP-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WUXP Licensee, LLC

Main Station:  WUXP-TV, Nashville, Tennessee

Facility ID #9971

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WUXP-DT	BEPCDT-20020301AKC	03/20/02	11/01/02

TV Construction Permit	WUXP-TV	BPCT-20020525AAK	10/25/01	10/25/04

License Renewal Authorization	WUXP-TV and associated auxiliaries	BRCT-19970331SX	07/17/97	08/01/05

TV Station License	WUXP-TV	BLCT-RA1104GA	04/27/84	08/01/05

Broadcast Auxiliary Stations Associated with
Main Station:  WUXP-TV, Nashville, Tennessee

Facility ID #9971

Type Of Authorization	Call Sign
TV Pickup License	KB55893

Intercity Relay License	WLI758

Intercity Relay License	WLJ317

Studio Transmitter Link License	WHM948

Studio Transmitter Link License	WMU691

74

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WZTV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WZTV Licensee, LLC

Main Station WZTV(TV), Nashville, Tennessee
Facility ID No. 418

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	WZTV-DT	BPCDT-19991101ADI	Action Pending	N/A

License Renewal Authorization	WZTV(TV) and associated auxiliaries	BRCT-19970401LR	10/28/97	08/01/05

TV Station License	WZTV(TV)	BLCT-19920924KF	05/13/93	08/01/05

Broadcast Auxiliary Stations Associated with
Main Station WZTV(TV), Nashville, Tennessee
Facility ID No. 418

Type of Authorization	Call Sign
TV Intercity Relay License	WGZ560

Studio Transmitter Link License	WCX497

TV Pickup License	KM3761

75

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KETK-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: KETK Licensee L.P.

Main Station KETK-TV, Jacksonville, Texas

Facility ID No. 55643

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	KETK-DT	BEPCDT-20020301AHE	06/07/02	12/01/02

License Renewal Authorization	KETK-TV and associated auxiliaries	BRCT-19980331KI	07/24/98	08/01/06

TV Station License	KETK-TV	BLCT-19870319KE	06/29/87	08/01/06

Broadcast Auxiliary Stations Associated with
Main Station KETK-TV, Jacksonville, Texas

Facility ID No. 55643

Type of Authorization	Call Sign
Intercity Relay License	WLF834

TV Pickup License	KC23616

Studio Transmitter Link License	WLO981

Private Wireless Business Radio Stations used with
KETK-TV, Jacksonville, Texas

Facility ID No. 55643

Type of Authorization	Call Sign
Private Fixed Microwave License	WPKN461

Private Fixed Microwave License	WPKU222

Private Fixed Microwave License	WPNJ352

76

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KABB(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KABB Licensee, LLC

Main Station KABB(TV), San Antonio, Texas
Facility ID No.: 56528

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	KABB-DT	BEPCDT-20020301AHQ	03/27/02	11/01/02

License Renewal Authorization	KABB(TV) and associated auxiliaries	BRCT-19980401KE	12/10/01	08/01/06

TV Station License	KABB(TV)	BLCT-19880210KF	05/31/88	08/01/06

Broadcast Auxiliary Stations Associated with
KABB(TV), San Antonio, Texas
Facility ID No.: 56528

Type of Authorization	Call Sign
Remote Pickup License	KPK-826

Studio Transmitter Link License	WLI-483

Studio Transmitter Link License	WMV-558

TV Pickup License	KC-26147

TV Pickup License	KC-26148

TV Pickup License	KC-26357

77

CURRENT FCC LICENSES AND  RENEWAL AUTHORIZATIONS
KRRT(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: San Antonio (KRRT-TV) Licensee, Inc.

Main Station KRRT(TV), Kerrville, TX

Facility ID #51518

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	KRRT-DT	BPCDT-19991029ACH	Action Pending	N/A

License Renewal Authorization	KRRT(TV) and associated auxiliaries	BRCT-19980401LP	12/10/2001	08/01/2006

TV Station License	KRRT(TV)	BLCT-19851120KE	04/29/1986	08/01/2006

Broadcast Auxiliary Stations Associated with
Main Station KRRT-TV, Kerrville, TX

Facility ID #51518

Type Of Authorization	Call Sign
Studio Transmitter Link License	WHM948

Studio Transmitter Link License	WMU691

Studio Transmitter Link License	KB55893

TV Intercity Relay License	WLI758

TV Intercity Relay License	WLJ317

78

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WTVZ-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: WTVZ Licensee, LLC

Main Station WTVZ-TV, Norfolk, VA
Facility ID No.:40759

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WTVZ-DT	BDSTA-20020419ABV	05/03/02	11/03/02

TV Construction Permit	WTVZ-TV	BMPCT-20010730ABG	04/19/00	04/19/03

License Renewal Authorization	WTVZ-TV and associated auxiliaries	BRCT-960603KU	10/18/96	10/01/04

TV Station License	WTVZ-TV	BLCT-820219KG	08/18/81	10/01/04

Broadcast Auxiliary Stations Associated with
WTVZ-TV, Norfolk, VA
Facility ID No.: 40759

Type of Authorization	Call Sign
TV Pickup License	KA88913

TV Intercity Relay License	WHM979

Studio Transmitter Link License	WFW676

79

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WRLH-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WRLH Licensee, LLC

Main Station WRLH-TV, Richmond, Virginia
Facility ID No.:  412

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WRLH-DT	BEPCDT-20020301AJX	03/21/02	11/01/02

License Renewal Authorization	WRLH-TV and associated auxiliaries	BRCT-19960531KN	03/13/97	10/01/04

TV Station License	WRLH-TV	BLCT-870930LA	10/30/87	10/01/04

Broadcast Auxiliary Stations Associated with
WRLH-TV, Richmond, Virginia
Facility ID No.:  412

Type of Authorization	Call Sign
TV Intercity Relay License	WLE679

Studio Transmitter Link License	WHB812

TV Pickup License	KC23129

80

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WCHS-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WCHS Licensee, LLC

Main Station:  WCHS-TV, Charleston, West Virginia

Facility ID # 71280

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	WCHS-DT	BPCDT-19991019ABT	05/07/01	05/01/02(1)

License Renewal Authorization	WCHS-TV and associated auxiliaries	BRCT-19960603KN	09/30/96	10/01/04

TV Station License	WCHS-TV	BRCT-2473		10/01/04

Broadcast Auxiliary Stations Associated with
Main Station:  WCHS-TV, Charleston, West Virginia

Facility ID # 71280

Type Of Authorization	Call Sign
Auxiliary Low Power	BLP00431

Auxiliary Low Power	BLP00994

Intercity Relay License	WLF297

Intercity Relay License	WLF471

Intercity Relay License	WLF472

Studio Transmitter Link License	KQI48

TV Pickup License	KB97285

TV Pickup License	KC23194

(1)  The licensee’s extension request to complete construction of the stations’s digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 15, 2002 and September 13, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

81

Business Radio with
Main Station:  WCHS-TV, Charleston, West Virginia

Facility ID # 71280

Type Of Authorization	Call Sign
M/W Industrial/Business License	WPNH913

82

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WMSN-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WMSN Licensee, LLC

Main Station WMSN-TV, Madison, Wisconsin
Facility ID No.: 10221

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WMSN-DT	BEPCDT-20020301ALW	04/23/02	11/01/02

License Renewal Authorization	WMSN-TV and associated auxiliaries	BRCT-19970731KR	01/27/98	12/01/05

TV Station License	WMSN-TV	BLCT-199951003KF	11/26/96	12/01/05

Broadcast Auxiliary Stations Associated with
WMSN-TV, Madison, Wisconsin
Facility ID No.: 10221

Type of Authorization	Call Sign
TV Remote Pickup	KPG882

TV Pickup License	KB97126

TV Pickup License	KB97127

83

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WCGV-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WCGV Licensee, Inc.

Main Station WCGV-TV, Milwaukee, Wisconsin
Facility ID No.:  71278

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WCGV-DT	BEPCDT-20020301AJV	03/20/02	11/01/02

License Renewal Authorization	WCGV-TV and associated auxiliaries	BRCT-920803LB	11/16/93	12/01/05

TV Station License	WCGV-TV	BLCT-920902KF	03/25/93	12/01/05

Broadcast Auxiliary Stations Associated with
WCGV-TV, Milwaukee, Wisconsin
Facility ID No.:  71278

Type Of Authorization	Call Sign
Studio Transmitter Link License	WGH-928

Remote Pickup Base/Mobile System License	KEV-611

Remote Pickup Automatic Relay License	KIB-269

Remote Pickup Base System License	KEO-889

Remote Pickup Base System License	KA-43047

84

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WVTV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WVTV Licensee, LLC

Main Station WVTV(TV) Milwaukee, Wisconsin
Facility ID No.:  74174

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WVTV-DT	BMPCDT-20011002AAC	05/29/02	11/01/02

License Renewal Authorization	WVTV(TV) and associated auxiliaries	BRCT-19970801LF	11/29/97	12/01/05

TV Station License	WVTV(TV)	BLCT-870804KE	09/30/87	12/01/05

Broadcast Auxiliary Stations Associated with
WVTV(TV) Milwaukee, Wisconsin
Facility ID No.:  74174

Type of Authorization	Call Sign
Auxiliary Low Power	BLP0446

TV Intercity Relay License	WLL722

Studio Transmitter Link License	KZU20

TV Pickup License	KB96955

TV Pickup License	KC24724

TV Pickup License	KK8784

TV Pickup License	KK8785

TV Pickup License	KC23129

85

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATION OF WDBB-TV

Licensee:  WDBB-TV, Inc.

Main Station WDBB(TV), Bessemer, AL
Facility ID No. 71325

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WDBB-DT	BPCDT-19991101AEA	Action Pending	N/A

License Renewal Authorization	WDBB-TV	BRCT-19961202LB	03/31/97	04/01/05

TV Station License	WDBB-TV	BLCT-19930407KG	09/03/93	04/01/05

86

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WFGX(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Television Fit for Life, Inc.

Main Station WFGX(TV), Fort Walton Beach, Florida
Facility ID No.:  6554

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WFGX-DT	BEPCDT-20020228AFB	03/19/02	11/01/02

TV Construction Permit	WFXG-TV	BPCT-19990225KE	03/23/00	03/23/03

License Renewal Authorization	WFGX-TV and associated auxiliaries	BRCT-19961001YX	01/31/97	02/01/05

TV Station License	WFGX-TV	BLCT-871026KG	07/31/90	02/01/05

Broadcast Auxiliary Stations Associated with
WFGX(TV), Fort Walton Beach, Florida
Facility ID No.:  6554

Type of Authorization	Call Sign
TV Intercity Relay License	WPJE619

TV Intercity Relay License	WPJE620

87

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WTTA(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Bay Television, Inc.

Main Station WTTA(TV), St. Petersburg, Florida
Facility ID No.:  4108

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WTTA-DT	BEPCDT-20020301AKU	03/27/02	11/01/02

License Renewal Authorization	WTTA-TV and associated auxiliaries	BRCT-19961001UF	03/31/97	02/01/05

TV Station License	WTTA-TV	BLCT-910703KG	01/27/92	02/01/05

Broadcast Auxiliary Stations Associated with
WTTA(TV), St. Petersburg, Florida
Facility ID No.:  4108

Type of Authorization	Call Sign
Studio Transmitter Link License	WPRR595

Private Wireless Stations Associated with
Main Station WTTA(TV), St. Petersburg, Florida

Facility ID No.:  4108

Type of Authorization	Call Sign
Private Operational Fixed Microwave Industrial/Business Radio Station License	WNTL792

88

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WTXL-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: Media Venture Management, Inc.

Main Station WTXL-TV, Tallahassee, Florida

Facility ID No. 41065

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	WTXL-DT	BEPCDT-200200304ACV	06/12/02	12/01/02

License Renewal Authorization	WTXL-TV and associated auxiliaries	BRCT-19961001UJ	01/31/97	02/01/05

TV Station License	WTXL-TV	BLCT-19990510KE	05/19/00	02/01/05

Broadcast Auxiliary Stations Associated with
Main Station WTXL-TV, Tallahassee, Florida

Facility ID No. 41065

Type of Authorization	Call Sign
TV Intercity Relay License	WBS335

TV Intercity Relay License	WBS336

TV Intercity Relay License	WBS337

TV Intercity Relay License	WPNF626

TV Intercity Relay License	WPOL351

Studio Transmitter Link License	WPOV533

TV Pickup License	KB55999

TV Pickup License	KZ2450

Earth Station Associated With
Main Station WTXL-TV, Tallahassee, Florida

Facility ID No. 41065

Type of Authorization	Call Sign
Transmit/Receive Earth Station License	E870208

89

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WMBD-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Nexstar Broadcasting of Peoria, LLC

Main Station WMBD-TV, Peoria, Illinois
Facility ID No.:  42121

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WMBD-DT	BEPCDT-20020529ABQ	06/19/02	11/01/02

License Renewal Authorization	WMBD-TV and associated auxiliaries	BRCT-19970729KF	01/08/98	12/01/05

TV Station License	WMBD-TV	BLCT-2378	—	12/01/05

Broadcast Auxiliary Stations Associated with
WMBD-TV, Peoria, Illinois
Facility ID No.:  42121

Type of Authorization	Call Sign
TV Pickup License	KA88843

TV Pickup License	KA88844

Studio Transmitter Link License	KSK48

TV Intercity Relay License	KSI71

TV Intercity Relay License	KSI72

TV Intercity Relay License	WBJ984

TV Intercity Relay License	WBJ985

TV Intercity Relay License	WLG752

TV Intercity Relay License	WMU973

TV Intercity Relay License	WMV276

90

Private Wireless Stations Associated with

Main Station WMBD-TV, Peoria, Illinois

Facility ID No.:  42121

Type of Authorization	Call Sign
Private Operational Fixed Microwave License	WNTX533

92

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WDKA(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WDKA Acquisition Corporation

Main Station WDKA(TV), Paducah, Kentucky

Facility ID No. 39561

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	WKDA-DT	BPCDT-19991029ACT	11/06/00	05/01/02(1)

TV Station License	WKDA(TV)	BLCT-19970616KF	08/05/99	08/01/05

Broadcast Auxiliary Stations Associated with

Main Station WDKA(TV), Paducah, Kentucky

Facility ID No. 39561

Type of Authorization	Call Sign
TV Intercity Relay License	WPNG802

TV Intercity Relay License	WPNG803

TV Intercity Relay License	WPNG804

TV Intercity Relay License	WPNG805

(1)  The licensee's extension request to complete construction of the station's digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on the status of the construction.

93

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WNUV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: Baltimore (WNUV-TV) Licensee, Inc.

Main Station WNUV(TV), Baltimore, Maryland
Facility ID No. 7933

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WNUV-DT	BPCDT-19990930AAV	Action Pending	N/A

License Renewal Authorization	WNUV(TV) and associated auxiliaries	BRCT-19960603KT	09/30996	10/01/04

TV Station License	WNUV(TV)	BLCT-19890914KF	10/31/89	10/01/04

Broadcast Auxiliary Stations Associated with
Main Station WNUV(TV), Baltimore, Maryland
Facility ID No. 7933

Type of Authorization	Call Sign
TV Intercity Relay License	WHF212

Studio Transmitter Link License	WHF213

94

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WNYS-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: RKM Media, Inc.

Main Station WNYS-TV, Syracuse, New York

Facility ID No. 58725

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	WNYS-DT	BPCDT-19991027ADD	Action Pending	N/A

License Renewal Authorization	WNYS-TV and associated auxiliaries	BRCT-19990201LA	06/30/99	06/01/07

TV Station License	WNYS-TV	BLCT-19961202LO	09/20/99	06/01/07

Broadcast Auxiliary Stations Associated with

Main Station WNYS-TV, Syracuse, New York

Facility ID No. 58725

Type of Authorization	Call Sign
Studio Transmitter Link License	WPNB441

Studio Transmitter Link License	WPNA882

95

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WRGT-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: WRGT Licensee, LLC

Main Station WRGT-TV, Dayton, Ohio
Facility ID No. 411

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WRGT-DT	BPCDT-19991101ADJ	Action Pending	N/A

License Renewal Authorization	WRGT-TV	BRCT-19970530KR	12/17/97	10/01/05

TV Station License	WRGT-TV	BMLCT-19860915KE	12/05/86	10/01/05

96

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WTTE-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Columbus (WTTE-TV) Licensee, Inc.

Main Station:  WTTE-TV, Columbus, Ohio

Facility ID #74137

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WTTE-DT	BEPCDT-20020509AAR	05/15/02	11/15/02

TV Construction Permit	WTTE(TV)	BPCT-20011018AGK	03/06/02	03/06/05

License Renewal Authorization	WTTE(TV) and associated auxiliaries	BRCT-970602LX	11/03/97	10/01/05

TV Station License	WTTE(TV)	BLCT-840614KE	12/11/84	10/01/05

Broadcast Auxiliary Stations Associated with

Main Station:  WTTE-TV, Columbus, Ohio

Facility ID #74137

Type of Authorization	Call Sign
Studio Transmitter Link License	WPTL293

Studio Transmitter Link License	WHY359

97

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WBSC-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Anderson (WFBC-TV) Licensee, Inc.

Main Station:  WBSC-TV, Anderson, SC

Facility ID #56548

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
DTV Construction Permit	WBSC-DT	BPCDT-19991109ACE	03/07/01	05/01/02(1)

License Renewal Authorization	WBSC-TV and associated auxiliaries	BRCT-19960729KF	11/29/1996	12/01/2004

TV Station License	WBSC-TV	BLCT-19841010KJ	01/301985	12/01/2004

Broadcast Auxiliary Stations Associated with

Main Station:  WBSC-TV, Anderson, SC

Facility ID #56548

Type of Authorization	Call Sign
Remote Pickup License	KF6265

Studio Transmitter Link License	WHY359

(1)  The licensee’s extension request to complete construction of the stations digital facilities was denied by the FCC, but the FCC gave the licensee until December 1, 2002 to complete construction and required the licensee to report to the FCC on July 15, 2002 and September 13, 2002 on the status of the construction.  The licensee intends to file a petition with the FCC for reconsideration of such denial.

98

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WTAT-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WTAT Licensee, LLC

Main Station WTAT-TV, Charleston, South Carolina

Facility ID No. 416

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WTAT-DT	BEPCDT-20020301AGR	05/14/02	11/14/02

License Renewal Authorization	WTAT-TV and associated auxiliaries	BRCT-19960801KS	02/18/97	12/01/04

TV Station License	WTAT-TV	BLCT-19900418KE	06/29/90	12/01/04

Broadcast Auxiliary Stations Associated with

Main Station WTAT-TV, Charleston, South Carolina

Facility ID No. 416

Type of Authorization	Call Sign
Studio Transmitter Link License	WLQ388

Studio Transmitter Link License	WLD977

Earth Stations Associated With

Main Station WTAT-TV, Charleston, South Carolina

Facility ID No. 416

Type of Authorization	Call Sign
Receive Only Earth Station License	E6347

99

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WNAB(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Nashville License Holdings, LLC

Main Station:  WNAB(TV), Nashville, Tennessee

Facility ID #73310

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WNAB-DT	BEPCDT-20020301ALC	06/07/02	12/01/02

TV Construction Permit	WNAB(TV)	BPCT-20020215ABA	04/04/02	04/04/05

TV Station License	WNAB(TV)	BLCT-19951207KE	09/15/02	08/01/05

Broadcast Auxiliary Stations Associated with

Main Station:  WNAB(TV), Nashville, Tennessee

Facility ID #73310

Type of Authorization	Call Sign
TV Pickup License	WPJE622

Studio Transmitter Link License	WPJC726

Studio Transmitter Link License	WPQN724

Studio Transmitter Link License	WPQN725

Studio Transmitter Link License	WPSE638

100

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WVAH-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WVAH Licensee, LLC

Main Station WVAH-TV, Charleston, West Virginia

Facility ID No. 417

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WVAH-DT	BEPCDT-20020301AGQ	04/23/02	11/01/02

License Renewal Authorization	WVAH-TV and associated auxiliaries	BRCT-19960531KG	03/13/97	08/01/05

TV Station License	WVAH-TV	BLCT-19880421KF	09/21/92	08/01/05

Broadcast Auxiliary Stations Associated with

Main Station WVAH-TV, Charleston, West Virginia

Facility ID No. 417

Type of Authorization	Call Sign
TV Intercity Relay License	WPJC722

Studio Transmitter Link License	WHF259

101

Schedule 4.18

SINCLAIR BROADCAST GROUP, INC.

Programming Services Agreements

                1.                                       Programming Services Agreement dated July 24, 1995, by and between Chesapeake Television, Inc. and Baltimore (WNUV-TV), Inc. and Baltimore (WNUV-TV) Licensee, Inc. for WNUV-TV, Baltimore, Maryland, and amended as follows:

(a)                                  by that certain Amendment to Program Services Agreement effective February 1, 1999;

(b)                                 as renewed and continued pursuant to that Agreement to Renew and Continue dated March 27, 2000;

(c)                                  by that certain Amendment to Programming Services Agreement dated February 1, 2002; and

(d)                                 by that certain Second Amendment to Programming Services Agreement dated March 20, 2002.

                2.                                       Programming Services Agreement dated November 5, 1996 by and between Columbus (WTTE-TV) Licensee, Inc. and Sinclair Media II (successor to WTTE, Channel 28, Inc.) for WTTE-TV, Columbus, Ohio, and amended as follows:

(a)                                  by that certain Addendum dated August 21, 1998;

(b)                                 by that certain Amendment dated February 1, 1999;

(c)                                  as renewed and continued pursuant to that Agreement to Renew and Continue dated March 27, 2000;

(d)                                 by that certain Amendment to Programming Services Agreement dated February 1, 2002; and

(e)                                  by that certain Second Amendment to Programming Services Agreement dated March 20, 2002.

                3.                                       Time Brokerage Agreement for WBSC-TV (formerly, WFBC-TV) dated May 31, 1996 by and between Chesapeake Television, Inc.(successor by merger to WLOS, Inc.; WLOS, Inc., successor by assignment from River City Broadcasting, L.P.), Anderson (WFBC-TV), Inc. and Anderson (WFBC-TV) Licensee, Inc., as partially terminated from time to time, and amended as follows:

(a)                                  by that certain Amendment to Time Brokerage Agreement dated July 17, 1997;

(b)                                 by that certain Amendment to Time Brokerage Agreement dated February 1, 2002; and

(c)                                  by that certain Second Amendment to Time Brokerage Agreement dated March 20, 2002.

                4.                                       Programming Services Agreement dated November 9, 1995, by and between WTTO, Inc. and WDBB-TV, Inc. relating to WDBB-TV.

                5.                                       Time Brokerage Agreement dated February 7, 1996 by and between Television Fit for Life, Inc. and Heritage Media Corporation relating to WFGX(TV), Ft. Walton Beach, Florida (assigned to WTTE, Channel 28, Inc. pursuant to the Assignment of Contracts and Leases executed in connection with the asset acquisition of WEAR (TV)).

                6.                                       Time Brokerage Agreement dated January 5, 1999 by and between Bay Television, Inc. and Sinclair Media II, Inc. (successor by assignment to Sinclair Communications, Inc., pursuant to that certain Assignment & Assumption of Time Brokerage Agreement dated January 20, 1999) relating to WTTA-TV, Tampa, Florida.

                7.                                       Time Brokerage Agreement dated July 1, 1998 by and between Sullivan Broadcasting Company III, Inc. and Sinclair Communications, II, Inc., as relating to WTAT-TV, Charleston, South Carolina, WVAH-TV Charleston, West Virginia, WRGT-TV, Dayton, Ohio and KOKH-TV, Oklahoma City, Oklahoma amended as follows:

(a)                                  partially terminated with respect to KOKH-TV by that certain Termination of Time Brokerage Agreement with Respect to KOKH-TV;

(b)                                 by Amendment No. 1 to Time Brokerage Agreement dated January 31, 2002; and

(c)                                  by Amendment No. 2 to Time Brokerage Agreement between Sinclair Communications II, Inc. and Feddora, Inc. (f/k/a Sullivan Broadcasting Company III, Inc.).

                8.                                       Amended and Restated Time Brokerage Agreement dated December 15, 1995 by and between WDKA Acquisition Corp. and Max Media Properties, LLC as relating to WDKA-TV, Paducah, Kentucky and amended by that certain First Amendment to Time Brokerage Agreement dated July 3, 1998 among WDKA Acquisition Corp. and Sinclair Properties, LLC (successor by assignment from Max Media Properties, LLC).

                9.                                       Time Brokerage Agreement dated December 21, 1995 by and between RKM Media, Inc. and Max Media Acquisition Corporation as relating to WNYS-TV, Channel 43 and by that certain First Amendment to Time Brokerage Agreement dated July 3, 1998 by and among RKM Media, Inc. and Sinclair Properties, LLC (successor by assignment from Max Media Properties, LLC).

                10.                                 Time Brokerage Agreement dated April 30, 1999 by and between KETK Licensee L.P., and ComCorp of Tyler, Inc., relating to KETK-TV, Tyler, Texas.

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Schedule 4.19

SINCLAIR BROADCAST GROUP, INC.

Options

1.                                       WDBB LICENSE OPTION - Pursuant to three (3) Option Agreements dated November 9, 1995, Sinclair has an option to acquire all of the stock of WDBB-TV, Inc.

2.                                       WFGX-TV OPTION - Pursuant to an Option Agreement dated February 7, 1996, Sinclair has an option to acquire all of the Assets, including the FCC licenses of television broadcast station WFGX-TV.

3.                                       CUNNINGHAM OPTION - Pursuant to five (5) Option Agreements dated May 3, 1995, as amended, Sinclair has an option to acquire a total of 90 shares of convertible non-voting capital stock and 7 shares of voting capital stock of Cunningham Broadcasting Corporation.

4.                                     WNAB OPTIONS AND PUTS — Pursuant to two (2) Option Agreement, a subsidiary of Sinclair has the option to acquire all of the License and Non-License Assets of television broadcast station, WNAB-TV, Channel 58, Nashville, Tennessee.

Schedule 4.20

SINCLAIR BROADCAST GROUP, INC.

Asset Use And Operating Agreements

1.                                       Asset Use and Operating Agreement dated November 12, 1998, by and between Chesapeake Television Licensee, LLC and Chesapeake Television, Inc.

2.                                       Asset Use and Operating Agreement dated November 12, 1998, by and between WTTO Licensee, LLC and WTTO, Inc.

3.                                       Asset Use and Operating Agreement dated November 12, 1998, by and between WCGV Licensee, LLC and WCGV, Inc.

4.                                       Asset Use and Operating Agreement dated November 12, 1998, by and between WLFL Licensee, LLC and WLFL, Inc.

5.                                       Asset Use and Operating Agreement dated November 12, 1998, by and between WSMH Licensee, LLC and WSMH, Inc.

6.                                       Asset Use and Operating Agreement dated June 1, 1996, by and between WYZZ Licensee, Inc. and WYZZ, Inc.

7.                                       Asset Use and Operating Agreement dated July 1, 1996, by and between KSMO Licensee, Inc. and KSMO, Inc.

8.                                       Asset Use and Operating Agreement dated November 12, 1998, by and between SCI-Sacramento Licensee, LLC and Chesapeake Television, Inc.

9.                                       Asset Use and Operating Agreement dated November 12, 1998, by and between KABB Licensee, LLC and Chesapeake Television, Inc.

10.                                 Asset Use and Operating Agreement dated November 12, 1998, by and between WLOS Licensee, LLC and Chesapeake Television, Inc.

11.                                 Asset Use and Operating Agreement dated November 12, 1998, by and between WCHS Licensee, LLC and Sinclair Media III, Inc. (formerly known as WSTR, Inc.)

12.                                 Asset Use and Operating Agreement dated November 12, 1998, by and between WEAR Licensee, LLC and Sinclair Media II, Inc. (formerly known as WTTE, Channel 28, Inc.)

13.                                 Asset Use and Operating Agreement dated November 12, 1998, by and between KLGT Licensee, LLC and KLGT, Inc. (formerly known as Lakeland Group Television, Inc.)

14.                                 Asset Use and Operating Agreement dated November 12, 1998, by and between WDKY Licensee, LLC (formerly known as Superior KY License Corp.) and WDKY, Inc. (formerly known as Superior Communications of Kentucky, Inc.)

15.                                 Asset Use and Operating Agreement dated November 12, 1998, by and between KOCB Licensee, LLC (formerly known as Superior OK License Corp.) and KOCB, Inc. (formerly known as Superior Communications of Oklahoma, Inc.)

16.                                 Asset Use and Operating Agreement dated November 12, 1998, by and between KUPN Licensee, LLC and Sinclair Media II, Inc. (formerly known as WTTE, Channel 28, Inc.)

17.                                 Asset Use and Operating Agreement dated May 21, 1998, by and between WSTR Licensee, Inc. and Sinclair Media III, Inc. (formerly known as WSTR, Inc.)

18.                                 Asset Use and Operating Agreement dated November 12, 1998, by and between WPGH Licensee, LLC and Sinclair Media I, Inc. (formerly known as WPGH, Inc.)

19.                                 Asset Use and Operating Agreement dated November 12, 1998, by and between KDNL Licensee, LLC and Sinclair Media I, Inc. (formerly known as WPGH, Inc.)

20.                                 Asset Use and Operating Agreement dated November 12, 1998, by and between WTVZ Licensee, LLC (formerly known as Norfolk Acquisition Licensee, Inc.) and WTVZ, Inc. (formerly known as Norfolk Acquisition, Inc.)

21.                                 Asset Use and Operating Agreement dated April 30, 1999 by and between WGME Licensee, LLC and WGME, Inc.

22.                                 Asset Use and Operating Agreement dated April 30, 1999 by and between WTWC Licensee, LLC and WTWC, Inc.

23.                                 Asset Use and Operating Agreement dated April 30, 1999 by and between WGGB Licensee, LLC and WGGB, Inc.

24.                                 Asset Use and Operating Agreement dated April 30, 1999 by and between WICS Licensee, LLC and Sinclair Acquisition IV, Inc.

25.                                 Asset Use and Operating Agreement dated April 30, 1999 by and between WICD Licensee, LLC and Sinclair Acquisition IV, Inc.

26.                                 Asset Use and Operating Agreement dated April 30, 1999 by and between KGAN Licensee, LLC and Sinclair Acquisition IV, Inc.

27.                                 Asset Use and Operating Agreement dated July 6, 1998 by and between WKEF Licensee L.P. and Sinclair Properties II, LLC.

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28.                                 Asset Use and Operating Agreement dated July 6, 1998 by and between KBSI Licensee L.P. and Sinclair Properties, LLC.

29.                                 Asset Use and Operating Agreement dated July 6, 1998 by and between WEMT Licensee, L.P. and Sinclair Properties II, LLC.

30.                                 Asset Use and Operating Agreement dated July 6, 1998 by and between WMMP Licensee L.P. and Sinclair Properties, LLC.

31.                                 Asset Use and Operating Agreement dated July 6, 1998 by and between WSYT Licensee L.P. and Sinclair Properties, LLC.

32.                                 Asset Use and Operating Agreement dated April 18, 2000 by and between Channel 33, Inc. and Montecito Broadcasting Corp.

33.                                 Asset Use and Operating Agreement dated August 21, 1998 by and between WSYX Licensee, Inc. and Sinclair Media II, Inc.

34.                                 Asset Use and Operating Agreement dated April 23, 1999 by and between SCI-Indiana Licensee, LLC and Sinclair Media II, Inc.

35.                                 Asset Use and Operating Agreement dated November 12, 1998 by and between KETK Licensee, L.P. and Sinclair Properties, LLC

36.                                 Asset Use and Operating Agreement dated January 7, 2002 by and between WCWB Licensee, LLC and Sinclair Media I, Inc.

37.                                 Asset Use and Operating Agreement dated January 9, 2002 by and between WUPN Licensee, LLC and Sinclair Television of Buffalo, Inc.

38.                                 Asset Use and Operating Agreement dated January 14, 2002 by and between WUXP Licensee, LLC and Sinclair Television of Tennessee, Inc.

39.                                 Asset Use and Operating Agreement dated January 18, 2002 by and between KOKH Licensee, LLC and Sinclair Television of Oklahoma, Inc.

40.                                 Asset Use and Operating Agreement dated January 25, 2002 by and between New York Television, Inc. and WNYO, Inc.

41.                                 Asset Use and Operating Agreement dated February 1, 2002 by and between San Antonio (KRRT-TV) Licensee, LLC and Sinclair Acquisition X, Inc.

42.                                 Asset Use and Operating Agreement dated February 1, 2002 by and between Birmingham (WABM-TV) Licensee, LLC and Sinclair Acquisition IX, Inc.

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43.                                 Asset Use and Operating Agreement dated February 1, 2002 by and between Raleigh (WRDC_TV) Licensee, LLC and Sinclair Acquisition VIII, Inc.

44.                                 Asset Use and Operating Agreement dated February 1, 2002 by and between WVTV Licensee, LLC and Sinclair Acquisition VII, Inc.

45.                                 Asset Use and Operating Agreement dated April 30, 2002 by and between WMSN Licensee, LLC and Sinclair Television Company, Inc.

46.                                 Asset Use and Operating Agreement dated April 30, 2002 by and between WRLH Licensee, LLC and Sinclair Television of Charleston, Inc.

47.                                 Asset Use and Operating Agreement dated April 30, 2002 by and between WUHF Licensee, LLC and Sinclair Television Company, Inc.

48.                                 Asset Use and Operating Agreement dated April 30, 2002 by and between WUTV Licensee, LLC and Sinclair Television of Buffalo, Inc.

49.                                 Asset Use and Operating Agreement dated April 30, 2002 by and between WXLV Licensee, LLC and Sinclair Television of Buffalo, Inc.

50.                                 Asset Use and Operating Agreement dated April 30, 2002 by and between WZTV Licensee, LLC and Sinclair Television of Nashville, Inc.

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Schedule 4.21

SINCLAIR BROADCAST GROUP, INC.

Outsourcing Agreements

                1.                                       Servicing Agreement entered into by Sinclair Television of Nashville, Inc., Nashville License Holdings, LLC, and Nashville Broadcasting Limited Partnership dated May 1, 2002.

                2.                                       Outsourcing Agreement entered into by WYZZ, Inc., WYZZ Licensee, Inc. and Nexstar Broadcasting of Peoria, LLC dated November 28, 2001.

                3.                                       Outsourcing Agreement entered into by WTWC, Inc. and Media Venture Management, Inc. dated September 28, 2001.

                4.                                       Outsourcing Agreement entered into by Sinclair Acquisition IV, Inc., KGAN Licensee, LLC and Second Generation of Iowa, Ltd. dated July 9, 2002.

Schedule 7.01(b)

SINCLAIR BROADCAST GROUP, INC.

Existing Indebtedness

1.                                       Term Note, dated September 30, 1990, between Sinclair Broadcast Group, Inc. (as borrower) and Julian S. Smith (as lender).

2.                                       Term Note, dated September 30, 1990, between Sinclair Broadcast Group, Inc. (as borrower) and Carolyn C. Smith (as lender).

3.                                       Lease Agreement, dated January 1, 1991, between Chesapeake Television, Inc. (as lessee) and Keyser Investment Group, Inc. (as lessor), for space located at 2000-2008 W. 41st Street, Baltimore, MD.

4.                                       Lease Agreement, dated April 2, 1987, between Chesapeake Television, Inc. (as lessee) and Cunningham Communications, Inc. (as lessor), for space located on the primary Baltimore broadcasting tower at 3900 Hooper Avenue, Baltimore, MD.

5.                                       Lease Agreement, dated March 16, 1988, between Chesapeake Television, Inc. (as lessee) and Cunningham Communications, Inc. (as lessor), for space located on the back-up Baltimore broadcasting tower at 1200 N. Rolling Road, Baltimore, MD.

6.                                       Lease Agreement, dated September 23, 1993, as amended, between WPGH, Inc. (as lessee) and Gerstell Development Limited Partnership (as lessor), for building space located at 750 Ivory Avenue, Pittsburgh, PA.

7.                                       Indenture, dated as of July 2, 1997, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

8.                                       Indenture, dated as of December 17, 1997, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

9.                                       Credit Agreement, dated as of May 28, 1998, as amended by Amendment No. 1 dated as of December 21, 1999 and Amendment No. 2 dated as of July 21, 2000, and as amended and restated pursuant to an Amendment and Restatement dated as of May 9, 2001, as amended by Amendment No. 1 as of October 30, 2001, between Sinclair Broadcast Group, Inc. (as borrower), various subsidiaries of Sinclair Broadcast Group, Inc. party thereto (as guarantors), various lenders (as lenders) and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (as agent).

10.                                 Lease Agreement, dated November 14, 2000, between Sinclair Broadcast Group, Inc. (as lessee) and General Electric Capital Corporations (as lessor), for six AS 400 computers and related equipment/software.

11.                                 Lease Agreement, dated November 19, 1999, between Sinclair Broadcast Group, Inc. (as lessee) and PBP-3, LP (as lessor) for building space located at Hollow Rd, Upper Providence Township, PA.  This property has a second Lease Agreement, dated October 20, 2000, where it is subleased between Acrodyne Industries, Inc. (as lessee) and Sinclair Broadcast Group, (as lessor).

12.                                 Lease Agreement, dated August 12, 1999, between KMWB, Inc. (as lessee) and Telefarm, Inc. (as lessor) for tower and land space located at 960 County Rd F W, Shoreview, Minnesota.

13.                                 Master Lease Agreement, dated December 1, 2000, between Sinclair Communications, Inc. (as lessee) and American Tower L.P. (as lessor) for tower space.

14.                                 Lease Agreement, dated May 25, 2000, between Sinclair Broadcast Group, Inc. (as lessee) and Beaver Dam Limited Liability Company (as lessor) for building space located at 10706 Beaver Dam Rd, Cockeysville, MD.

15.                                 Lease Agreement, dated December 18, 1998, between Sinclair Communications, Inc. (as lessee) and Beaver Dam Limited Liability Company (as lessor) for building space located at 10706 Beaver Dam Rd, Cockeysville, MD.

16.                                 Real Estate Lien Note, dated October 10, 1997, between Chesapeake Television, Inc. (as maker) and Joy B. Moul (as payee) for land space for a tower site located at 12480 Adkins-Elmendorf Rd, San Antonio, TX.

17.                                 Indenture, dated as of December 10, 2001, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

18.                                 Lease Agreement, dated, February 13, 2001, between WPTT, Inc. (as lessee) and Gerstell Development Limited Partnership (as lessor), for tower space located at 750 Ivory Avenue, Pittsburgh, PA.

19.                                 Letter of credit for the benefit of Liberty Property Ltd., dated October 12, 2000 supporting the building lease for WTTA in Tampa, Florida.

20.                                 Guaranty of indebtedness, dated November 2000, for G1440, Inc. building lease.

21.                                 Indenture, dated as of March 14, 2002, as heretofore amended, among Sinclair Broadcast Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and First Union National Bank (as trustee).

22.                                 Lease Agreement, dated December 2, 1999, between WLFL, Inc. (as lessee) and Capitol Broadcasting Company (as lessor), for tower space in Garner, NC.

2

23.                                 Lease Agreement, dated December 2, 1999, between WRDC, Inc. (as lessee) and Capitol Broadcasting Company (as lessor), for tower space near Garner, NC.

24.                                 Ground Lease Agreement, August 19, 1990, Auburn Tower Partnership, (comprised of Capital Broadcasting Company, Inc. and Durham Broadcasting, Inc.) Landlord, to Durham Life Broadcasting, Inc., Tenant.

25.                                 Tower Space Lease Agreement, August 1, 1990, Auburn Tower Partnership, Landlord, to Durham Life Broadcasting, Inc., Tenant.

26.                                 First Amendment to Tower Space Lease Agreement, January 15, 1991, Auburn Tower Partnership, Landlord, and Durham Life Broadcasting, Inc., Tenant.

27.                                 Second Amendment to Tower Space Lease, July 30, 1991, by and between Auburn Tower Partnership and FSF TV, Inc., (assignee of Broadcast Merger Corporation, which was the successor by merger of Durham Life Broadcasting, Inc.).

28.                                 Memorandum of Assignment of Both Ground and Tower Space Leases, July 30, 1991, Broadcast Merger Corporation to FSF TV, Inc., Wake County Register of Deeds, Book 4959, Page 0211.

29.                                 Assignment of Lease, March 31, 1995, FSF TV, Inc. to Raleigh (WRDC-TV), Inc., Wake County Register of Deeds, Book 6497, Page 0139

30.                                 Lease Agreement, dated October 30, 2001, between WTWC, Inc. (as lessee) and SpectraSite Broadcast Towers, Inc. (as lessor), for tower space located at coordinates Lat:30-40-51N and Long: 083-58-21W in Metcalf, GA.

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Schedule 7.04

SINCLAIR BROADCAST GROUP, INC.

 Approved Acquisitions

1.                                       Sinclair Acquisition XI, Inc., a subsidiary of Borrower intends to acquire television broadcast station WBSC-TV (formerly WFBC-TV), Anderson, South Carolina from a subsidiary of Cunningham pursuant to that certain Plan and Agreement of Merger dated November 15, 1999, as heretofore amended.  FCC approval is pending.

2.                                       Borrower has an option to acquire all of the stock of WDBB-TV, Inc., pursuant to three (3) Option Agreements dated November 9, 1995.

3.                                       Borrower has an option to acquire all of the assets, including the FCC licenses of television broadcast station WFGX-TV, pursuant to an Option Agreement dated February 7, 1996.

4.                                       Borrower has an option to acquire a total of 90 shares of convertible non-voting capital stock and 7 shares of voting capital stock of Cunningham Broadcasting Corporation, pursuant to five (5) Option Agreements dated May 3, 1995, as heretofore amended.

5.                                       Sinclair Television of Nashville, Inc., a subsidiary of Borrower has the option to acquire all of the license and non-license assets of television broadcast station WNAB-TV Channel 28, Nashville, Tennessee, pursuant to two (2) Option Agreements and two (2) Put Agreements each dated May 1, 2002.

6.                                       Sinclair Acquisition XIII, Inc., a subsidiary of Borrower intends to acquire television broadcast station WTTE-TV, Columbus, Ohio, from a subsidiary of Cunningham pursuant to that certain Plan and Agreement of Merger dated July 3, 2002.

7.                                       Sinclair Acquisition XIV, Inc., a subsidiary of Borrower intends to acquire television broadcast station WNUV-TV, Baltimore, Maryland, from a subsidiary of Cunningham pursuant to that certain Plan and Agreement of Merger dated July 3, 2002.

8.                                       Borrower, Sinclair Television of Dayton, Inc. and WRGT Licensee, LLC, each a subsidiary of Borrower, intend to acquire television broadcast station WRGT-TV, Dayton, Ohio, from subsidiary of Cunningham pursuant to that certain Asset Purchase Agreement dated July 3, 2002.

9.                                       Borrower, Sinclair Television of Charleston, Inc. and WTAT Licensee, LLC, each a subsidiary of Borrower, intend to acquire television broadcast station WTAT-TV, Charleston, South Carolina, from subsidiaries of Cunningham pursuant to that certain Asset Purchase Agreement dated July 3, 2002.

10.                                 Borrower, Sinclair Television of Nashville, Inc. and WVAH Licensee, LLC each a subsidiary of Borrower, intend to acquire television broadcast station WVAH-TV, Charleston, West Virginia, from subsidiaries of Cunningham pursuant to that certain Asset Purchase Agreement dated July 3, 2002.

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Schedule 7.10

SINCLAIR BROADCAST GROUP, INC.

Restrictive Agreements

1.                                       Indenture Dated July 2, 1997, as heretofore amended, by and between the Sinclair Broadcast Group, Inc. (as issuer), certain of its subsidiaries and First Union National Bank of Maryland (as trustee) relating to 9% Senior Subordinated Notes due 2007.

2.                                       Indenture Dated December 12, 1997, as heretofore amended, by and between Sinclair Broadcast Group, Inc. (as issuer), certain of its subsidiaries and First Union National Bank (as trustee) relating to 8 ¾% Senior Subordinated Notes due 2007.

3.                                       Indenture Dated December 10, 2001, as heretofore amended, by and between Sinclair Broadcast Group, Inc. (as issuer), certain of its subsidiaries and First Union National Bank (as trustee) relating to 8 ¾% Senior Subordinated Notes due 2011.

4.                                       Indenture Dated March 14, 2002, as heretofore amended, by and between Sinclair Broadcast Group, Inc. (as issuer), certain of its subsidiaries and First Union National Bank (as trustee) relating to 8% Senior Subordinated Notes due 2012.

EXHIBIT F-1

[Form of Opinion of Counsel to the Obligors]

July 15, 2002

To the Lenders party to the Credit
Agreement referred to below
and JPMorgan Chase Bank, as
Administrative Agent

Ladies and Gentlemen:

We have acted as counsel to Sinclair Broadcast Group, Inc. (the “Borrower”) and the Subsidiary Guarantors referred to below in connection with (i) the Credit Agreement dated as of July 15, 2002 (the “Credit Agreement”) between the Borrower, certain subsidiaries of the Borrower party thereto (the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), providing for extensions of credit to be made by the Lenders to the Borrower in an aggregate principal amount not exceeding $600,000,000 and (ii) the various other agreements, instruments and other documents referred to below.  This letter is furnished pursuant to Section 5.01(b)(i) of the Credit Agreement.  All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

In addition, the following terms shall have the respective meanings given to such terms in the Uniform Commercial Code as currently in effect in the State of Maryland (the “UCC”):  “Accounts”, “Certificated Security”, “General Intangibles”, “Indorsement”, “Payment Intangibles”, “Proceeds”, “Securities Intermediary” and “Security Certificate”.

In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

(a)                                  the Credit Agreement;

(b)                                 the promissory notes issued on the date hereof pursuant to Section 2.08(g) of the Credit Agreement (the “Notes”);

(c)                                  the Security Agreement;

(d)                                 the Uniform Commercial Code financing statements being filed in connection with the Transactions (collectively, the “Financing Statements”);

(e)                                  the Program Services Agreements;

(f)                                    the Outsourcing Agreements;

(g)                                 the Asset Use and Operating Agreements; and

(h)                                 originals or conformed copies of such corporate records, agreements and instruments of each of the Obligors, certificates of public officials and of officers of each of the Obligors, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.

The agreements, instruments and other documents referred to in the foregoing clauses (a) through (e) are collectively referred to as the “Relevant Documents”.

In basing the opinions and other matters set forth herein on “our knowledge”, the words “our knowledge” signify that, in the course of our representation of the Obligors in matters with respect to which we have been engaged by such parties as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete.  Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.  The words “our knowledge” and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked on matters on behalf of the Obligors.

In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

(a)                                  each of the parties to each of the documents, instruments and agreements referred to in this opinion (other than, to the extent set forth in the opinions expressed below, the Obligors) has duly and validly executed and delivered such documents, instruments and agreements, and such party’s obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their terms;

(b)                                 each person executing any such instrument, document, or agreement on behalf of any such party (other than, to the extent set forth in the opinions expressed below, the Obligors) is duly authorized to do so;

(c)                                  each natural person executing any such instrument, document, or agreement is legally competent to do so;

(d)                                 there are no oral or written modifications of or amendments to the

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Relevant Documents, and there has been no waiver of any of the provisions of the Relevant Documents, by actions or conduct of the parties or otherwise;

(e)                                  all representations and warranties of the Obligors set forth in the Relevant Documents as to factual matters are true and correct; and

(f)                                    all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Maryland.  Each of the other Obligors is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization specified in Schedule 4.15(a) to the Credit Agreement.

2.  The Transactions are within the corporate or other powers of each Obligor.

3.  The Transactions have been duly authorized by all necessary corporate or other action on the part of each Obligor.

4.  Each Relevant Document has been duly executed and delivered by each Obligor party thereto.

5.  Under conflict of law principles for the State of Maryland, the stated choice of New York law to govern the Relevant Documents will be honored by the courts of the State of Maryland and the Relevant Documents will be construed in accordance with, and will be treated as being governed by, the law of the State of New York.  However, if the Relevant Documents were stated to be governed by and construed in accordance with the law of the State of Maryland, or if a court of the State of Maryland were to apply the law of the State of Maryland to the Relevant Documents, each Relevant Document (assuming, in the case of each Note, that value is given therefore) would nevertheless constitute the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Relevant Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

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6.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) the filing of the Financing Statements in respect of the Liens created pursuant to the Security Agreement, (ii) the filing with the FCC of the Security Agreement and the Asset Use and Operating Agreements as required by Section 73.3613 of the FCC’s rules, (iii) the approvals by the FCC for the transfer, acquisition or sale of any FCC licenses or authorizations, including but not limited to, the Borrower’s exercise of the Cunningham Options or the acquisition of any Broadcast Licenses and (iv) those that have been obtained or effected and are in full force and effect on the date hereof, (b) will not violate any applicable law or regulation or the charter, by–laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its or their respective assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Agreement, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

7.  We have no knowledge (after due inquiry) of any actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or threatened against or affecting the Obligors or any of their respective Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (b) that involve the Credit Agreement or the Transactions.

8.  Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

9.  The issued and outstanding shares of capital stock of each Issuer (as defined in the Security Agreement) and the issued and outstanding equity interests of each Other Issuer (as defined in the Security Agreement) are correctly described in Annex 2 thereto, and evidenced by the certificates therein identified.  Such capital stock has been duly authorized and validly issued and is fully paid and non-assessable.

10.  If the Security Agreement was stated to be governed by and construed in accordance with the law of the State of Maryland, or if a court of the State of Maryland were to apply the law of the State of Maryland to the Security Agreement, the Security Agreement would be effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a valid security interest under the UCC in all of the right, title and interest of each Obligor in, to and under the Collateral (as defined in the Security Agreement) of such Obligor as collateral security for the payment of the Secured Obligations (as defined in the Security Agreement), except that (a) such security interest will continue in Collateral (as so defined) after its sale, exchange or other disposition only to the extent provided in Section 9-315 of the UCC and (b) the security interest in Collateral (as so defined) in which an Obligor acquires

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rights after the commencement of a case under the Federal Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) in respect of such Obligor may be limited by Section 552 of the Bankruptcy Code.

11.  The security interest under the Security Agreement in the types of Collateral described below will be perfected as described below:

(a)  such security interest in that portion of the Collateral consisting of Accounts and General Intangibles (including Payment Intangibles) will, upon creation of such security interest, be perfected by filing the Financing Statements in the appropriate filing offices for the jurisdictions listed in Schedule 4.15(a) to the Credit Agreement;

(b)  such security interest in that portion of the Collateral consisting of a Certificated Security represented by a Security Certificate will, upon creation of such security interest, be perfected by the Administrative Agent taking possession in the State of New York of such Security Certificate, and such perfected security interest will remain perfected thereafter so long as such Security Certificate is retained by the Administrative Agent in its possession in the State of New York;

(c)  such security interest in that portion of the Collateral consisting of a Certificated Security represented by a Security Certificate will, upon creation of such security interest, be perfected by a Person (other than the Administrative Agent or a Securities Intermediary) taking possession in the State of New York of such Security Certificate on behalf of the Administrative Agent or, having previously taken possession in the State of New York of such Security Certificate, acknowledging that it holds such Security Certificate for the Administrative Agent, and such perfected security interest will remain perfected thereafter so long as such Security Certificate is retained on behalf of the Administrative Agent by such Person in its possession in the State of New York; and

(d)  to the extent not covered by the foregoing subparagraphs of this paragraph 11, such security interest in that portion of the Collateral consisting of Proceeds may be perfected as and to the extent provided in Section 9-315 of the UCC.

12.  With respect to any portion of the Collateral consisting of a Certificated Security represented by a Security Certificate in bearer form or in registered form indorsed (as provided in Section 8-102(a)(11) of the UCC) to the Administrative Agent or in blank by an effective Indorsement (as so provided) or registered in the name of the Administrative Agent (including the Pledged Stock under and as defined in the Security Agreement), if such security interest therein is perfected by the Administrative Agent in the manner specified in paragraph 11(b) above for value and without notice of any adverse claim (as defined in Section 8-102(a)(1) of the UCC) such perfected security interest will have priority over all other security interests theretofore or thereafter created under the UCC.

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The foregoing opinions are subject to the following comments and qualifications:

(A)  The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Relevant Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

(B)  The enforceability of provisions in the Relevant Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C)  Clause (iii) of Section 3.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

(D)  We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of Maryland) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.16(d), Section 3.06 or Section 3.09 of the Credit Agreement, (iii) the first sentence of Section 10.09(b) of the Credit Agreement (and any similar provisions in any of the other Relevant Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Relevant Documents and (iv) Section 10.09(c) of the Credit Agreement (and any similar provisions in any of the other Relevant Documents) insofar as such sentence relates to the waiver of inconvenient forum with respect to proceedings in the United States District Court for the Southern District of New York.

(E)  We express no opinion as to the applicability to the obligations of the Subsidiary Guarantors of Section 548 of the Bankruptcy Code or any other provision of law relating to fraudulent conveyances, transfers or obligations.

(F)  We wish to point out that the obligations of the Obligors, and the rights and remedies of the Administrative Agent, under the Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Security Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by the Security Agreement.

(G)  With respect to our opinions in paragraph 11(a) above, we have assumed that the Financing Statements will be filed in the appropriate filing offices specified therein no later than 10 days after the initial extension of credit under the Credit Agreement.  We also wish to point out that the acquisition by any Obligor after the initial Loan under the Credit Agreement of any interest in any property that becomes subject to the Lien of the

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Security Agreement may constitute a voidable preference under Section 547 of the Bankruptcy Code.

(H)  The effectiveness of the Financing Statements will lapse on the expiration of a five year period from their date of filing, or (if later) five years from the last date as to which such Financing Statements were effective following the proper filing of continuation statements with respect thereto, unless continuation statements are filed within six months prior to the expiration of the applicable five year period, and, if any Obligor so changes its name that the Financing Statements naming such Obligor as debtor become seriously misleading under Section 9-506 of the UCC, the Financing Statements naming such Obligor as debtor will be ineffective to perfect a security interest in Collateral acquired by such Obligor more than four months after such change.

(I)  We express no opinion as to the existence of, or the right, title or interest of any Obligor in, to or under, any of the Collateral.

(J)  Our opinions in paragraphs 10, 11 and 12 above, and our observations in paragraph (H) above, insofar as they relate to the perfection and the effect of perfection and non–perfection of security interests under the law of States of Delaware, Nevada, North Carolina, Virginia, Minnesota, Oklahoma and Tennessee are based solely upon a review of the relevant statutory text of Articles 9 of the Uniform Commercial Code of such States as displayed on LEXIS/NEXIS on July [     ], 2002, in each case without regard to the decisional law of such States.

The foregoing opinions are limited (except as otherwise expressly provided in paragraph (J) above) to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the law of the State of Maryland, and we do not express any opinion as to the laws of any other jurisdiction (nor do we express any opinion as to the applicability to, or the effect upon, the transactions contemplated by the Relevant Documents of the Federal Communications Act of 1934, as amended, the rules and regulations promulgated thereunder or the policies of the FCC).

At the request of our clients, this opinion letter is, pursuant to Section 5.01(b)(i) of the Credit Agreement, provided to you by us in our capacity as counsel to the Obligors and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,

THOMAS & LIBOWITZ, P.A.

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EXHIBIT F-2

[Form of Opinion of Special FCC Counsel to the Obligors]

July 15, 2002

The Lenders party to the

Credit Agreement referred to below and

JPMorgan Chase Bank,

    as Administrative Agent,

270 Park Avenue

New York, New York  10017

Ladies and Gentlemen:

We have acted as special communications counsel for Sinclair Broadcast Group, Inc. (the “Borrower”), a Maryland corporation, and the Subsidiary Guarantors (defined below) (collectively with the Borrower, the “Obligors”), and have represented the Obligors in connection with the Credit Agreement (“Credit Agreement”), dated as of July    , 2002, between the Borrower, subsidiaries of the Borrower party thereto (the “Subsidiary Guarantors”) and you, only as counsel on Federal Communications Commission (“FCC”) regulatory matters.  This opinion is being delivered pursuant to Section 5.01(b) of the Credit Agreement.  In rendering this opinion, we are engaged and acting solely as special communications counsel for the Obligors, and we are not engaged or acting as counsel of any type for you or any other person or entity.  Each capitalized term used but not defined herein shall have its respective meaning set forth in the Credit Agreement.  When used herein, “or” shall mean “and/or” unless the context otherwise requires.

This opinion is limited strictly to matters arising under the Communications Act of 1934, as amended, and the published rules, regulations, and policies promulgated thereunder by the FCC (collectively, “Communications Laws”), and we express no opinion on any other matter whatsoever.  Furthermore, this opinion is limited to the opinions expressly stated herein.  No implication shall be drawn from anything herein that has the effect of extending any such opinion beyond what is expressly stated in such opinion.

Specifically excluded from this opinion are all matters arising under the Communications Laws that may involve the grant of a security interest in any FCC license or authorization and we express no opinion whatsoever as to whether the grant, if any, under the Transaction Documents (defined below) of a security interest in any FCC license or authorization violates or is contrary to the Communications Laws.

In connection with the issuance of this letter, we have examined (i) publicly available records of the FCC located in its principal offices in Washington, D.C., and (ii) our own files, each as of July 3, 2002 (“Examination Time”), regarding the Stations (defined below), the Borrower, and the Subsidiary Guarantors and have examined no other records.  With respect to questions of fact relevant to the opinions expressed herein, we have assumed and relied upon, without independent inquiry or verification by us, the accuracy and completeness of:  (a) all statements, certifications, representations, and warranties set forth in the Credit Agreement; (b) all verbal confirmations, if any, by FCC staff members regarding outstanding complaints, if any, pending before the FCC with respect to any of the Stations; and (c) all information located in the publicly available files of the FCC in Washington, D.C. (such FCC information, “FCC Review Materials”).  We have not examined or investigated the records that may be available in any other office of the FCC.  You should also be aware that certain records of the FCC, such as those subject to the federal Freedom of Information Act, are public as a matter of law.  Such records, however, may not have been included in the FCC Review Materials at the time that we examined those materials in connection with this opinion.  Accordingly, we express no opinion regarding the completeness of the FCC Review Materials at the time we reviewed them.  Furthermore, there may be records of matters pending at the FCC that were not available for inspection by the public as a matter of law and that, therefore, we did not examine.

We have examined drafts provided to us of the documents listed in Attachment I hereto (all such documents collectively referred to as “Transaction Documents”).  For purposes of this opinion, we explicitly assume that the executed original copies of the Transaction Documents conform to the above-mentioned drafts that we have examined in all respects material to the Communications Laws.  Furthermore, in rendering this opinion, we have assumed without investigation the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents examined by us, whether or not they are originals, the conformity of all copies or facsimile transmissions to the originals of the same, whether or not they are certified to be true copies, the conformity of all unexecuted documents presented to us as final versions thereof to the executed originals of the same, the accuracy and completeness of all public records, including but not limited to those of the FCC, and the absence of changes through the date hereof in the FCC records that we examined during the Examination Time.

The opinions expressed in this letter are based upon the current law and facts presently known to us, and are not guarantees or assurances of any future fact, event, occurrence, omission, or condition or that any law, statute, rule, regulation, policy, order, case, or interpretation of the same will not change in the future.  Moreover, this letter expresses opinions only as of the date of this letter and we specifically disclaim all responsibility whatsoever for advising you of changes in matters addressed herein occurring after such date.

We have undertaken no on-site inspection or visual or aural monitoring whatsoever of the Obligors, properties of the Obligors, or the Stations, and, except as otherwise

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specifically stated herein, we have undertaken no independent inquiry whatsoever of any of the matters addressed in this opinion.  Furthermore, although we have no firsthand knowledge of the citizenship, attributable or non-attributable media interests, or character or other qualifications under the Communications Laws of the Obligors, principals of the Obligors, or any other person or entity having any present or proposed connection with the Obligors, we are presently aware of no facts that lead us to believe that any of the opinions expressed below, as qualified and limited by this letter, are untrue in any material respect.

As used in this letter, the phrases “our knowledge,” “known to us,” or “we are presently aware” or similar phrases mean the current actual knowledge, that is, the conscious awareness of facts or other information, of lawyers currently affiliated with this firm who have given substantive legal attention to representation of the Obligors in connection with the transactions contemplated under the Agreement, including but not limited to the preparation of this letter.

We express no opinion whatsoever in this letter as to your qualifications under the Communications Laws, or such qualifications of your assigns, if any, to have an ownership interest in or to control, directly or indirectly, any license or other authorization issued by the FCC or any person or entity holding such license or authorization.

Based upon the foregoing, and subject in all respects to the qualifications and limitations set forth in this letter, we are of the opinion that:

1.             Except as set forth in Attachment II, to our knowledge, based solely upon our examination of the FCC Review Materials, each of the Obligors is in compliance with the Communications Laws, except for noncompliance that would not reasonably be expected to have a material adverse effect upon the business, assets, operations, prospects or condition, financial or other, of the Obligors taken as a whole.

2.             The execution, delivery, and performance in accordance with their terms of the Transaction Documents by each of the Obligors that is a party thereto (x) does not violate the Communications Laws, (y) does not cause the forfeiture or impairment by the FCC of any license, permit, or other authorization that is issued by the FCC and held or controlled by any of the Obligors, and (z) does not require any authorization, consent, approval, or filing of or with the FCC not previously obtained or made and in full force and effect as of the date of this opinion, except that (a) if any broadcast station is assigned or control thereof is transferred, the assets used in the operation of such station may be required to be assigned or control thereof may be required to be transferred along with the FCC licenses for such station, (b) from time to time, licensees may be required to obtain certain authorizations from, or to make certain filings with, the FCC that would be required in the ordinary course of business, (c) FCC authorizations and filings may be required to be obtained or made in connection with future broadcast station acquisitions, if any, contemplated under the Transaction Documents, (d) copies of certain documents, including but not limited to the Transaction Documents, may be required to be filed with the FCC pursuant to 47 C.F.R. § 73.3613, (e) the FCC must be notified of the consummation of any assignments or transfers of control of FCC licenses and authorizations for any broadcast stations, and ownership reports are required to be filed with the FCC pursuant to 47 C.F.R. § 73.3615, (f) in connection with the exercise of certain rights or remedies under the

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Transaction Documents by you, participants or other lenders under the Credit Agreement, or your or their assigns, if any, that involves disposition of voting stock, the Communications Laws may require that such disposition be accomplished by private or public sale or other means acceptable to the FCC, (g) the grant of a security interest in any FCC license or authorization may be prohibited by the Communications Laws, (h) any power of attorney granted to you, participants or other lenders under the Credit Agreement or the Transaction Documents, or your or their assigns, if any, for purposes of executing the assignor’s, transferor’s, or licensee’s portions of an FCC assignment or transfer of control application may be contrary to the Communications Laws, (i) under the Communications Laws, FCC approval may be required prior to the transfer of control of any broadcast station or the assignment of any FCC licenses or authorizations or prior to the exercise of any voting rights or management authority over any broadcast station to the extent that such exercise constitutes a transfer of control of such broadcast station or an assignment of any FCC licenses or authorizations, but we are of the opinion that the execution and delivery of the Transaction Documents by each of the parties thereto does not constitute a transfer of control or assignment of any FCC licenses or authorizations, and (j) prior to exercise of certain rights or remedies under the Transaction Documents by you, participants or other lenders under the Credit Agreement, or your or their assigns, if any, which exercise constitutes or causes an assignment or transfer of control of an FCC license or authorization under the Communications Laws, FCC consents and notifications with respect to such exercise may be required to be timely obtained or made; provided, however, that we express no opinion whatsoever as to the likelihood of obtaining such consents.

3.             Except as set forth in Attachment II and except for rulemaking proceedings or similar proceedings of general applicability to entities such as the Obligors or facilities such as the Stations, to our knowledge, there is not now pending or threatened in writing any action, suit, or proceeding by the FCC against the Obligors that would reasonably be expected to have a material adverse effect upon the business, assets, operations, prospects or condition, financial or other, of the Obligors taken as a whole.  To our knowledge, (a) there exists no judgment, order, injunction, or other restraint issued or filed by or before the FCC against the Obligors that prohibits the consummation of any of the transactions contemplated under the Transaction Documents, and (b) there is not now pending or threatened in writing any action, suit, litigation, or proceeding by or before the FCC against the Obligors that would reasonably be expected to have a material adverse effect upon the consummation of any such transactions.

4.             The Obligors listed on Attachment II hereto have been authorized by the FCC to hold all necessary FCC licenses and authorizations to operate their respective television and radio stations (the “Stations”) as listed on Attachment II.  To our knowledge, all such FCC licenses and authorizations are valid and in full force and effect.

This opinion is (i) solely for your information in connection with the transactions contemplated under the Credit Agreement and the other documents contemplated thereunder, (ii) not to be relied upon by any other person or entity for any reason whatsoever other than any permitted assignee of a lender under the Credit Agreement, (iii) not to be quoted in whole or in part or otherwise referred to in any document except as directly a part of and related to such transactions, and (iv) except as otherwise required by applicable law, not to be filed with or provided to any government agency or any other entity or person whatsoever, other than to any

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regulatory agency having supervisory jurisdiction over you or to any court having jurisdiction over litigation, if any, arising out of such transactions.

Very truly yours,

SHAW PITTMAN LLP

Attachments

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EXHIBIT G

[Form of Opinion of Special New York Counsel to JPMCB]

July 15, 2002

To the Lenders party to the Credit

Agreement referred to below and

JPMorgan Chase Bank, as Administrative Agent

Ladies and Gentlemen:

We have acted as special New York counsel to JPMorgan Chase Bank (“JPMCB”) in connection with the Credit Agreement dated as of July 15, 2002 (the “Credit Agreement”) between Sinclair Broadcast Group, Inc. (the “Borrower”), certain subsidiaries of the Borrower party thereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), the lenders party thereto (the “Lenders”) and JPMCB, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), providing for extensions of credit to be made by the Lenders to the Borrower in an aggregate principal amount not exceeding $600,000,000.  All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents (collectively, the “Loan Documents”):

(a)                                  the Credit Agreement;

(b)                                 the promissory notes issued on the date hereof pursuant to Section 2.08(g) of the Credit Agreement (collectively, the “Notes”); and

(c)                                  the Security Agreement dated as of July 15, 2002 (the “Security Agreement”), between the Borrower, the Subsidiary Guarantors and the Administrative Agent.

In our examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  We have also assumed that all of the documents referred to in this opinion have been duly authorized by, have been or (in the case of the Notes) will be duly executed and delivered by, and (except to the extent set forth below, as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized, that all such parties are duly organized and validly existing and have the power and authority (corporate, partnership or other) to execute, deliver and perform such documents, and that (upon the delivery of this opinion) the conditions precedent in Section 5.01 of the Credit Agreement have been satisfied.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.  Each of the Loan Documents (assuming, in the case of each Note, that value is given therefor) constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Loan Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

2.  The Security Agreement is effective to create, in favor of the Administrative Agent for the benefit of the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the “UCC”) in all of the right, title and interest of each Obligor party thereto in, to and under the Collateral (as defined in the Security Agreement) of such Obligor as collateral security for the payment of the Secured Obligations (as defined in the Security Agreement) of such Obligor, except that (a) such security interest will continue in Collateral (as so defined) after its sale, exchange or other disposition only to the extent provided in Section 9-315 of the UCC and (b) the security interest in Collateral (as so defined) in which an Obligor acquires rights after the commencement of a case under the Federal Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) in respect of such Obligor may be limited by Section 552 of the Bankruptcy Code.

3.  The security interest referred to in paragraph 2 above in that portion of the Collateral (as defined in the Security Agreement) consisting of Pledged Stock (as so defined) represented by a certificate in bearer form or in registered form indorsed (as provided in Section 8-102(a)(11) of the UCC) to the Administrative Agent or in blank by an effective indorsement (as so provided) or registered in the name of the Administrative Agent, will, upon the creation of such security interest, be perfected by the Administrative Agent taking possession thereof in the State of New York, and such perfected security interest will remain perfected thereafter so long as such certificates are retained by the Administrative Agent in its possession in the State of New York.

The foregoing opinions are also subject to the following comments and

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qualifications:

(A)  The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Loan Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

(B)  The enforceability of provisions in the Loan Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C)  Clause (iii) of Section 3.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

(D)  We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.16(d), Section 3.06 or Section 3.09 of the Credit Agreement, (iii) the first sentence of Section 10.09(b) of the Credit Agreement (and any similar provisions in any of the other Loan Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Loan Documents and (iv) Section 10.09(c) of the Credit Agreement (and any similar provisions in any of the other Loan Documents) insofar as such Section relates to the waiver of inconvenient forum with respect to proceedings in the United States District Court for the Southern District of New York.

(E)  We express no opinion as to the applicability to the obligations of the Subsidiary Guarantors of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations, nor do we express any opinion as to the enforceability of such obligations.

(F)  We wish to point out that the obligations of the Obligors and the rights and remedies of the Administrative Agent and the Lenders, under the Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Security Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by the Security Agreement.

(G)  Except as provided in paragraphs 2 and 3 above, we express no opinion as to

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the creation or perfection of any security interest in any Collateral (as defined in the Security Agreement).  In addition, we express no opinion as to the creation or perfection of any security interest in any Collateral (as so defined) as to which, pursuant to Section 9-109 of the UCC, Article 9 of the UCC does not apply.

(H)  We express no opinion as to (i) the priority of any security interest in any Collateral (as defined in the Security Agreement), (ii) the existence of, or the right, title or interest of the Obligors in, to or under, any of the Collateral (as so defined) or (iii) the creation of any security interest in (or other lien on) any Broadcast License or the proceeds thereof.

The foregoing opinions are limited to matters involving the Federal laws of the United States and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction nor do we express an opinion as to the applicability to the transactions under the agreements referred to herein, or the effect upon such transactions, of the Communications Act of 1935, and the parties, regulations and policies of the FCC thereunder.

This opinion letter is provided to you by us as special New York counsel to JPMCB pursuant to Section 5.01(c) of the Credit Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Loan Documents without our prior written consent in each instance.

Very truly yours,

WJM/RJW

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